                                                                   EXHIBIT 4.1.2

                                    ALCANCORP

                             EMPLOYEES' SAVINGS PLAN

      (Amendment and Restatement Generally Effective as of January 1, 2000)

                                    FOREWORD

Effective as of May 1, 1981, Alcan Aluminum Corporation adopted the Alcancorp Employees' Savings Plan (the "Plan") for the benefit of Eligible Employees.

Since its inception, the Plan has been amended from time to time, and was most recently amended and restated, generally effective January 1, 1996, to reflect changes in the administration of the Plan and to make certain other changes. The Plan is again amended and restated, generally effective January 1, 2000, to reflect the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and other new laws, and to make certain other changes.

This restatement is generally effective January 1, 2000. Except as the text may provide otherwise, the terms and provisions of the Plan as hereinafter set forth and as it hereafter may be amended from time to time, establish the rights and obligations with respect to the operation of the Plan and all transactions hereunder on and after January 1, 2000, or, to the extent that the new laws referred to above require an earlier effective date for a specific provision hereof, such earlier date. This restatement shall not, however, be construed to cause a retroactive increase or decrease in the amount of any of contributions previously allocated under the prior terms of this Plan with respect to Participants whose employment terminated before January 1, 2000, except as expressly provided otherwise.

The Plan in its entirety is intended to be a profit sharing plan and a qualified cash and deferred arrangement and to comply with the provisions of Sections 401(a) and 401(k) of the Code. In addition, effective January 1, 2001, the Plan is intended to satisfy the nondiscrimination requirements applicable to elective deferrals and matching contributions under Sections 401(k) and 401(m) of the Code by means of safe harbor matching contributions made pursuant to Sections 401(k)(12) and 401(m)(11) of the Code. The adoption of this restatement of the Plan is expressly conditioned upon receipt of a favorable determination letter from the Internal Revenue Service with respect to the Plan as restated in this document.

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                        Alcancorp Employees' Savings Plan
      (Amendment and Restatement Generally Effective as of January 1, 2000)

                                Table of Contents

ARTICLE                                                                                                      PAGE
-------                                                                                                      ----
1                  Definitions..........................................................................        1

2                  Eligibility and Participation........................................................        9

3                  After-Tax Contributions; Before-Tax Contributions....................................       11

4                  Employer Contributions...............................................................       19

5                  Investment of Contributions..........................................................       29

6                  Valuation............................................................................       34

7                  Vesting..............................................................................       35

8                  Withdrawals..........................................................................       38

9                  Distributions on Termination of Employment...........................................       43

10                 Miscellaneous........................................................................       46

11                 Fiduciary and Administration.........................................................       50

12                 Management of the Trust Fund.........................................................       55

13                 Amendment, Modification, Suspension or Termination...................................       57

14                 Participation in Plan by Subsidiary or Affiliate.....................................       59

15                 Loans to Participants................................................................       60

16                 Rollovers and Transfers..............................................................       65

17                 In Event Plan Becomes Top-Heavy......................................................       67

APPENDIX A         Table of Applicability...............................................................       70

APPENDIX B         Alcancorp Employees' Savings Plan; Special Provisions
                   Applicable to Employees of Certain Acquired Enterprises..............................       71

                                       ii

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
APPENDIX C         Alcancorp Employees' Savings Plan; Pre-May 1, 1992
                   Hardship Withdrawal Provisions.......................................................       75

APPENDIX D         Alcancorp Employees' Savings Plan: Temporary Restrictions
                   With Respect to Certain Transactions.................................................       76

APPENDIX E         Alcancorp Employees' Savings Plan: Temporary Provisions
                   With Respect to Change in International Fund.........................................       77

                                       iii

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                                   ARTICLE 1

                                  Definitions

The following words and phrases, as used herein, shall have the following meanings unless a different meaning is plainly required by the context. Some of the words and phrases used in the Plan are not defined in this Article 1, but for convenience are defined as they are introduced into the text.

1.1 "Accounts" means the accounts maintained to record the amounts allocated to any Participant hereunder, as set forth herein or in any Appendix hereto, and as such accounts may be restructured by the Plan Administrator from time to time. The Accounts maintained under the Plan include a Participant's After-Tax Account, Before-Tax Account, Employer Account, Qualified Contributions Account, Rollover Account and Safe Harbor Account.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific section of the Act, such reference shall be deemed to include any successor Act section having the same or similar purpose.

1.3 "Additional After-Tax Account" means the portion of the After-Tax Account attributable to the Participant's Additional After-Tax Contributions, as adjusted in accordance with Article 6.

1.4 "Additional After-Tax Contributions" means the contributions of a Participant by means of payroll deductions from the Participant's compensation after applicable income taxes, in accordance with the provisions of Section 3.1, with respect to which contributions no allocation of Employer Contributions is made.

1.5 "Additional Before-Tax Account" means the portion of the Before-Tax Account attributable to the Participant's Additional Before-Tax Contributions, as adjusted in accordance with Article 6.

1.6 "Additional Before-Tax Contributions" means the contributions made by the Employer pursuant to an election by a Participant to reduce cash compensation otherwise currently payable to the Participant by an equal amount in accordance with the provisions of Section 3.2, with respect to which contributions no allocation of Employer Contributions is made.

1.7 "Affiliated Company" means Alcan Aluminium Limited, any Employer, any corporation affiliated with Alcan Aluminium Limited (or for periods on and after March 1, 2001, Alcan, Inc.) through more than 50% ownership, or any corporation designated by the Corporation to be an Affiliated Company.

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1.8   "After-Tax Account" means the Account to which the Participant's After-Tax
      Contributions are credited, as adjusted in accordance with Article 6. The After-Tax Account shall be divided into sub-Accounts which shall be credited with and reflect, respectively, amounts attributable to Basic and Additional After-Tax Contributions made on or before December 31, 1986 and amounts attributable to Basic and Additional After-Tax Contributions made thereafter.

1.9 "After-Tax Contributions" means Basic After-Tax Contributions and Additional After-Tax Contributions.

1.10 "Alternate Payee" means a person who has or may potentially have a right, pursuant to a Qualified Domestic Relations Order, to receive all or a portion of the benefits payable under the Plan with respect to a Participant.

1.11 "Appropriate Form" means the form provided or prescribed by the Plan Administrator for the particular purpose.

1.12 "Basic After-Tax Account" means the portion of the After-Tax Account attributable to the Participant's Basic After-Tax Contributions, as adjusted in accordance with Article 6.

1.13 "Basic After-Tax Contributions" means the contributions of a Participant by means of payroll deductions from the Participant's compensation after applicable income taxes in accordance with the provisions of Section 3.1, with respect to which contributions an allocation of Employer Contributions is made pursuant to Section 4.1.

1.14 "Basic Before-Tax Account" means the portion of the Before-Tax Account attributable to the Participant's Basic Before-Tax Contributions, as adjusted in accordance with Article 6.

1.15 "Basic Before-Tax Contributions" means the contributions made by the Employer pursuant to an election by a Participant to reduce cash compensation otherwise currently payable to the Participant by an equal amount in accordance with the provisions of Section 3.2, with respect to which contributions an allocation of Employer Contributions is made pursuant to Section 4.1.

1.16 "Before-Tax Account" means the Account to which the Participant's Before-Tax Contributions are credited, as adjusted in accordance with
      Article 6.

1.17 "Before-Tax Contributions" means Basic Before-Tax Contributions and Additional Before-Tax Contributions.

1.18 "Beneficiary" means a beneficiary or beneficiaries entitled to receive any benefits payable after the death of the Participant, as provided in
      Section 2.5.

1.19  "Board" means the Board of Directors of the Corporation.

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1.20  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific section of the Code, such reference shall be deemed to include any successor Code section having the same or similar purpose.

1.21 "Compensation" means direct compensation of a continuing nature paid to an Eligible Employee during any payroll period by an Employer or Employers which, on an aggregate basis, is not in excess of $170,000 for the Plan Year beginning January 1, 2000, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of the Code. For any period shorter than a full Plan Year, the applicable limitation set forth in the immediately preceding sentence shall be multiplied by a fraction, the numerator of which is the number of months in such period, and the denominator of which is twelve.

      Compensation includes, but is not limited to, regular base pay, incentive program pay, overtime and other premium pay, lump sums which are paid after January 1, 1989 in lieu of salary or wage increases to each member of a defined group in a way which does not discriminate in favor of highly paid Employees, pay under any plan of variable compensation and pay under the Executive Performance Award Plan and Management Performance Award Plan and any similar program, but not in excess of any pay up to the guideline bonus percentage of such pay established under any such variable compensation or similar program, and amounts contributed by compensation reduction and deferral to the Plan and to any plan under Section 125 of the Code. For years beginning on or after January 1, 2001, Compensation shall also include any supplemental payment related to vacation. Compensation excludes, but the exclusion is not limited to, pay on the inactive payroll, vacation pay in a lump sum because of termination, pay over the guideline percentages in variable compensation plans (e.g., Executive Performance Award Plan and Management Performance Award Plan), and Exceptional Achievement Award payments.

1.22 "Corporate Group" means the Corporation and any other company which is related to the Corporation as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, as a trade or business under common control in accordance with Section 414(c) of the Code, as an affiliated service group in accordance with Section 414(m) of the Code, or in any other manner in accordance with Section 414(o) of the Code. For the purposes under the Plan of determining a person's period of employment, each such other company shall be included in the Corporate Group only for such period or periods during which such other company is a member of such controlled group, under such common control, an affiliated service group or otherwise required to be aggregated, except as is designated pursuant to Section 14.2.

1.23 "Corporation" means Alcan Aluminum Corporation and any successor to such corporation by merger, or any other corporation or business entity which agrees to assume the position of Corporation hereunder.

1.24 "Disability" means disablement by disease or accidental bodily injury which prevents a person from performing any and every duty of his normal occupation, as determined by the Plan Administrator pursuant to uniform and nondiscriminatory rules, and which has lasted continuously for a six-month period.

1.25 "Domestic Relations Order" means any judgment, decree or order as defined in Section 414(p)(1)(B) of the Code.

1.26 "Effective Date" means May 1, 1981. The general effective date of this amendment and restatement is January 1, 2000.

1.27 "Eligible Employee" means an Employee who is: (a) regularly employed on a full-time basis on the active payroll by an Employer at a unit or division designated for participation in the Plan by the board of directors of such Employer or (b) employed on a part-time or temporary basis on the active payroll by an Employer at a unit or division so designated for participation in the Plan but only as and when such Employee has completed a one-year period of Service, commencing with the date the individual first performed an hour of service within the meaning of 29 CFR Section 2530.200b-2(a)(1) (which is incorporated herein by this reference) for any Affiliated Company or Predecessor Company. In no event, however, shall a person be considered an Eligible Employee who is (i) not paid from the active payroll of an Employer, (ii) employed in accordance with an oral or written employment, consulting or other agreement or arrangement, the terms and conditions of which directly or indirectly preclude his participation in this Plan, or (iii) treated as an Employee of the Employer solely by reason of being a Leased Person.

      Notwithstanding the foregoing, an Employee who is represented by a collective bargaining agent recognized by an Employer shall be deemed to be an "Eligible Employee" only when such status results as a term or condition of the collective bargaining agreement between such collective bargaining agent and the Employer. Any such Employee represented by a collective bargaining agent shall be entitled to participate in the Plan only to the extent and on the terms and conditions specified in such collective bargaining agreement.

1.28 "Employee" means any common law employee or Leased Person of an Employer. The word "Employee" does not include any person who is categorized by an Employer or an Affiliate solely as a director or independent contractor or otherwise self-employed individual. In the event that a person renders service to an Employer or an Affiliate as a common law employee and in another capacity as a director, an independent contractor or otherwise as a self-employed individual, he shall be considered to be an Employee hereunder only in his capacity as a common law employee.

1.29 "Employer" means the Corporation and any subsidiary or affiliate of the Corporation which is designated an Employer by the Board and which adopts the Plan as provided in Article 14 hereof.

1.30 "Employer Account" means the account maintained for a Participant to which is credited the Employer Contributions made on account of the Participant, as adjusted in accordance with Article 6.

1.31 "Employer Contributions" means the contributions of an Employer pursuant to the provisions of Section 4.1, including amounts which are credited to a Participant's Employer Account or Safe Harbor Account.

1.32 "Entry Date" means, except as otherwise set forth in any Appendix hereto, the first day of any calendar month. (For the date participation may commence for an Eligible Employee, see Section 2.2 of this Plan).

1.33 "Hardship" means the conditions in respect of a Participant described in clause 9 of Section 8.1.

1.34 "Highly Compensated Employee" or "HCE" means for any Plan Year, an Employee who performs services for an Employer during the Plan Year and who (i) during the twelve-month period immediately preceding the first day of the Plan Year (the "Look Back Year") had compensation (as defined in
      Section 414(q)(4) of the Code) in excess of $85,000 for the calendar year beginning January 1, 2000 (or such other amount determined from time to time under Section 414(q)(1) of the Code), or (ii) is a 5% owner of an Employer (as defined in Section 416(i)(1) of the Code) at any time during the Plan Year or the Look Back Year; provided, however, that as used in
      Section 3.2, the term HCE shall mean those persons determined as of the first day of a Plan Year to be such regardless of any changes in the compensation of such persons or other persons during any other portion of the Plan Year. The determination of who is an HCE will be made in accordance with Section 414(q) of the Code.

1.35 "Home Loan" means a Loan used to acquire, but not to construct, any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

1.36  "Investment Fund" means any one of the funds described in Article 5.

1.37 "Leased Person" means any individual (other than a common law employee of an Employer or an Affiliate) who, pursuant to an agreement between the Employer or Affiliate and any leasing organization, has performed services for the Employer, an Affiliate or a related person, as determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one year; provided, however, that such services are performed under the primary direction or control of the Employer or Affiliate.

1.38  "Loan" means a loan to a Participant from the Plan pursuant to Article 15.

1.39 "Loan Valuation Date" means the Valuation Date as of which the amount of a Loan shall be established and as of which the Loan amounts shall be withdrawn from a Participant's Accounts and credited to his Outstanding Loan Balance.

1.40 "Military Service" means duty in the Armed Forces of the United States, whether voluntary or involuntary, provided that the Employee serves not more than one voluntary enlistment or tour of duty, and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty.

1.41  "Outstanding Loan Balance" means the account maintained in accordance with
      Section 15.5(d) to record the balance of Loans to a Participant outstanding from time to time.

1.42  "Participant" means an Eligible Employee who is included in the Plan under
      Article 2 or a former Eligible Employee whose Accounts have not been fully distributed.

1.43 "Plan" means the Alcancorp Employees' Savings Plan, as herein set forth or as it may be amended from time to time.

1.44 "Plan Administrator" means the Alcancorp Employee Benefits Committee, acting in its capacity as plan administrator of the Plan as described in the Act, or any successor plan administrator appointed by the Corporation.

1.45  "Plan Year" means the calendar year.

1.46 "Predecessor Company" means any company or other entity that is not an Affiliated Company and the operations of which, in whole or in part, are acquired by an Affiliated Company or by a Predecessor Company, but only in relation to the acquisition of those operations and provided that the company or other entity the operations of which are acquired does not become an Affiliated Company upon such acquisition.

1.47 "QDRO Balance" means the account maintained under the Plan for the benefit of an Alternate Payee pursuant to Section 10.2(b).

1.48 "QDRO Rules and Procedures" means the rules and procedures established by the Plan Administrator for the treatment of any Domestic Relations Order in respect of a Participant's benefits under the Plan.

1.49 "Qualified Contributions" means Employer contributions made to the Trust Fund pursuant to Section 4.5.

1.50 "Qualified Contributions Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Qualified Contributions made on his behalf.

1.51 "Qualified Domestic Relations Order" means a Domestic Relations Order as defined in Section 414(p)(1)(A) of the Code.

1.52 "Retirement" means an Eligible Employee's termination of employment at a time when he is eligible to retire under the provisions of a tax-qualified pension plan maintained by his employer, or, if earlier, his termination of employment on or after attaining age 65.

1.53 "Rollover Account" means the Account maintained for a Participant to which Rollover Contributions are credited, as adjusted in accordance with
      Section 6.1.

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

1.54 "Rollover Contributions" means the contributions of a Participant pursuant to the provisions of Article 16.

1.55 "Safe Harbor Account" means the account maintained for a Participant to which is credited the Safe Harbor Contributions made on account of the Participant, as adjusted in accordance with Article 6.

1.56 "Safe Harbor Contributions" means the Employer Contributions made pursuant to Section 4.1(b)(ii).

1.57 "Service" means the aggregate of all periods of a Participant's employment with an Affiliated Company or Predecessor Company since the Participant's original date of hire by an Affiliated Company or Predecessor Company. Service shall include:

      (i) all periods of leave of authorized absence not in excess of two years.

      (ii) a period after termination of employment up to one year provided that the Participant terminates for any reason other than retirement, discharge, quit or death; provided, however, that if during such one-year period, the Participant quits, is discharged, retires, or dies, Service shall include only the time elapsing between the date of such termination and the date the Participant quits, is discharged, retires, or dies; and

      (iii) Periods of Maternity Absence (as defined in Section 7.2) that exceed one year on or after January 1, 1985. Employees with such leaves shall be deemed to have terminated employment on the second anniversary of the first date of such absence and the period between the first and second anniversaries of such first date of absence shall not be treated as a period of Service or a period of absence.

      For purposes of determining Service, if a Participant terminates employment and is re-employed by any Affiliated Company or Predecessor Company within the same calendar year, he shall be deemed not to have terminated employment during such year. Service credit with respect to Military Service will be determined in accordance with Section 10.7 of the Plan.

1.58 "Trust Agreement" means (collectively and individually) the trust agreement(s), group insurance contract(s) or other funding vehicle agreement(s) or arrangement(s), as amended from time to time, between the Corporation and one or more individuals or entities providing for the holding, investment and administration of the assets of the Plan.

1.59 "Trust Fund" means the assets of the Plan, as held by the Trustee under the provisions of the Trust Agreement. Except as otherwise indicated herein, all assets of the Trust Fund shall be available to satisfy any benefit claims, expenses or other liabilities of the Plan.

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

1.60 "Trustee" means (collectively, or as appropriate to the context, individually) one or more individuals or entities acting as trustee, insurance company or other entity holding assets of the Plan from time to time under the Trust Agreement.

1.61 "Valuation Date" means each day the New York Stock Exchange is open for business, or such other date(s) as the Plan Administrator shall specify.

1.62  "Value" means the value of a Participant's Account as determined under
      Article 6 as of the applicable Valuation Date.

The masculine pronoun, whenever used herein, shall include the feminine pronoun, and the singular shall include the plural.

                                    ARTICLE 2

                          Eligibility and Participation

2.1   Participation Voluntary

      Any Eligible Employee may participate in the Plan. Participation in the Plan is entirely voluntary.

2.2   Date Participation Commences

      On or after the Effective Date, an Eligible Employee may become a Participant on any Entry Date.

2.3   Plan Enrollment

      An Eligible Employee may become a Participant by filing the Appropriate Form or Forms with the Plan Administrator, or in such other manner as the Plan Administrator may prescribe, within such time period as the Plan Administrator shall prescribe.

2.4   Requirements of Plan Enrollment

      The Eligible Employee, in complying with Section 2.3, shall (i) authorize the deduction by his Employer from his Compensation for After-Tax Contributions pursuant to Section 3.1 and/or the reduction in his Compensation for Before-Tax Contribution pursuant to Section 3.2 (any such authorization or authorizations shall be deemed to be continuing authorizations until changed by notice to the Plan Administrator on the Appropriate Form or in such manner as the Plan Administrator may prescribe), (ii) agree to the terms of the Plan, (iii) specify marital status and agree to keep the Plan Administrator informed of any change in marital status, (iv) make an investment election in accordance with
      Section 5.2 and (v) indicate, to the extent and in such manner as the Plan Administrator may from time to time direct, whether he participates or has participated in any plan or plans (other than the Plan) permitting employee tax-deferred contributions and state the total amount of any such contributions made by him for the calendar year in which he complies with
      Section 2.3. In addition to any other limitation imposed pursuant to
      Section 402(g) of the Code, the Plan Administrator may limit the amount of the Before-Tax Contributions of any Participant who has made tax-deferred contributions to any plan (other than the Plan) in any calendar year for which the Participant elects to make Before-Tax Contributions to the Plan.

2.5   Beneficiary Designation

      The Participant's surviving spouse shall be the Beneficiary entitled to receive all benefits payable on the death of the Participant; provided, however, that if there is no surviving spouse, or if the surviving spouse had consented in writing to the designation of another Beneficiary or Beneficiaries, which consent acknowledged the effect of such designation, and which consent was witnessed by a notary public, the Participant may designate another Beneficiary by completing an Appropriate Form or in such manner as the Plan Administrator may prescribe. The Plan Administrator may allow for such a consent to expressly permit the Participant to change the designated Beneficiary without the spouse's further consent, provided that such consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary. If there is no surviving spouse or other properly designated surviving Beneficiary, payment of benefits on the death of the Participant shall be made to the Participant's executor or administrator.

2.6   Suspension of Participation Due to Transfer to Non-Covered Status

      (a) If a Participant who ceases to be an Eligible Employee continues in the employ of an Affiliated Company, he shall be deemed to be a suspended Participant until the resumption of his status as an Eligible Employee. The provisions of the Plan shall continue to apply to such a Participant except that:

            (i) no final distribution of his Accounts pursuant to Article 9 shall occur as long as he so remains in the employ of an Affiliated Company; and

            (ii) during the period of his suspension, the Participant may not make After-Tax Contributions, no Before-Tax Contributions shall be made by his Employer on his behalf and no allocation of contributions under Article 4 shall be made to his Employer Account or his Safe Harbor Account; and

            (iii) regarding loans during the period of suspension, the
                  Participant may not borrow from the Plan as otherwise permitted under Article 15.

      (b) If and when the suspended Participant again becomes an Eligible Employee, he may, subject to the provisions of Article 8, resume making After-Tax Contributions or having Before-Tax Contributions made on his behalf, or both, as of any Entry Date thereafter by giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe within such time period prior to such Entry Date as the Plan Administrator shall prescribe for the Plan.

                                    ARTICLE 3

                After-Tax Contributions, Before-Tax Contributions

3.1   After-Tax Contributions

      Subject to the limitations of Sections 4.2 and 4.3, each Participant may elect to contribute to the Plan, on an after-tax basis, by means of payroll deduction from his Compensation, an integral percentage of up to 20% of such Compensation, such payroll deductions to commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. Participant contributions to the Plan pursuant to this Section 3.1 are After-Tax Contributions. If Before-Tax Contributions pursuant to Section 3.2 are made with respect to the Participant, then the rate of After-Tax Contributions under this Section
      3.1 shall not exceed 20% minus the rate of Before-Tax Contributions with respect to the Participant for the same payroll period.

      After-Tax Contributions pursuant to this Section 3.1 shall be transferred to the Trustee as soon as administratively practicable, but in all events within 15 days after the end of the month in which such contributions are withheld from the Participant's Compensation. Those After-Tax Contributions pursuant to this Section 3.1 which are eligible for an allocation of Employer Contributions pursuant to Section 4.1 are Basic After-Tax Contributions which shall be credited to the Participant's After-Tax Account and those After-Tax Contributions which are not so eligible for an allocation of Employer Contributions are Additional After-Tax Contributions which also shall be credited to the Participant's After-Tax Account.

3.2   Before-Tax Contribution

      Subject to the limits of Sections 3.6 and 4.2, a Participant may elect to have an integral percentage of up to 20% of the Compensation otherwise payable to him by the Employer after the effective date of his election constitute a Before-Tax Contribution hereunder and have the Employer reduce his Compensation by the amount of such Before-Tax Contribution and transfer such Before-Tax Contribution instead to the Trustee. Such payroll deferrals shall commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. The deposit of Before-Tax Contributions shall be made no later than the 15th day of the calendar month next following the month in which the cash Compensation with respect to which such reduction is effective would have been paid. Those contributions pursuant to this Section 3.2 which are eligible for an allocation of Employer Contributions pursuant to Section 4.1 are Basic Before-Tax Contributions which shall be credited to the Participant's Before-Tax Account and those contributions pursuant to this Section 3.2 which are not so eligible for an allocation of Employer Contributions are Additional Before-Tax Contributions which also shall be credited to the Participant's Before-Tax Account.

      The Before-Tax Contributions shall be such integral percentage of the Participant's Compensation as the Participant shall have designated but not to exceed the maximum percentage applicable for the Plan Year as determined by the Plan Administrator, separately for HCEs and all other Participants; provided, however, that in no event shall the amount of a Participant's Before-Tax Contributions exceed $10,500 for the Plan Year beginning on January 1, 2000, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of the Code.

3.3   Voluntary Suspension

      A Participant may voluntarily suspend his After-Tax Contributions pursuant to Section 3.1 or the Before-Tax Contributions on his behalf pursuant to
      Section 3.2. To the extent practicable, any such suspension shall be effective as of the first paydate which coincides with or next follows any Entry Date by the Participant giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe prior to such Entry Date. A Participant may resume his After-Tax Contributions or cause Before-Tax Contributions on his behalf to be resumed by giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe, such resumption to be effective as of the first paydate next following such notification to the Plan Administrator or as soon as practicable thereafter.

3.4   Change in Contribution Rate

      A Participant may increase or decrease the amount of his After-Tax Contributions pursuant to Section 3.1 or the amount of Before-Tax Contributions pursuant to Section 3.2. To the extent practicable, any such change shall be effective as of the first paydate which next follows any Entry Date by the Participant giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe prior to such Entry Date. Notwithstanding the foregoing provisions of this Section 3.4, in the event that the Before-Tax Contributions of a Participant equal $10,500 for the Plan Year beginning on January 1, 2000, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of the Code, such Participant shall be deemed to have elected to commence to make After-Tax Contributions pursuant to
      Section 3.1 at the percentage rate then in effect with respect to the Participant's Before-Tax Contributions immediately prior to such deemed election, except as otherwise provided by procedures established by the Plan Administrator. When any modification in the manner of contribution becomes effective under a deemed election under the preceding sentence any affected elections previously in effect with respect to the Participant shall also be deemed to have been appropriately adjusted to conform to the deemed election contemplated under the preceding sentence. Any such deemed election (whether in the manner of contribution or otherwise) shall remain in effect with respect to the Participant until the January 1 immediately following the effective date of the deemed election. Effective on such January 1, the Participant will have to make another election to reinstate the manner of contribution in effect immediately prior to any such deemed election or the Plan Administrator may reinstate the election in force before the dollar limit was reached, under such procedures as the Plan Administrator shall deem appropriate.

3.5   Authority of Plan Administrator to Establish Dates

      Without limitation of the authority of the Plan Administrator under any other provision of the Plan, the Plan Administrator may establish the first date on which Participants may exercise their rights under Sections
      3.3 and 3.4 and the length of the notification periods required for such exercise.

3.6   Limitation on Before-Tax Contributions

      (a) Notwithstanding the foregoing provisions of this Article 3, with respect to Plan Year commencing prior to January 1, 2001 (that is, prior to the commencement of Safe Harbor Contributions hereunder), the Plan Administrator shall limit the amount of Before-Tax Contributions made on behalf of each Eligible Employee who is an HCE for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

            (i) the "Current Year Actual Deferral Percentage" (as hereinafter defined) for the group of Eligible Employees who are HCEs is not more than the "Prior Year Actual Deferral Percentage" of all other Eligible Employees multiplied by 1.25; or

            (ii) the excess of the Current Year Actual Deferral Percentage for the group of Eligible Employees who are HCEs over the Prior Year Actual Deferral Percentage of all other Eligible Employees is not more than two percentage points, and the Current Year Actual Deferral Percentage for the group of Eligible Employees who are HCEs is not more than the Prior Year Actual Deferral Percentage of all other Eligible Employees multiplied by 2.0.

            Notwithstanding the provisions in subparagraphs (i) and (ii) above, the Corporation may elect, subject to the limitations described in Internal Revenue Service Notice 98-1, to perform the tests using the Current Year Actual Deferral Percentage for all Eligible Employees who are not HCEs rather than the Prior Year Actual Deferral Percentage. The following Actual Deferral Percentages were used to perform the tests in the Plan Years beginning in the Plan Year as of which this provision became effective and ending with the 2000 Plan Year.

           Actual Deferral Percentage used for
Plan Year  Eligible Employees Who Are Not HCEs
--------  ---------------------------------------
1997      Current Year Actual Deferral Percentage
1998      Prior Year Actual Deferral Percentage
1999      Prior Year Actual Deferral Percentage
2000      Prior Year Actual Deferral Percentage

      (b) For purposes of this Section 3.6, the term (i) "Actual Deferral Percentage" shall mean, for any specified group of Eligible Employees for any Plan Year, the average of such Eligible Employees' Deferral Percentages (as defined below) for such Plan Year, (ii) "Current Year Actual Deferral Percentage" shall mean, for any specified group of Eligible Employees, such group's Actual Deferral Percentage for the current Plan Year, and (iii) "Prior Year Actual Deferral Percentage" shall mean, for any specified group of Eligible Employees, such group's Actual Deferral Percentage for the immediately preceding Plan Year.

      (c) For purposes of this Section 3.6, the term "Deferral Percentage" shall mean, for any Eligible Employee for any Plan Year, the ratio of:

            (i) the aggregate of the Before-Tax Contributions which, in accordance with the rules set forth in Treasury Regulation
                  Section 1.401(k)-1(b)(4), are taken into account with respect to such Plan Year, to

            (ii) such Eligible Employee's "Section 414(s) compensation" for such Plan Year. For this purpose, the term "Section 414(s) compensation" shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125 and 402(e)(3) of the Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to elect to have Before-Tax Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Deferral Percentage test is the amount of Section 414(s) compensation received by the Eligible Employee during the entire Plan Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed $170,000 for the Plan year beginning on January 1, 2000, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of the Code.

      (d) The Deferral Percentage for any Participant who is a HCE for the Plan Year and who is eligible to have before-tax contributions made on his behalf under two or more arrangements described in Section 40l(k) of the Code that are maintained by the Corporation, or other member of the Corporate Group, shall be determined as if such before-tax contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans or portions of this Plan shall be treated as separate if disaggregated (mandatorily or otherwise) under applicable Treasury Regulations, including without limitation, Section 1.401(k)-1(b)(3)(ii).

            If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same plan year, as provided under Treasury Regulation Section 1.401(k)-1(b)(3) for purposes of determining whether or not such plans satisfy Sections 401(k), 401(a)(4), and 410(b) of the Code, then the provisions of this
            Section 3.6 shall be applied by determining the Actual Deferral Percentage of Eligible Employees as if all such plans were a single plan.

      (e) In the event it is determined prior to any payroll period that the amount of Before-Tax Contributions elected to be made thereafter is likely to cause the limitation prescribed in this Section 3.6 to be exceeded, the amount of Before-Tax Contributions allowed to be made on behalf of Participants who are HCEs (and/or such other Participants as the Plan Administrator may prescribe) shall be reduced to a rate determined by the Plan Administrator (including a rate of 0% if the Plan Administrator so determines), and any elections of future Before-Tax Contributions which exceed the rate determined by the Plan Administrator shall be deemed to be After-Tax Contributions for the remainder of the Plan Year, (notwithstanding the limitations on contribution rate changes in Section 3.4), except as otherwise provided by procedures established by the Plan Administrator. Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Plan Administrator shall prescribe, which may differ among classes of Participants. Any such deemed election (whether in the manner of contribution or otherwise) shall remain in effect with respect to the Participant until the January 1 immediately following the effective date of the deemed election. Effective on such January 1, the Participant will have to make another election to reinstate the manner of contribution in effect immediately prior to any such deemed election or the Plan Administrator may reinstate the election in force before the reduction was imposed, pursuant to such procedures as the Plan Administrator may deem appropriate.

      (f) Notwithstanding the foregoing, with respect to any Plan Year in which Before-Tax Contributions made on behalf of Participants who are HCEs exceed the applicable limit set forth in this Section 3.6, the Plan Administrator may reduce the amount of excess Before-Tax Contributions made on behalf of such HCE by his portion of the "Aggregate Excess Deferrals" for such Plan Year in accordance with the following paragraphs:

            (i) The "Aggregate Excess Deferrals" for such Plan Year shall mean the total amount of Before-Tax Contributions which would be distributed to HCEs if the Deferral Percentage of the Participant who is an HCE with the highest Deferral Percentage were reduced to the extent necessary to satisfy the Actual Deferral Percentage test or cause such percentage to equal the Deferral Percentage of the Participant who is an HCE with the next highest percentage and this process were repeated until the Actual Deferral Percentage Test was satisfied, as determined under Section 401(k) of the Code.

            (ii) The Before-Tax Contributions of the HCE with the highest amount of Before-Tax Contributions shall be reduced by the lesser of the amount necessary to exhaust the Aggregate Excess Deferrals or to cause the Before-Tax Contributions of such HCE to equal the Before-Tax Contributions of the HCE with the next highest amount of Before-Tax Contributions. This process shall be repeated until the aggregate Before-Tax Contributions of HCEs shall be reduced by an amount equal to the

                  Aggregate Excess Deferrals, in accordance with Section 401(k) of the Code.

            (iii) Such excess Before-Tax Contributions shall be distributed
                  (along with earnings attributable to such excess Before-Tax Contributions, as determined pursuant to Section 3.6(g)) to the affected HCEs as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.

      (g) Income on a Participant's excess Before-Tax Contributions shall be determined by multiplying the income allocated to his Before-Tax Contributions Account for the Plan Year in which such excess Before-Tax Contribution was made by a fraction, the numerator of which is the excess Before-Tax Contributions for such Participant for the Plan Year, and the denominator of which is the total Before-Tax Contributions Account balance for such Participant as of the first day of the Plan Year, plus the Before-Tax Contributions made on behalf of the Participant during the Plan Year.

      (h) Distributions pursuant to this Section 3.6 shall be made proportionately from the Investment Funds with respect to the Participant's Account or Accounts from which distributions are made.

      (i) The Plan Administrator may, to the extent permitted under Treasury Regulation Section 1.401(k)-1(f)(3) or other lawful regulation, recharacterize as After-Tax Contributions for such Plan Year all or a portion of the Before-Tax Contributions for Participants who are HCEs to the extent necessary to comply with the applicable limit set forth in this Section 3.6 and in the same order as set forth in paragraph (f)(ii) above. Recharacterized amounts shall remain nonforfeitable and subject to the same distribution requirements as Before-Tax Contributions. Amounts may not be recharacterized by an HCE to the extent that such amount, in combination with other After-Tax Contributions made by such HCE, would exceed the limitations under the Plan with respect to After-Tax Contributions.

            Recharacterization shall occur no later than 2-1/2 months after the last day of the Plan Year in which such excess Before-Tax Contributions arose.

      (j) Notwithstanding any distributions or recharacterizations pursuant to the provisions of this Section 3.6, excess Before-Tax Contributions shall be treated as Annual Additions for purposes of Section 4.2.

      (k) In the event that an Employer elects to make a Qualified Contribution on behalf of any or all Participants in the Plan, such Qualified Contribution, to the extent specified, shall be treated as a Before-Tax Contribution solely for purposes of this Section 3.6.

      (l) The Plan Administrator may, in its sole discretion, elect to use any combination of the methods described in this Section 3.6 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

      (m) The Plan Administrator also shall take all appropriate steps to meet the aggregate limitations test contained in Section 4.4.

3.7   Distributions of Excess Deferrals

      (a) Notwithstanding any other provision of the Plan, Excess Deferrals (as hereinafter defined), plus any income and minus any loss allocable thereto for both the calendar year and the "gap period" between the end of the calendar year and the date the distribution is made (determined in the same manner as the method set forth in Section 3.6(g)), shall be distributed to Participants who claim such allocable Excess Deferrals at any time during the calendar year, or no later than April 15 of the calendar year following the calendar year in which the excess occurred.

      (b) For purposes of this Section 3.7, "Excess Deferrals" shall mean the amount of a Participant's Before-Tax Contributions (and other "elective deferrals" within the meaning of Section 402(g)(3) of the
            Code) for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in Section 3.7(c) hereof.

      (c) A Participant may make a claim for the distribution of Excess Deferrals pursuant to the terms and conditions of this Section 3.7(c). Such Participant's claim shall be in writing; shall be submitted to the Plan Administrator no later than March 1 of the calendar year following the calendar year of the Excess Deferrals or such later date as prescribed by the Plan Administrator; shall specify the amount of the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by (i) the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), 403(b) or 501(c)(18) of the Code, exceed the limit imposed on the Participant in accordance with the applicable provisions of the Code for the year in which the deferral occurred, and (ii) such documentation as the Plan Administrator, in its sole discretion, shall require to substantiate the Participant's written statement. The Plan Administrator may, on a uniform and nondiscriminatory basis, automatically deem the Participant to have made a claim for a distribution of Excess Deferrals if such excess arises by taking into account only those elective deferrals made to this Plan and any other plans of the Employer and the Corporate Group.

      (d) The Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferrals, shall in no event exceed the lesser of the Participant's Before-Tax Account under the Plan or the Participant's Before-Tax Contributions for the year.

      (e) Excess Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year in which such excess occurred.

3.8   Coordination of Excess Amounts under Sections 401(k) and 402(g) of the
      Code

      (a) The amount of excess Before-Tax Contributions to be recharacterized or distributed under Section 3.6 with respect to a Participant for the Plan Year shall be reduced by any Excess Deferrals previously distributed to such Participant under Section 3.7 for the Participant's taxable year ending with or within such Plan Year.

      (b)   The amount of Excess Deferrals that may be distributed under Section
            3.7 with respect to a Participant for a taxable year shall be reduced by any excess Before-Tax Contributions previously distributed to such Participant or recharacterized with respect to such Participant for the Plan Year beginning with or within such taxable year.

3.9   Catch-Up Contributions after Return from Military Service

      In the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service and had failed to make after-tax contributions and/or before-tax contributions while on such leave of absence, the Participant may elect to make catch-up contributions relating to such period of Military Service, to the extent required by Section 414(u) of the Code. The period during which such Participant may make such catch-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five years following such date of rehire or three times the Participant's period of Military Service. Such deferrals shall not be required to be taken into account for purposes of Section 3.6 in the year that they are made or the year to which they relate.

                                    ARTICLE 4

                             Employer Contributions

4.1   Amount

      (a) Each Employer shall make such contributions to the Plan for each calendar month on behalf of each Participant who made Basic After-Tax Contributions under Section 3.1 during such month or with respect to whom Basic Before-Tax Contributions are made under
            Section 3.2 for such month, which Employer Contributions shall be allocated to each such Participant's Employer Account or Safe Harbor Account in accordance with subsection (b) below.

      (b) Subject to any reduction pursuant to subsection (c) below, the Employer Contributions for each month referred to in subsection (a) above shall be allocated to the Employer Account or Safe Harbor Account, as applicable, of each Participant referred to in such subsection in an amount equal to a percentage of such Participant's contributions under Section 3.1 and contributions under Section 3.2 for such month which does not in the aggregate exceed 6% of his Compensation, based on the following schedules, as applicable:

            (i) For periods of Service ending after the Restatement Date and before January 1, 2001, credited to a Participant's Employer Account, based on such Participant's years of Service as of the end of such month, where:

       Years of Service                                         Percentage
       ----------------                                         ----------
Less than 5                                                         50%
At least 5 but less than 20                                         60%
20 or more                                                          70%

                  For purposes of this Section 4.1(b), a Participant who previously terminated employment but returns to employment with an Employer after December 31, 1988 shall be credited with all years of Service, subject to the provisions of
                  Section 1.57.

            (ii) For periods of Service beginning on or after January 1, 2001, credited to a Participant's Safe Harbor Account, based on such Participant's level of contribution, where:

        Employee Aggregate
Contributions under 3.1 and 3.2
(as a Percentage of Compensation)                                Percentage
---------------------------------                                ----------
With respect to the first 3%                                        100%
With respect to the next 3%                                          50%

                  Amounts credited to a Participant's Safe Harbor Account and Employer Account, as applicable, shall first constitute Employer Contributions with respect to Before-Tax Contributions and then Employer Contributions with respect to After-Tax Contributions, as applicable.

      (c) Notwithstanding any provision of the Plan to the contrary, if deemed necessary or advisable by the Plan Administrator to comply with regulations relating to prohibited discrimination in employee benefit plan contributions or benefits, including, without limitation, Treasury Regulation Section 1.401(a)(4)-4, an Employer may, upon the instruction of the Plan Administrator, proportionately reduce the amount of the Employer Contribution otherwise to be made, pursuant to subsection (b)(i) above, on behalf of each HCE in any category or categories identified under the schedule in such subsection. The immediately preceding sentence shall be applied in accordance with the following provisions: (i) any such reduction made based upon estimates, or otherwise, may be greater than the minimum reduction that may be required to comply with such regulations; (ii) any such reduction shall be communicated, orally or in writing as determined by the Plan Administrator, to affected Participants prior to the date on which the Employer Contribution in respect to the first month affected by such reduction shall have been made and credited to such Participants' Employer Accounts;
            (iii) the Plan Administrator may determine the reductions contemplated under this subsection (c) separately and may determine different amounts with respect to the Employees of any Employer or with respect to any other definable group of Participants; and (iv) any determination of the Plan Administrator pursuant to this subsection (c) shall be conclusive and binding upon all Participants and their Beneficiaries.

4.2   Limitations

      Notwithstanding any provision of the Plan to the contrary, in no event in any calendar year shall the "Annual Addition" (as hereinafter defined) on behalf of any Participant exceed the lesser of:

            (i) 25% of the Participant's "Section 415 compensation" (as hereinafter defined) for the calendar year; or

            (ii) $30,000 or such greater amount as is permissible under Section 415(c)(1)(A) of the Code, subject to any adjustment under
                  Section 415(d) of the Code.

      The term "Annual Addition" means the sum for any calendar year of (a) any Employer contributions (including Before-Tax Contributions) to the Plan and to all other defined contribution plans (combining, for this purpose, all defined contribution plans of the Corporate Group, as modified by
      Section 415(h) of the Code), (b) forfeitures that are allocated under all such plans, (c) all after-tax contributions (including After-Tax Contributions) under such plans, and (d) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code for the year.

      For purposes of this Section 4.2, the term "Section 415 compensation" means the Participant's W-2 compensation as permitted and described in Treasury Regulation Section 1.415-2(d)(11)(i), and shall also include, for Plan Years beginning on and after January 1, 1998, all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125 and 402(e)(3) of the Code.

      If a Participant is also participating in another tax-qualified defined contribution plan maintained by any member of the Corporate Group (as modified by Section 415(h) of the Code), the otherwise applicable limitation on Annual Additions under this Plan shall be reduced by the amount of annual additions (within the meaning of Section 415(c)(2) of the Code) under any such other defined contribution plan.

      If the limitations applicable to any Participant in accordance with this
      Section 4.2 would be exceeded, the contributions made by or on behalf of a Participant under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (i) Additional After-Tax Contributions, (ii) Additional Before-Tax Contributions, (iii) Basic After-Tax Contributions, (iv) Basic Before-Tax Contributions, (v) Employer Contributions, and (vi) Qualified Contributions made pursuant to
      Section 4.5.

      In the event that, notwithstanding the foregoing provisions of this
      Section 4.2, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of an error in estimating Compensation, the allocation of forfeitures, if any, or a reasonable error in determining the amount of Before-Tax Contributions:

            (i) the After-Tax Contribution and Before-Tax Contribution portions of such excess shall be returned to the Participant, along with any income attributable thereto; and

            (ii) the Employer Contribution portion shall be held in a suspense account and, if such Participant remains a Participant, shall be used to reduce Employer Contributions for such Participant for the succeeding Plan Years; provided, however, that if such Participant ceases to be an active Participant in the Plan, the suspense account shall be used to reduce Employer Contributions for all Participants in the Plan Year in which he ceases to be a Participant, and all succeeding years, as necessary.

4.3   Limitation on After-Tax Contributions and Employer Contributions

      (a)   Notwithstanding the foregoing provisions of Article 3 and this
            Article 4, (i) with respect to Plan Years prior to January 1, 2001, the Plan Administrator shall limit the amount of After-Tax Contributions and Employer Contributions made by or on behalf of each Eligible Employee who is an HCE, and (ii) with respect to Plan Years on or after January 1, 2001, the Plan Administrator shall limit the amount of After-Tax Contributions made by or on behalf of each Eligible Employee who is an HCE, to the extent necessary to ensure that either of the following tests is satisfied:

            (i) the "Current Year Actual Contribution Percentage" (as hereinafter defined) for the group of Eligible Employees who are HCEs is not more than the "Prior Year Actual Contribution Percentage" of all other Eligible Employees multiplied by 1.25; or

            (ii) the excess of the Current Year Actual Contribution Percentage for the group of Eligible Employees who are HCEs, over the Prior Year Actual Contribution Percentage of all other Eligible Employees is not more than two percentage points, and the Current Year Actual Contribution Percentage for the group of Eligible Employees who are HCEs is not more than the Prior Year Actual Contribution Percentage of all other Eligible Employees multiplied by 2.0.

            Notwithstanding the provisions in subparagraphs (i) and (ii) above, the Corporation may elect, subject to the limitations described in Internal Revenue Service Notice 98-1, to perform the tests using the Current Year Actual Contribution Percentage for all Eligible Employees who are not HCEs rather than the Prior Year Actual Contribution Percentage. The following Actual Contribution Percentages were used to perform the tests in the Plan Years beginning in the Plan Year as of which this provision became effective and ending with the 2000 Plan Year.

                      Actual Contribution Percentage used for
Plan Year               Eligible Employees Who Are Not HCEs
--------              ---------------------------------------
1997                Current Year Actual Contribution Percentage
1998                Prior Year Actual Contribution Percentage
1999                Prior Year Actual Contribution Percentage
2000                Prior Year Actual Contribution Percentage

      (b) For purposes of this Section 4.3, the term (i) "Actual Contribution Percentage" shall mean, for any specified group of Eligible Employees for any Plan Year, the average of such Eligible Employees' Contribution Percentages (as defined below) for such Plan Year, (ii) "Current Year Actual Contribution Percentage" shall mean, for any specified group of Eligible Employees, such group's Actual Contribution Percentage for the current Plan Year, and (iii) "Prior Year Actual Contribution Percentage" shall mean, for any specified group of Eligible Employees, such group's Actual Contribution Percentage for the immediately preceding Plan Year.

      (c) For purposes of this Section 4.3, the term "Contribution Percentage" shall mean for any Eligible Employee for any Plan Year, the ratio of:

            (i) the aggregate of the After-Tax Contributions (including amounts recharacterized pursuant to Section 3.6) and with respect to Plan Years prior to January 1, 2001, Employer Contributions which are taken into account under Section 401(m) of the Code with respect to such Plan Year, in accordance with the rules set forth in Treasury Regulation
                  Section 1.401(m)-1(b)(4), to

            (ii) such Eligible Employee's "Section 414(s) compensation" for such Plan Year. For this purpose, the terms "Section 414(s) compensation" shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125 and 402(e)(3) of the Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to make After-Tax Contributions or to have Employer Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Contribution Percentage test is the amount of Section 414(s) compensation received by the Eligible Employee during the entire Plan Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed $150,000, as automatically adjusted as provided in
                  Section 401(a)(17) of the Code, for any Plan Year commencing after December 31, 1993.

            Notwithstanding the foregoing, for any Plan Year commencing on and after January 1, 2001, any Employer Contributions that exceed the minimum Safe Harbor Contributions under Section 401(k)(12)(B) of the Code may, as determined by the Corporation, be included in determining the Contribution Percentage.

      (d) The Contribution Percentage for a Participant who is an HCE for the Plan Year and who is eligible to make after-tax contributions, or to have matching employer contributions (within the meaning of Section 40l(m)(4)(A) of the Code) made on his behalf under two or more plans described in Section 40l(a) of the Code that are maintained by the Employer or the Corporate Group, shall be determined as if the total of such after-tax contributions and matching employer contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans or portions of this Plan shall be treated as separate if disaggregated (mandatorily or otherwise) under applicable Treasury Regulations, including without limitation, Section 1.401(m)-1(b)(3)(ii).

            If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same plan year, as provided under Treasury Regulation Section 1.401(m)-1(b)(3) for purposes of determining whether or not such plans satisfy Sections 401(m), 401(a)(4), and 410(b) of the Code, then the provisions of this
            Section 4.3 shall be applied by determining the Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan.

            With respect to Plan Years commencing on or after January 1, 2001, Employer Contributions will be taken into account under this subsection (d) only to the extent that they are taken into account under subsection (c) above.

      (e) In the event it is determined prior to any payroll period that the amount of After-Tax Contributions and Employer Contributions to be made thereafter is likely to cause the limitation prescribed in this
            Section 4.3 to be exceeded, the amount of such contributions allowed to be made by or on behalf of Participants who are HCEs (and/or such other Participants as the Plan Administrator may prescribe) may be reduced to a rate determined by the Plan Administrator (including a rate of 0% if the Plan Administrator so determines). Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Plan Administrator shall prescribe, which may differ among classes of Participants.

      (f) Notwithstanding the foregoing, with respect to any Plan Year in which After-Tax Contributions and Employer Contributions made by or on behalf of Participants who are HCEs exceed the applicable limit set forth in this Section 4.3, the Plan Administrator may reduce the amount of excess After-Tax Contributions and Employer Contributions made by or on behalf of each such HCEs by his portion of the "Aggregate Excess Contributions" for such Plan Year in accordance with the following paragraphs:

            (i) The "Aggregate Excess Contributions" for such Plan Year shall mean the total amount of After-Tax Contributions and Employer Contributions taken into account under Section 401(m) of the Code (hereinafter sometimes the "Combined Contributions") which would be distributed to HCEs if the Contribution Percentage of the Participant who is an HCE with the highest Contribution Percentage were reduced to the extent necessary to satisfy the Actual Contribution Percentage test or cause such percentage to equal the Contribution Percentage of the Participant who is an HCE with the next highest percentage and this process were repeated until the Actual Contribution Percentage Test was satisfied, as determined under Section 401(m) of the Code.

            (ii) The Combined Contributions of the HCE with the highest amount of Combined Contributions shall be reduced by the lesser of the amount necessary to exhaust the Aggregate Excess Contributions or to cause the amount of the Combined Contributions of such HCE to equal the Combined Contributions of the HCE with the next highest amount of Combined Contributions. This process shall be repeated until the aggregate Combined Contributions of HCEs shall be reduced by an amount equal to the Aggregate Excess Contributions, in accordance with Section 401(m) of the Code.

            (iii) In reducing the Combined Contributions of an HCE the following order shall be used: (A) Additional After-Tax Contributions,
                  (B) Basic After-Tax Contributions and the vested portion of Employer Contributions attributable to such Basic After-Tax Contributions, (C) the vested portion of Employer Contributions attributable to Basic Before-Tax Contributions and (D) the portion of such Employer Contributions which are not vested.

                  Such excess After-Tax Contributions and Employer Contributions (along with income attributable to such excess contributions, as determined pursuant to Section 4.4(g)) shall be returned to the affected Participants who are HCEs as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. The amount of excess Employer Contributions that are not vested shall be forfeited and shall be held in a suspense account and used to reduce the Employer's future Employer Contributions.

      (g) Income on excess After-Tax Contributions and excess Employer Contributions shall be determined by multiplying the income allocated for the Plan Year in which such excess After-Tax Contributions and Employer Contributions were made by a fraction, the numerator of which is the excess After-Tax Contributions and Employer Contributions for such Participant for the Plan Year, and the denominator of which is the aggregate After-Tax Contributions Account and Employer Account balances for such Participant as of the first day of the Plan Year, plus the After-Tax Contributions and Employer Contributions made by or on behalf of the Participant during the Plan Year.

      (h) Notwithstanding any distributions pursuant to the foregoing provisions, excess After-Tax Contributions and Employer Contributions shall be treated as Annual Additions for purposes of
            Section 4.2.

      (i) Distributions pursuant to this Section 4.3 shall be made proportionately from the Investment Funds with respect to the Participant's Account or Accounts from which distributions are made.

      (j) In the event that an Employer elects to make a Qualified Contribution on behalf of any or all Participants in the Plan, any such Qualified Contribution, to the extent specified, shall be treated as an Employer Contribution solely for purposes of this
            Section 4.3.

      (k)   In determining whether the requirements of this Section 4.3, and
            Section 4.4 below, are satisfied, the Plan Administrator may in its discretion, in accordance with regulations, take into account Participants' Before-Tax Contributions made to the Plan pursuant to
            Section 3.1; provided, however, that such contributions are not taken into account in order to satisfy the requirements of Section 3.6.

      (l) The Plan Administrator may, in its sole discretion, elect to use any combination of the methods described in this Section 4.3 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

      (m) The Plan Administrator shall also take all appropriate steps to meet the aggregate limitation test contained in Section 4.4.

4.4   Aggregate Limitation

      Any other provision of the Plan to the contrary notwithstanding, the provisions of this Section 4.4 shall apply with respect to Plan Years prior to January 1, 2001 if the conditions of both (a) and (b) below are satisfied:

      (a) the sum of (i) the "Current Year Actual Deferral Percentage" (as defined in Section 3.6) for the group of Eligible Employees who are HCEs and (ii) the "Current Year Actual Contribution Percentage" (as defined in Section 4.3) for such group of HCEs exceeds the "Aggregate Limit" (as hereinafter defined), and

      (b) both (i) the Current Year Actual Deferral Percentage for the group of Eligible Employees who are HCEs exceeds 125% of the Prior Year Actual Deferral Percentage of all other Eligible Employees and (ii) the Current Year Actual Contribution Percentage of such group of HCEs exceeds 125% of the Prior Year Actual Contribution Percentage of all such other Eligible Employees.

            The term "Aggregate Limit" means the greater of the sum of (i) and
            (ii) below or the sum of (iii) and (iv) below:

            (i) 125% of the greater of (1) the Prior Year Actual Deferral Percentage of the group of Eligible Employees who are not HCEs, or (2) the Prior Year Actual Contribution Percentage of the group of Eligible Employees who are not HCEs, and

            (ii) two plus the lesser of (i)(1) or (i)(2) above (but in no event more than 200% of the lesser of (i)(1) or (i)(2) above).

            (iii) 125% of the lesser of (1) the Prior Year Actual Deferral
                  Percentage of the group of Eligible Employees who are not HCEs, or (2) the Prior Year Actual Contribution Percentage of the group of Eligible Employees who are not HCEs, and

            (iv) two plus the greater of (iii)(1) or (iii)(2) above (but in no event more than 200% of the greater of (iii)(1) or (iii)(2) above).

            Notwithstanding the provisions in subparagraphs (a) and (b) above, the Corporation may elect, subject to the limitations described in Internal Revenue Service Notice 98-1, to perform the tests for any Plan Year using the Current Year Actual Contribution Percentage for all Eligible Employees who are not HCEs rather than the Prior Year Actual Contribution Percentage, consistent with the method used under Section 4.3(a) for such Plan Year.

      If the Current Year Actual Deferral Percentage and/or Current Year Actual Contribution Percentage for the group of Eligible Employees who are HCEs, determined after any corrective distribution or recharacterization of excess amounts in accordance with the provisions of Sections 3.6 and 4.3 have been effectuated, exceed an amount which would cause the limits set forth in the foregoing provisions of this Section 4.4 to be exceeded, first the amount of After-Tax Contributions and then the amount of Before-Tax Contributions and Employer Contributions shall be reduced, in the same manner and at the same time as such contributions are reduced in accordance with Sections 3.6 and 4.3, but only to the extent necessary to bring the Plan into compliance with the applicable limits set forth in this Section 4.4.

4.5   Qualified Contributions

      An Employer may, in its sole discretion, make a Qualified Contribution in order to satisfy the requirements of Section 3.6, 4.3 or 4.4. A Qualified Contribution is a contribution that (i) is made by the Employer that may be aggregated with other contributions in accordance with Sections 3.6 and 4.3; (ii) is nonforfeitable at all times; (iii) may not be distributed to a Participant or any Beneficiary until the earliest date provided for in
      Section 401(k)(2)(B) of the Code (determined without regard to subsection
      (i)(IV) of such Section) and (iv) complies with the requirements of Treasury Regulation Section 1.401(k)-1(b)(5).

      A Qualified Contribution may take the form of a qualified matching contribution (as defined in Treasury Regulation Section
      1.401(k)-1(g)(13)(i)), or a qualified nonelective contribution (as defined in Treasury Regulation Section 1.401(k)-1(g)(13)(ii)). The Employer shall specify the form of the Qualified Contribution, and the Participants to whom such contribution is to be allocated.

4.6   Return of Contribution

      Notwithstanding any provision of the Plan to the contrary, a contribution made to the Plan by an Employer shall be returned to it if:

      (a)   the contribution is made by reason of mistake of fact;

      (b) the contribution is conditioned upon its deductibility under Section 404 of the Code and such deduction is disallowed; or

      (c) the contribution is conditioned on the initial qualification of the Plan, under Section 401(a) of the Code, with respect to an Employer which has adopted the Plan and such initial qualification is not obtained;

      provided, however, that such return of contribution is generally made within one year of the mistaken payment of the contribution, the disallowance of the deduction or the failure of the Plan to qualify initially with respect to an Employer, as the case may be. All contributions to the Plan by an Employer made on or after January 1, 1987 shall be conditioned upon their deductibility under Section 404 of the Code.

4.7   Employer Contributions upon Return from Military Service

      In the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service, any Employer Contribution, or any other employer matching or profit sharing contribution, which would have been made on behalf of such Participant, had he not been on such leave of absence, shall be made on his behalf and allocated to his Employer Account, Safe Harbor Account, or other account, as applicable, to the extent required by
      Section 414(u) of the Code. Any such allocation shall be calculated based on any catch-up contributions made under Section 3.9 using estimated Compensation during such period of Military Service, based on his rate of Compensation at the time such leave of absence commenced and based on the matching or other contribution formula in effect for the Plan Year to which such catch-up contribution relates, as applicable. Such Employer Contribution, or any other employer matching or profit sharing contribution, shall not be required to be taken into account under Sections 4.2, 4.3 and 4.4 in the Plan Year in which they are made or to the year which they relate.

                                    ARTICLE 5

                           Investment of Contributions

5.1   Investment Funds

      Contributions to the Plan shall be invested in one or more of the following Investment Funds, in accordance with Section 5.2.

      - The Fixed Income Fund, which shall be invested and reinvested by the Trustee in fixed income and other securities or investments anticipated or purporting to have a stable rate of return and relative safety of principal, including without limitation bonds, any so-called "guaranteed" income or investment or similar contract issued by an insurance company or companies, a bank or other financial institution, in each case, as designated by the Plan Administrator, or in any combination of such investments.

      - The Large Cap S&P 500 Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard 500 Index Fund, which attempts to provide investment results that parallel the performance of the Standard & Poor's 500 Composite Stock Price Index.

      - The Mid and Small Cap Wilshire 4500 Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard Extended Market Index Fund, which attempts to provide investment results that parallel the performance of the unmanaged Wilshire 4500 Index.

      -     The International Fund, consisting of:

            - With respect to the period prior to August 1, 1997, the EAFE International Index Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard International Equity Index Fund-European Portfolio and the Vanguard International Equity Index Fund-Pacific Portfolio, in a manner which attempts to provide investment results that parallel the performance of an index compiled by Morgan Stanley Capital International: the Europe, Australia, Far East Index (EAFE).

            - With respect to the period on and after August 1, 1997, the International Index Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard Total International Stock Index Fund which attempts to provide investment results that parallel a blended performance of two indexes compiled by Morgan Stanley Capital International: the Europe, Australia, Far East Index and the Emerging Markets (select) Index.

      - The Bond Fund, for the period on or after June 8, 2000, which shall be invested and reinvested by the Trustee in shares of the Vanguard Total Bond Market Index Fund, which attempts to provide investment results that parallel the performance of the Lehman Brothers Aggregate Bond Index.

      - The Company Stock Fund, which shall be invested and administered by the Trustee in securities of the ultimate parent corporation of the Corporation, Alcan Aluminium Limited (or for periods on and after March 1, 2001, Alcan, Inc.). Said securities may be contributed by the Corporation or acquired in accordance with the provisions of the Trust Agreement on the open market or from Alcan Aluminium Limited (or for periods on and after March 1, 2001, Alcan, Inc.), or in private transactions.

      -     With respect to the period prior to June 8, 2000, the following Mix
            Funds:

            - The "Mix A" Fund, which shall be invested and reinvested by the Trustee in approximately 80% of the Fixed Income Fund, 5% of the International Fund, and 15% of the Large Cap S&P 500 Fund.

            - The "Mix B" Fund, which shall be invested and reinvested by the Trustee in approximately 60% of the Fixed Income Fund, 10% of the International Fund, 25% of the Large Cap S&P 500 Fund, and 5% of the Mid and Small Cap Wilshire 4500 Fund.

            - The "Mix C" Fund, which shall be invested and reinvested by the Trustee in approximately 40% of the Fixed Income Fund, 20% of the International Fund, 30% of the Large Cap S&P 500 Fund, and 10% of the Mid and Small Cap Wilshire 4500 Fund.

            - The "Mix D" Fund, which shall be invested and reinvested by the Trustee in approximately 20% of the Fixed Income Fund, 25% of the International Fund, and 40% of the Large Cap S&P 500 Fund, and 15% Mid and Small Cap Wilshire 4500 Fund.

            The four above mixed funds shall be rebalanced periodically at such times as the Plan Administrator and Trustee may determine.

      - With respect to the period on or after June 8, 2000, the following Vanguard Life Strategy Funds:

            - The Vanguard LifeStrategy Income Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard LifeStrategy Income Fund, which attempts to provide current income based on a portfolio consisting of a combination other Vanguard mutual funds which have a target equity exposure of 20%.

            - The Vanguard LifeStrategy Conservative Growth Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard LifeStrategy Conservative Growth Fund, which attempts to provide current income and low-to-moderate growth of capital based on a portfolio consisting of other Vanguard mutual funds which have a target equity exposure of 40%.

            - The Vanguard LifeStrategy Moderate Growth Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard Moderate Growth Fund, which attempts to provide growth of capital and a reasonable level of current income based on a portfolio consisting of other Vanguard mutual funds which have a target equity exposure of 60%.

            - The Vanguard LifeStrategy Growth Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard LifeStrategy Growth Fund, which attempts to provide growth of capital based on a portfolio consisting of other Vanguard mutual funds which have a target equity exposure of 80%.

      The Plan Administrator, may, in its sole discretion, at any time and from time to time establish additional Investment Funds, in which contributions to the Plan may be invested, or eliminate or replace any existing Investment Fund.

      Any portion of an Investment Fund may, pending permanent investment or distribution, be invested in short-term securities issued or guaranteed by the United States of America or any other country or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participation therein. A portion of an Investment Fund may be maintained in cash. Any portion of an Investment Fund may be invested through the medium of the Alcancorp Master Savings Trust or of any common, collective or commingled trust fund maintained by the Trustee which is invested principally in property of the kind specified for such Investment Fund.

      Notwithstanding the provisions of this Article 5, the investment and administration of the assets of the Plan shall be governed by the provisions of the Trust Agreement, and without limitation of the foregoing, the Plan Administrator may designate an investment manager, as defined in Section 3(38) of the Act, to manage (including the power to acquire and dispose of) all or any portion of the assets of the Plan.

      The Corporation currently intends that this Plan should comply with the provisions of Section 404(c) of ERISA and until the Corporation shall otherwise direct, this Plan shall be so construed and the Plan Administrator shall, insofar as is practical, arrange for appropriate steps to be taken in furtherance thereof.

5.2   Investment Options

      All After-Tax Contributions, Before-Tax Contributions, Rollover Contributions, Qualified Contributions and Employer Contributions to the Plan shall be invested as initially elected by the Participant pursuant to
      Section 2.4, or as subsequently changed pursuant to Section 5.4, in multiples of 1% thereof to be invested in any Investment Fund.

      Notwithstanding anything in the Plan to the contrary, during any period during which a Participant is employed by an Employer, 50% or more of the voting stock of which is not directly or indirectly owned by Alcan Aluminium Limited (or for periods on and after

      March 1, 2001, Alcan, Inc.) and which has not been specifically excluded from the application of this provision by the Board, the Participant may not invest any future After-Tax Contributions, Before-Tax Contributions, Rollover Contributions, Qualified Contributions, Employer Contributions, or any other contributions in the Company Stock Fund and all such future contributions made by the Participant or on his behalf shall be invested as initially elected by the Participant pursuant to Section 2.4, or as subsequently changed pursuant to Section 5.4, with multiples of 1% thereof to be invested in Investment Funds other than the Company Stock Fund. Recordkeeping accounts shall be established for each Participant under each Investment Fund with respect to which such contributions are being invested.

5.3   Reinvestment in Same Fund

      Dividends, interest and other distributions received by the Trustee in respect of any Investment Fund shall be reinvested in the same Investment Fund.

5.4   Change in Investment Election For Future Contributions

      A Participant may change his future investment directions, within the limits set forth in Section 5.2, as of the first practicable paydate coinciding with or next following the start of any calendar month, with respect to contributions to be made on such paydate and thereafter, by giving prior notice to the Plan Administrator or its delegate in such manner as the Plan Administrator shall require. Any such change in investment elections pursuant to this Section 5.4 shall be subject to such limitations on frequency as the Plan Administrator shall from time to time prescribe, but shall be permitted no less frequently than once within any calendar month.

5.5   Fund Reallocations

      A Participant may direct, by giving prior notice to the Plan Administrator or its delegate in such manner as the Plan Administrator shall require, that, as of the next practicable Valuation Date, the Value of his Accounts be transferred from one or more Investment Funds to other Investment Funds (in 1% multiples thereof); provided, however, that a Participant who is employed by, or has terminated employment from, an Employer, 50% or more of the voting stock of which is not directly or indirectly owned by Alcan Aluminium Limited (or for periods on and after March 1, 2001, Alcan, Inc.) and which has not been specifically excluded from the application of this provision by the Board, may not direct that any portion of the Value of his Accounts be reallocated to the Company Stock Fund.

      Any such reallocation pursuant to this Section 5.5 shall be subject to such limitations on frequency as the Plan Administrator shall from time to time prescribe, but shall be permitted no less frequently than once within any calendar month and shall be implemented as of the next Valuation Date as soon as reasonably practicable on or after timely receipt of such notice by the Plan Administrator or its delegate.

5.6   Voting

      Full and fractional shares of Alcan Aluminium Limited (or for periods on and after March 1, 2001, Alcan, Inc.), credited to a Participant's Accounts shall be voted by the Trustee in accordance with the instructions of the Participant if such instructions are given on the form provided for that purpose and received by the Trustee at least 10 days prior to the date on which the Trustee is to vote such shares. The Employer shall notify Participants of each occasion for the exercise of voting. The Trustee shall vote any shares for which timely instructions for voting have not been received from a Participant in the same proportion as the shares for which the Trustee has received instructions from Participants hereunder.

                                    ARTICLE 6

                                    Valuation

6.1   Maintenance of Accounts

      The Plan Administrator shall separately maintain on behalf of each Participant, where applicable, and shall separately account for, an After-Tax Account, Before-Tax Account, Employer Account, Qualified Contributions Account, Rollover Account, Safe Harbor Account and/or such other Accounts as may be set forth herein or in any Appendix hereto, as any such Accounts may be restructured by the Plan Administrator from time to time.

      The Plan Administrator shall have the power to rename, combine and separate Accounts, establish sub-Accounts or otherwise restructure any Accounts under this Plan or any Appendix in such manner as the Plan Administrator deems appropriate for the administration of the Plan, provided that such restructuring shall not change the balance of the Accounts of any Participant as of the time of such restructuring (disregarding the impact of any rounding). The provisions of the Plan with respect to vesting, distribution rights and restrictions, loan rights and restrictions, investment rights and other features applicable to the balance of any Account of any Participant prior to such restructuring shall continue with respect to the portion of the Accounts of such Participant after the restructuring which are attributable to such balance. All references in this Plan to any Account prior to such a restructuring shall thereafter be deemed to refer to the Account, Accounts or portions thereof into which such prior Account was restructured.

6.2   Valuation

      As of each Valuation Date, the Plan Administrator shall cause to be adjusted the After-Tax Account, Before-Tax Account, Employer Account, Qualified Contributions Account, Rollover Account, Safe Harbor Account and/or any other Account for each Participant on whose behalf any such Account is maintained to reflect his share of contributions, loan repayments, withdrawals, distributions, loans, income, expenses payable from the Trust Fund and any increase or decrease in the value of Trust Fund assets since the preceding Valuation Date. The fair market value on the Valuation Date is to be used for this purpose, and the respective Accounts of Participants are to be adjusted in accordance with the valuation.

                                    ARTICLE 7

                                     Vesting

7.1   Participant Accounts

      The Value of a Participant's Basic After-Tax, Account, Additional After-Tax Account, Basic Before-Tax Account, Additional Before-Tax Account, Qualified Contributions Account (to the extent attributable to
      Section 3.6(k)), Rollover Account and Safe Harbor Account shall be 100% vested in him at all times.

7.2   Employer Account; Full Vesting

      The Value of a Participant's Employer Account and Qualified Contribution Account (to the extent attributable to Section 4.3(j)) shall automatically become 100% vested upon:

      (a)   the Participant's death,

      (b)   the Participant's Disability,

      (c)   the Participant's Retirement,

      (d)   the Participant's attainment of age 59-1/2,

      (e) the Participant's termination of employment as a result of a permanent reduction in work force,

      (f) the termination of the Plan, the complete discontinuance of contributions to the Plan, or the partial termination of the Plan (if the Participant is affected by such partial termination), or

      (g)   the Participant's completion of 2 years of Service.

      Prior to becoming 100% vested, the value of a Participant's Employer Account shall be 0% vested.

      A Participant whose employment with all Affiliated Companies terminates for any reason other than upon any of the events specified in this Section
      7.2 shall forfeit the balance in his Employer Account which is not vested at the time of his termination of employment. All such forfeitures shall be applied to reduce future Employer Contributions.

7.3   Reinstatement of Employer Accounts

      If a former Participant whose termination from employment resulted in a forfeiture under the provisions of this Article 7 prior to January 1, 2001,

            (i) is reemployed by an Affiliated Company on or before the last day of the Plan Year in which such termination of employment occurred, the amount of the forfeiture will be restored and credited to the Participant's Employer Account as soon as practicable after his rehire, or

            (ii) is not reemployed in accordance with clause (i) above, such forfeiture amounts shall be restored in accordance with clause
                  (i) only if the former Participant shall have repaid to the Plan the amount of the distribution which he received upon his termination of employment, if any, prior to earlier of:

                  (A) the fifth anniversary of the first date on which the Participant is reemployed by an Affiliated Company or;

                  (B)   the fifth anniversary of his termination of employment.

      For purposes of the preceding sentence, any Plan Year in which a Participant or former Participant is absent from employment on the last day of the Plan Year by reason of a "Maternity Absence" shall be disregarded. A "Maternity Absence" shall be an absence because of the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child by the Participant in connection with the adoption of a child by the Participant or for the purpose of caring for such child for a period immediately following such a birth or placement. No Maternity Absence shall be deemed to exist unless the Participant timely provides the Plan Administrator with sufficient information to establish the reason for the Participant's absence from active employment.

      A Participant who previously terminated employment but returns to employment with an Employer after December 31, 1988 shall be credited with all years of Service, in accordance with Section 4.1(b).

      Any amount repaid by the Participant pursuant to clause (ii) above shall be credited to the Participant's Additional After-Tax Account and shall be treated as Additional After-Tax Contributions for all purposes of the Plan except the limitation on After-Tax Contributions. The amount required to make any restoration described in the preceding paragraph will be derived from amounts forfeited but not yet applied to reduce future Employer Contributions, or, if such forfeitures are insufficient to restore the amount of such forfeiture as provided in the preceding paragraph, the Employer shall contribute an amount required to make up such deficiency.

7.4   Treatment of Formerly Leased Persons

      If an individual who is treated as a Leased Person for purposes of the Plan subsequently becomes an Eligible Employee, or a part-time employee with one year of service, of an Employer, then such person's Service towards vesting and Employer Contributions shall be determined as if such person had been employed by an Employer during the entire period for which such person had performed services for an Employer but had not been employed by an Employer.

7.5   Vesting Schedule Amendment

      Notwithstanding anything in the Plan to the contrary, in no event shall an amendment to the vesting provisions of this Article 7 cause: (i) the benefit provided under the Plan without regard to such amendment to any Participant to be reduced or restricted, directly or indirectly, in any manner prohibited by Section 411(d)(6) of the Code and the regulations thereunder; or (ii) the vested percentage (determined as of the later of the date such amendment is adopted or becomes effective) of the Value of the Employer Account of an Eligible Employee who is a Participant on such date to be less than such percentage determined under the Plan without regard to such amendment.

      If the vesting provisions of this Article 7 are amended, a Participant who has completed at least three years of Service may elect, during the applicable election period, to have the vested percentage of the Value of the Participant's Employer Account determined under the Plan without regard to such amendment. The election period shall begin on the date such amendment is adopted and shall end no earlier than the 60th day after the later of:

      (a)   the date such amendment is adopted;

      (b)   the date such amendment becomes effective; or

      (c) the date written notice of such amendment is issued to the Participant.

                                    ARTICLE 8

                                   Withdrawals

8.1   Withdrawals -- Priorities of Withdrawals

      A Participant may make withdrawals from his Accounts subject to the terms and conditions contained in this Article 8, except as otherwise provided in an applicable Appendix. Withdrawals shall be made in the order of priority set forth below. No amount shall be withdrawn from a priority category unless all amounts available for withdrawal from prior categories have been withdrawn.

      Pre-1987 After-Tax Contributions, Without Earnings

      1. A Participant may withdraw from his After-Tax sub-Account, without penalty, any amount not in excess of his non-withdrawn After-Tax Contributions made prior to January 1, 1987; provided that the amount withdrawn pursuant to this clause 1 may not exceed the Value of such After-Tax sub-Account.

      Post-1986 After-Tax Contributions, With Earnings

      2. A Participant may withdraw, with earnings and without penalty, an amount not in excess of the Value of his After-Tax sub-Account attributable to his non-withdrawn After-Tax Contributions made after December 31, 1986.

      Earnings on pre-1987 After-Tax Contributions

      3. A Participant may withdraw, without penalty, all or any part of the remaining Value of his After-Tax sub-Account attributable to his After-Tax Contributions to such Account made prior to January 1, 1987.

      Rollover Contributions, With Earnings

      4. A Participant may withdraw, with earnings and without penalty, an amount not in excess of the Value of his Rollover Account attributable to his non-withdrawn Rollover Contributions; provided that the amount withdrawn pursuant to this clause 4 may not exceed the Value of such Rollover Account.

      Matured Employer Account, With Earnings

      5. A Participant may withdraw, without penalty, all or any part of the portion of the Value of his Employer Account attributable to Employer Contributions made on his behalf at least 24 months preceding the Valuation Date as of which the withdrawal is made, if any, and he may also withdraw all earnings in his Employer Account.

      Age 59-1/2 Withdrawal from Employer Account, With Earnings

      6. A Participant who has attained age 59-1/2 as of the Valuation Date as of which such withdrawal is to be made, including one who has terminated service and retains a balance in the Plan pursuant to
            Section 9.3, may withdraw, with earnings and without penalty, all or any part of the remaining Value of his Employer Account.

      Age 59 -1/2 Withdrawal from Safe Harbor Account, With Earnings

      7. A Participant who has attained age 59-1/2 as of the Valuation Date as of which such withdrawal is to be made may withdraw, with earnings and without penalty, all or any part of his Safe Harbor Account.

      Age 59-1/2 Withdrawal from Before-Tax Account, With Earnings

      8. A Participant who has attained age 59-1/2 as of the Valuation Date as of which such withdrawal is to be made may withdraw, with earnings and without penalty, all or any part of his Before-Tax Account.

      Under Age 59-1/2 Withdrawal from Before-Tax Account due to Hardship or Termination

      9. A Participant, who has not attained age 59-1/2 as of the Valuation Date as of which a withdrawal is to be made, may withdraw, all or any part of his Before-Tax Account which is not in excess of the Value of such Account as established as of December 31, 1988, plus the amount of the Additional Before-Tax Contributions or Basic Before-Tax Contributions, as the case may be, made thereto on or after January 1, 1989, provided that such withdrawal is made on account of Hardship.

            Upon making a withdrawal pursuant to this clause 9, a Participant's After-Tax Contributions pursuant to Section 3.1 and the Before-Tax Contributions on his behalf pursuant to Section 3.2 shall automatically be suspended effective as of the first paydate which coincides with or next follows any Entry Date. A Participant may resume his After-Tax Contributions or cause the Before-Tax Contributions on his behalf to be resumed as of the first paydate which coincides with or next follows any Entry Date at least twelve months after such suspension became effective, by giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe prior to such Entry Date.

            Distributions pursuant to this clause 9 shall be made in accordance with the provisions set forth below. A distribution shall be deemed to be made on account of Hardship if:

            (i) the requested withdrawal is necessary on account of an immediate and heavy financial need of the Participant occasioned by:

                  (A) payment of tuition, room and board, and related educational fees for the next twelve months of post-secondary education for the

                        Participant, his spouse or dependents as defined in
                        Section 152 of the Code,

                  (B) the purchase of a principal residence for the Participant (excluding mortgage payments and the construction of a principal residence),

                  (C)   expenses for unreimbursed medical care described in
                        Section 213(d) of the Code previously incurred by the Participant or his spouse or dependents or amounts necessary for such persons to obtain such medical care,

                  (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or

                  (E) any other need described by the Commissioner of Internal Revenue in rulings, notices or other documents of general applicability; and

            (ii) the amount of the withdrawal is necessary to satisfy the financial need. The Plan Administrator will require certification or other proof of the purposes for which the Hardship withdrawal is needed. The amount of withdrawal shall be deemed necessary to satisfy a Participant's immediate and heavy financial need if:

                  (A) such amount is not in excess of the amount of the Participant's immediate and heavy financial need and, at the Participant's request, any amounts necessary (as determined by the Plan Administrator) to pay any federal income taxes or penalties reasonably anticipated to result from such withdrawal,

                  (B) the Participant has obtained all other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Corporation or any other Employer,

                  (C) with respect to the Participant's taxable year next following the taxable year of such withdrawal, the amount of the Participant's elective deferrals under all plans maintained by the Corporation or any other Employer shall be limited to the applicable limit under
                        Section 402(g) of the Code minus the amount of such deferrals for the taxable year of such withdrawal, and

                  (D) the Participant may not make any After-Tax Contributions or Before-Tax Contributions to the Plan or any elective contribution under any other plan maintained by the Corporation or any other Employer for at least twelve months after receipt of such withdrawal.

      Notwithstanding the preceding provisions of this Section 8.1, a Participant who has not attained age 59-1/2 as of the Valuation Date as of which a withdrawal is to be made and who has terminated service and retains a balance in the Plan pursuant to
      Section 9.3, may withdraw all, but not part, or, on and after June 1, 2001, all or part, of his Before-Tax Account, whether or not he can demonstrate that the distribution would be on account of a Hardship.

8.2   Rules for Withdrawals

      Withdrawals pursuant to this Article 8 shall be made in accordance with the following rules:

      (a) Payment of amounts withdrawn shall be made in a single cash lump sum, payable as soon as practicable after the Valuation Date as of which the withdrawn amount is being determined.

      (b) Two withdrawal elections under this Article 8 may be made in any calendar year.

      (c) All withdrawals from a Participant's Accounts shall be made from the Investment Funds in proportion to the Value of the Participant's After-Tax Account, Before-Tax Account, Employer Account, Qualified Contributions Account, Rollover Account, Safe Harbor Account or any other Account, whichever is applicable, in each such Investment Fund.

      (d) Except in the case of a withdrawal on account of Hardship, withdrawals from a Participant's Before-Tax Account and Safe Harbor Account are not permitted before the Participant has attained age 59-1/2 unless he has died, become disabled, or is separated from service, in accordance with the provisions of Section 401(k) of the Code.

      (e) In order to make a withdrawal from his Accounts a Participant shall give such prior notice to the Plan Administrator in such manner and within such time limit as the Plan Administrator shall prescribe. In the event that a Participant has executed a withdrawal application and is entitled to a withdrawal hereunder and prior to the date on which withdrawal proceeds are disbursed to him it is determined that the amount available for withdrawal is less than the amount of such application, the application shall be deemed to be for the maximum amount available for withdrawal and such amount shall be withdrawn.

8.3   Certain Eligible Rollover Distributions

      Notwithstanding anything in the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.3, a "distributee" (as hereinafter defined) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" (as hereinafter defined) paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover."

      For purposes of this Section 8.3, the following terms shall have the following meanings:

      (a) "distributee" means an Eligible Employee or former Eligible Employee. In addition, the surviving spouse of an Eligible Employee or former Eligible Employee or a spouse or former spouse of an Eligible Employee or former Eligible Employee who is the alternate payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or the former spouse;

      (b) "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee under the Plan, except that an eligible rollover distribution shall not include:

            (i) any distribution from the Plan that is one of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more;

            (ii) any distribution from the Plan to the extent such distribution is required under Section 401(a)(9) of the Code;

            (iii) the portion of any distribution from the Plan that is not includible in gross income for federal income tax purposes (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or

            (iv)  any distribution from the Plan made on account of Hardship.

      (c)   "eligible retirement plan" means:

            (i) an individual retirement account described in Section 408(a) of the Code;

            (ii) an individual retirement annuity described in Section 408(b) of the Code;

            (iii) an annuity plan described in Section 403(a) of the Code; or

            (iv)  a qualified trust described in Section 401(a) of the Code,

            in any case, that accepts the distributee's eligible rollover distribution; provided, however, that with respect to an eligible rollover distribution to a surviving spouse of an Eligible Employee or former Eligible Employee, an eligible retirement plan means an individual retirement account or an individual retirement annuity; and

      (d) "direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

                                    ARTICLE 9

                   Distributions on Termination of Employment

9.1   Distributions on Termination of Employment

      When a Participant's employment with all Affiliated Companies is terminated, the Value of his vested interest in his Accounts shall be distributed to him or, if distribution is being made by reason of death, to his Beneficiary. For purposes of this Section 9.1, and subject to the provisions of Section 13.6, a termination of employment occurs upon a quit, discharge, termination due to a permanent shutdown or sale of a plant (except for situations involving a spinoff to another qualified plan), or an absence that continues after the period of a leave of absence granted by an Employer expires, whichever occurs first. Any amount distributed to a Participant or a Participant's Beneficiary pursuant to the preceding sentence shall be reduced to the extent the Participant's Accounts are subject to a pledge under Section 15.5. Any portion of a Participant's Accounts in which he does not have a vested interest in accordance with Article 7 at the time of termination of employment shall be forfeited, and shall be applied to reduce contributions of Employers (or to reinstate Accounts pursuant to Section 7.3). All amounts distributable pursuant to this Article 9 shall be paid as soon as practicable on or after the Valuation Date as of which payment is to be made (and except as otherwise expressly provided herein within 60 days after the end of the later of the Plan Year in which the Participant attains age 65 or terminates employment with all Affiliated Companies). The Participant's Accounts shall be retained and administered under the Plan until the date of distribution.

      Notwithstanding the preceding paragraph, no part of a distribution in excess of $5,000 may commence before the April 1st following the Plan Year in which the Participant attains age 70-1/2 without the advance written consent of such Participant (except with respect to benefits made payable by reason of the death of a Participant or former Participant).

      If a Participant's employment with all Affiliated Companies terminated prior to December 31,1999, and the Value of his vested interest as of December 31, 1999, or any subsequent December 31, does not exceed Five Thousand Dollars ($5,000.00), then his benefit hereunder shall be distributed as soon as practicable on or after such December 31.

9.2   Valuation

      The Value of a Participant's Accounts for purposes of Section 9.1 shall be determined and payable on the Valuation Date on or as soon as practicable following the date the Participant (or his Beneficiary) is entitled to a distribution hereunder and has completed and submitted to the Plan Administrator any application and election forms which the Plan Administrator may require, but in no event prior to the Valuation Date on which authorized distribution directions are received by the Trustee.

9.3   Form of Distribution

      Distributions under this Article 9 shall be made in a lump sum payment and shall be made in cash from the applicable Investment Funds (other than the Company Stock Fund). A Participant may elect in such manner and at such time as the Plan Administrator may determine whether distributions from the Company Stock Fund shall be distributed in cash or in kind, except that any uninvested cash and any fractional shares shall be paid in cash. In the event that a Participant has not made the election under the preceding sentence, distributions from the Company Stock Fund shall be made in cash.

9.4   Distribution on Disability

      When a Participant has suffered a Disability, the Value of his Accounts shall be distributed to him in accordance with the foregoing provisions of this Article 9.

9.5   Mandatory Commencement of Benefits

      Subject to Section 401(a)(9) of the Code, Proposed Treasury Regulation Sections 1.401(a)(9)-1 and -2, any final regulations under such section, and any amendments to such regulations or section:

      (a) a Participant who is a 5% owner (as defined in Section 416(i) of the Code) at any time after the attainment of age 66 -1/2, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the calendar year in which such Participant attains age 70 -1/2;

      (b) a Participant who is not a 5% owner at any time after the attainment of age 66 -1/2, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 -1/2, or (ii) his termination of employment with the Employer and any Affiliated Company; and

      (c) a Participant who becomes a 5% owner after the attainment of age 70 -1/2, but prior to termination of employment, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the calendar year in which such Participant becomes a 5% owner.

      Any payments under this Plan shall be adjusted to meet the requirements of
      Section 401(a)(9) of the Code and the regulations thereunder. Thus, to the extent the distributions otherwise provided for under this Plan would not satisfy Section 401(a)(9) of the Code, the entire interest of each Participant (a) shall be distributed to him not later than the required beginning date as defined in Section 401(a)(9)(C) of the Code, or (b) shall be distributed, beginning not later than the required beginning date, in accordance with regulations or proposed regulations, over the life of the Participant or over the life of the Participant and Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life of the Participant and Beneficiary). Except to the extent that Section 9.3, or other provisions of this Section or this Plan, would cause such distribution to be in the form of a single lump sum payment, the amount to be distributed each year must be at least an amount (i) equal to the quotient obtained by dividing the Participant's entire interest, determined as of the last Valuation Date for the Plan Year immediately preceding the year for which such distribution is being made, by the life expectancy of the Participant or joint and survivor life expectancy of the Participant and designated Beneficiary or, (ii) calculated under such other method as may be prescribed by the Department of Treasury.

      Notwithstanding any provision of the Plan to the contrary, distributions made under this Section 9.5 shall be deemed to satisfy any distribution options provided for in the Plan that are inconsistent with Section 401(a)(9) of the Code. In addition, any distribution required under the incidental death benefit rule of Section 401(a)(9)(G) of the Code shall be treated as a distribution required under this Section.

      With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed in January, 2001, notwithstanding any provision of the Plan to the contrary. This provisions shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

9.6   Latest Commencement of Benefits

      Except as provided in Section 9.5, and unless a Participant otherwise elects, a Participant's benefits under the Plan shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occur: (a) the Participant attains age 65; (b) the 10th anniversary of the date the Participant's participation in the Plan commences; (c) the Participant's employment with the Employer or any Affiliated Company is terminated.

9.7   Missing Participants

      If, after reasonable efforts of the Plan Administrator to locate a Participant or a Participant's Beneficiary, including sending a certified letter, return receipt requested, to the last known address of the Participant or Beneficiary, the Plan Administrator is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall be treated as a forfeiture under the Plan. In the event that such a Participant or Beneficiary is located subsequent to such a forfeiture, then his benefit shall be reinstated (without earnings from the date of forfeiture except to the extent required by law) and shall not be used to determine his Annual Additions (as defined in Section 4.2) for the Plan Year in which it is reinstated.

                                   ARTICLE 10

                                  Miscellaneous

10.1  No Assignment or Alienation

      Except as may be otherwise provided herein or by law, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or change, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit.

      Notwithstanding the foregoing, the following shall not be treated as an assignment or alienation prohibited by this Section 10.1:

      (a) the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order;

      (b) the offset of a Participant's benefit against an amount that the participant is ordered or required to pay to the Plan where:

            (1) the order or requirement to pay arises under a judgment for a crime involving the Plan, a civil judgment, consent order or decree for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of the Act, or pursuant to a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of the Act by a fiduciary or any other person; and

            (2) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the participant's benefits provided under the Plan; and

            (3) to the extent, if any, that the survivor annuity requirements apply to distributions to the Participant under Section 401(a)(11) of the Code, the rights of the Participant's spouse are preserved in accordance with Section 401(a)(13)(C)(iii) of the Code; or

      (c) any other arrangement, transfer or transaction which is not treated as a prohibited assignment or alienation under Section 401(a)(13) of the Code or other applicable law.

      If any Participant or other payee under the Plan shall become bankrupt or attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit, except as provided herein, then such benefit shall, at the discretion of the Plan Administrator, be applied as follows: the Plan Administrator shall hold or apply the benefit or any part thereof to, or for, such Participant or payee, his spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Plan Administrator shall at its sole discretion determine.

10.2  Qualified Domestic Relations Orders

      Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply with respect to a Domestic Relations Order.

      (a) A Qualified Domestic Relations Order may require the payment in a single sum of any designated portion of the Value of a Participant's Accounts in which the Participant has a fully vested interest, as determined as soon as practicable following the determination by the Plan Administrator of the qualified status of such Domestic Relations Order, regardless of whether the Participant shall then have qualified for an immediate distribution and regardless of the inability of the Participant then to have withdrawn all or any of the amounts covered by the Qualified Domestic Relations Order. Unless otherwise specified in the Qualified Domestic Relations Order, any such single sum distribution shall be withdrawn on a pro rata basis from all of the Participant's Accounts and from the Investment Funds in which his Accounts are invested.

      (b) In the event that a Qualified Domestic Relations Order shall require that a portion of a Participant's Accounts be held under the Plan for the benefit of the Alternate Payee, such portion shall be held in a QDRO Balance and shall be subject to the following rules:

            (i) Except as otherwise specifically provided in this Section 10.2, the Alternate Payee shall, with respect to the administration of the QDRO Balance, be treated in the same manner as a Participant who has terminated employment with all the Affiliated Companies.

            (ii) The rights of the Alternate Payee with respect to the investment of and withdrawals from the QDRO Balance shall be established by the Employer and any reasonable costs of the administration of the QDRO Balance may be assessed against the same.

            (iii) The Alternate Payee shall not be entitled to contribute, receive an allocation of contributions, or borrow under the Plan.

            (iv) The obligations under any Loan shall be personal to the Participant, and in the event that the Qualified Domestic Relations Order would otherwise require the transfer of all or any portion of a Loan to the QDRO Balance, such Loan shall become due and payable as provided in Section 15.4(c).

            (v) Unless otherwise specified in the Qualified Domestic Relations Order, any transfer to the QDRO Balance shall be withdrawn, subject to paragraph (iv) above, on a pro rata basis from all of the Participant's Accounts and from the Investment Funds in which the Participant's Accounts are invested.

      (c) Upon and after the receipt by the Plan Administrator of a Domestic Relations Order, no withdrawals shall be permitted to be made from the Participant's Accounts and no Loans shall be made to the Participant unless and until permitted under a related Qualified Domestic Relations Order, or, absent a related Qualified Domestic Relations Order, until the end of the nine-month period immediately following such receipt of the Domestic Relations Order. The Participant's investment directions in effect immediately prior to the Plan Administrator's receipt of the Domestic Relations Order shall remain in effect; provided, however, that the Participant may make a change pursuant to Section 5.4 or a reallocation pursuant to
            Section 5.5, in either case, solely in order to increase the portion of his Accounts invested in the Fixed Income Fund.

      (d) The Plan Administrator shall follow such other rules and procedures with respect to a Domestic Relations Order as provided in the Qualified Domestic Relations Order Rules and Procedures as in effect from time to time.

      (e) If (i) any regulation becomes effective which interprets Section 206(d) of the Act, Section 414(p) of the Code, or both, and (ii) any provision of the Plan or the QDRO Rules and Procedures is contrary to such regulation or does not fully comply with the same, then any such provision shall, to the extent necessary, be of no force or effect for any Domestic Relations Order received by the Plan Administrator after the effective date of such regulation, and the Plan and the QDRO Rules and Procedures shall be deemed to have complied with such regulations from such effective date and further shall be deemed not to have created any accrued benefits under
            Section 204(g) of the Act or Section 411(d)(6) of the Code not required under such regulation. Any Domestic Relations Order shall be subject to any changes in the Plan or the QDRO Rules and Procedures which may be required to comply with such regulation or otherwise to maintain the qualification of the Plan under Section 401(a) of the Code.

10.3  No Employment Rights

      The establishment of the Plan shall not be construed as conferring any rights upon any Employee or any other person for a continuation of employment, nor shall it be construed as limiting in any way the right of an Employer to discharge any Employee or to treat him without regard to the effect which such treatment might have upon him as a Participant under the Plan.

10.4  Incapacity

      If any person entitled to receive any benefits hereunder is, in the judgment of the Plan Administrator, legally, physically or mentally incapable of personally receiving and receipting for any distribution, the Plan Administrator may direct that any distribution due him, unless claim has been made therefor by a duly appointed legal representative, be made to his spouse, children or other dependents or to a person with whom he resides, and any other distribution so made shall be a complete discharge of the liabilities of the Plan therefor.

10.5  Identity of Proper Payee

      The determination of the Plan Administrator as to the identity of the proper payee of any payment and the amount properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

10.6  Governing Law

      To the extent not preempted by federal law, the Plan shall be interpreted and applied in accordance with the laws of the State of Ohio.

                                   ARTICLE 11

                          Fiduciary and Administration

11.1  Plan Administrator

      The authorities and responsibilities of the Plan Administrator shall be vested jointly in the members of the Alcancorp Employee Benefits Committee (the "Committee"). The members of the Committee shall be designated by the Board and shall serve for terms of one year and until their successors are designated and qualified. The term of any member of the Committee may be renewed from time to time without limitation as to the number of renewals. Any member of the Committee may resign upon not less than 60 days' notice to the Board but may be removed from office only by reason of his failure or inability, in the opinion of the Board, to carry out his responsibility in an effective manner. Any instrument or document signed on behalf of the Committee by any member of the Committee may be accepted and relied upon as the act of the Committee.

11.2  Plan Fiduciaries

      The Plan Administrator is the named fiduciary under the Plan and is responsible for controlling and managing the operation and administration of the Plan in accordance with the provisions of the Act.

11.3  Reports of the Plan Administrator

      The Plan Administrator shall report to the Board on the performance of its responsibilities and on the performance of any persons to whom any of its powers and responsibilities may have been delegated.

11.4  Service in Various Fiduciary Capacities

      The Plan Administrator or any other persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary may serve as such in addition to being an officer, Employee, agent or other representative of a party in interest.

11.5  Retention of Advisors and Services

      The Plan Administrator may employ one or more persons to render advice with regard to any responsibility assumed by such fiduciary under the Plan or the Act and retain such clerical, legal, accounting and consulting services as the Plan Administrator deems appropriate.

11.6  Power to Construe and Make Rules

      The Plan Administrator shall have the power to construe the provisions of the Plan, resolve any errors, inconsistencies or omissions therein and to determine any questions of fact which may arise hereunder and to make such rules and regulations, including but not limited to rules governing the manner in which the Plan Administrator shall act or in which the Plan Administrator's own affairs shall be managed, as the Plan Administrator may deem necessary or appropriate in the exercise of its authority hereunder.

11.7  Power to Direct Trustee

      The Plan Administrator shall have authority to direct the Trustee with respect to any payments or disbursements from, or contributions to, the Plan.

11.8  Exercise of Authority

      Whenever in the administration of the Plan the Plan Administrator acts or otherwise exercises any authority, such exercise of authority shall be consistent with the requirements of the Act and all other laws and in addition shall generally be uniform in nature as applied to all persons similarly situated and without discrimination in favor of HCEs, and in accordance with the Plan, all as determined by the Plan Administrator in its sole discretion.

11.9  Power of Delegation

      The Plan Administrator shall have the power to designate one or more persons, including any corporation, to whom the Plan Administrator may delegate, and among whom the Plan Administrator may allocate, specified fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of the Act). Any such designation shall be in writing and the Plan Administrator shall not enter into any delegation under this
      Section 11.9 which does not provide for the termination thereof by the Plan Administrator upon reasonable notice to such person. Without limiting the generality of the foregoing, the Plan Administrator shall have the power to delegate, in accordance with the foregoing provisions of this
      Section 11.9, to one or more persons, the authority (i) to determine the amount of benefits based upon records due any person under the Plan, (ii) to execute, in the name, and on behalf of, the Plan Administrator, any direction for payment of any benefit under the Plan, and (iii) to maintain records and accounts.

11.10 Ministerial Plan Services

      The Corporation or any other person shall perform such ministerial services in the administration of the Plan as may be agreed upon between the Plan Administrator and the Corporation or such other person. The Plan Administrator shall furnish the Corporation or such other person with such framework of policies, interpretations, rules, practices and procedures as the Plan Administrator shall deem necessary or appropriate. The Plan Administrator may rely on any information, data, statistics, reports or analysis furnished by the Corporation, including, without limitation, information relating to addresses, employment, employment status, and services of any Participant or other person.

11.11 Claims Procedure; Appeals

      If a Participant or a Participant's Beneficiary (who shall be considered for this purpose a "Claimant") believes that he is entitled to a vested benefit, the Claimant must apply for the benefit, in writing, to the designated local representative of the Corporation. In rendering its decision, such designated local representative shall have full power and authority to construe the provisions of the Plan, to resolve any errors, inconsistencies or omissions therein, and to determine any questions of fact which may arise thereunder.

      In the event that the Claimant's application or any other claim under the Plan is denied, the Claimant will be notified by the Plan Administrator within 90 days after its receipt of his application or claim, provided that if there are special circumstances which make a longer period for decision necessary or appropriate, on notice to the Claimant, such decision may be postponed for an additional 90 days. Such notice will be in writing, will indicate the specific reasons for such denial, the specific provisions of the Plan on which it was based and any additional material or information necessary for him to perfect the Claimant's application or claim as well as provide an explanation of the claim review procedure of the Plan. In the event that notice of such denial is not furnished within the prescribed time period, the Claimant will be entitled to appeal as if the application or claim had been denied.

      An appeal with respect to the Plan, if it cannot be resolved by discussion with the designated local representative of the Corporation, is to be addressed by the Claimant in writing to the Plan Administrator. The Plan Administrator is the named fiduciary of the Plan for the purpose of hearing claims appeals. The Claimant is entitled to review pertinent documents and he may submit in writing issues and comments in the same manner as an appeal is to be submitted. Requests for review must be made within 120 days after receipt of written notice of denial of the claim. A decision will be rendered by the named fiduciary within 60 days after his receipt of the request for review, provided that if there are special circumstances which make a longer period of decision necessary or appropriate, on notice to the Claimant, decision may be postponed for an additional 60 days. Any decision by the Plan Administrator shall be in writing and shall set forth the specific reason for the decision and the specific Plan provisions on which the decision is based. In rendering its decision, the Plan Administrator shall have full power and authority to construe the provisions of the Plan, to resolve any errors, inconsistencies or omissions therein, and to determine any questions of fact which may arise thereunder. Except as otherwise provided by applicable law, the decision of the Plan Administrator shall be final and binding on all parties.

      No benefit shall be payable hereunder unless the applicable designated local representative of the Corporation, or the Plan Administrator acting in its review capacity hereunder, determines in its discretion that such benefit is due under the terms of the Plan.

      No legal action may be commenced against the Plan, the Corporation, any Employer or the Plan Administrator in connection with any Claimant's claim more than 120 days after the Plan Administrator's final decision has been rendered with respect to such claim.

11.12 Funding Policy

      The Plan Administrator, acting in conjunction with any trustee, insurance carrier, investment manager or other party responsible for the investment of the assets of the Plan (the "Funding Agency"), shall cause to be established a funding policy pursuant to the procedure set forth in this
      Section 11.12. The Plan Administrator shall determine the short and long run financial needs of the Plan, giving regard to the objectives of the Plan, its need for liquidity, and such other factors as it deems appropriate. The Plan Administrator shall, on the basis of such information, formulate a statement of the needs of the Plan which shall be submitted to each Funding Agency. The Funding Agency shall on the basis of such statement and such other information as it shall reasonably request, coordinate its investment policy with the Plan needs communicated to it and establish the funding policy of the Plan.

      The Plan Administrator shall review the funding policy and all or any portion of the information upon which it is based at such time or times as it may deem advisable but not less often than annually.

11.13 Qualified Status of Plan

      It is intended that the Plan at all times satisfies the requirements of
      Section 401(a) of the Code and the regulations issued thereunder. To enable the Employer to provide, in its sole discretion, benefits to employees as permitted under a plan that satisfies such requirements, notwithstanding any other provision in the Plan to the contrary, no action shall be required to be taken with respect to the Plan or any Participant (or Beneficiary) that in the determination of the Plan Administrator would have a significant likelihood of adversely affecting this determination under Section 401(a) of the Code. The Plan shall be interpreted in accordance with the Code and the Act, and all provisions hereof shall be administered in accordance with such laws.

11.14 Indemnification of Certain Persons

      Each individual who has been designated hereunder to carry out any Fiduciary or administrative responsibility or any act on behalf of the Corporation (including without limitation, members of the Committee), and is an employee, officer or director of the Corporation, shall be indemnified by the Corporation to the extent permitted by law, against all expenses (including costs and attorney's fees) actually and necessarily incurred or paid by him in connection with the defense of any action, suit or proceeding in any way relating to or arising from the Plan to which he may be made a part by reason of his being or having been so designated, or by reason of any action or omission or alleged action or omission by him in such capacity, and against any amount or amounts which may be paid by him (other than to the Corporation) in reasonable settlement of any such action, suit or proceeding, where it is in the interest of the Corporation that such settlement be made. In cases where such action, suit or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such employee, officer or director is liable for gross negligence or willful misconduct in the performance of his duties as such. The right of indemnification herein provided shall not be exclusive of other rights to which any such employee, officer or director may now or hereafter be entitled, shall continue as to a person who has ceased to be so designated and shall inure to the benefit of the heirs, executors and administrators of such employee, officer or director.

                                   ARTICLE 12

                          Management of the Trust Fund

12.1  Trust Fund

      All contributions under the Plan shall be paid over to the Trustee which shall be appointed from time to time by the Plan Administrator or pursuant to its authorization, with such powers in the Trustee (or in any investment manager designated pursuant to Section 5.1) as to investment, reinvestment, control and disbursement of the funds as the Plan Administrator shall approve and as shall be in accordance with the Plan. The Plan Administrator may remove or authorize the removal of any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Plan Administrator shall designate or authorize the designation of a successor Trustee.

12.2  Exclusive Benefit of Participants and Beneficiaries

      All funds under the Plan shall be held under a trust or trusts for the exclusive benefit of Participants and their Beneficiaries, and no part of the corpus or income shall revert to the Employers or be used for, or diverted to, purposes other than for the exclusive benefit of such persons under the Plan, including the payment of expenses of the Plan, except as otherwise expressly provided hereunder, including Section 12.5. No such person, nor any other person, shall have any interest in or right to any of such funds, except to the extent expressly provided in the Plan.

12.3  Application and Disbursement of Trust Fund

      The funds held by the Trustee shall be applied to the payment of benefits as provided in the Plan to such persons as are entitled thereto in accordance with the Plan and for the payment of expenses of the Plan and Trust Fund as provided in Sections 12.2 and 12.5, except as otherwise expressly provided herein.

      The Plan Administrator shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan, including the form of voucher or warrant to be used in making disbursement and the qualification of persons authorized to approve and sign the same and any other matters incident to the disbursement of such funds.

12.4  Master Trust

      The assets of the trust established under the Plan as adopted by the Corporation may be commingled for investment purposes under a master trust or trusts established by the Corporation with the assets of other trusts established under the Plan in accordance with Section 14.1 and with the assets of trusts established under a plan other than the Plan which has been admitted to participation in such master trust on such terms and conditions as may be specified by the Corporation.

12.5  Expenses of Plan

      The expenses for general administration of the Plan, including Trustee's fees as such may from time to time be agreed upon between the Employer and the Trustee, may, in the discretion of the Plan Administrator, be paid from the Participants' Accounts, be borne by the Trust Fund, or, with the consent of the Corporation, be paid by the Employer. Fees and expenses of the Plan which are incurred with respect to a specific Investment Fund or a specific Account or Accounts or portions thereof may, in the discretion of the Plan Administrator, be paid from the assets of such Investment Fund or Account or Accounts or portions thereof in such manner as the Plan Administrator may determine. Fees and expenses of the trustee which have not been paid will be deemed to be a lien on the Trust Fund.

                                   ARTICLE 13

               Amendment, Modification, Suspension or Termination

13.1  Corporate Authority

      The Corporation reserves the right at any time to amend, modify, suspend or terminate the Plan, any contributions thereunder, the Trust Fund or any contract forming a part of the Plan, in whole or in part, and for any reason and without the consent of any Employer, Participant, Beneficiary or any other person having an interest under the Plan. Any such amendment, modification, suspension or termination of the Plan shall be made by:

      (a)   the adoption of a resolution by the Board amending said Plan; or

      (b) the execution of a certificate of amendment or other written instrument by an officer of the Corporation authorized by a resolution of the Board to amend the Plan.

13.2  Limitations

      No amendment shall be made which would make it possible for any part of the funds of the Plan (other than such part as is required to pay taxes, if any) to be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan.

      No merger or consolidation with, or transfer of assets or liabilities to, any other pension or retirement plan, shall be made unless the benefit each Participant in the Plan would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan terminated immediately before such merger, consolidation or transfer.

13.3  Retroactivity

      Subject to the provisions of Section 13.1, 13.2 or any applicable provision of law, any amendment, modification, suspension or termination of any provision of the Plan may be made retroactively if necessary or appropriate either to qualify or maintain the Plan, the Trust Fund and any contract forming a part of the Plan as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code or any other applicable section of law (including the Act) or regulations issued pursuant thereto, as now in effect or hereafter amended or adopted, or for any other reason.

13.4  Right to Terminate or Discontinue Contributions or to Secede from the Plan

      Each Employer reserves the right by resolution of its board of directors to:

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

      (a)   terminate the Plan with respect to such Employer; or

      (b)   discontinue contributions under the Plan.

13.5  Distribution on Plan Termination

      In the event of a complete termination of the Plan with respect to an Employer, the Accounts of the Participants who are employed by such Employer shall be distributed at the time and in the manner determined under the amendment terminating the Plan; provided, however, that, except as permitted by Section 401(k) of the Code or other applicable law, no distribution with respect to any Participant shall be made prior to the earliest date on which a withdrawal is permitted under Article 8 and, provided further, however, that, unless required pursuant to Article 9, or permitted under Treasury Regulation Section 1.411(a)-11(e) or other applicable law, no distribution in excess of $5,000 shall be made without the advance written consent of such Participant.

13.6  Distribution on Sale

      In the event of any transaction involving an Employer that results in the Employer no longer being an Affiliated Company or the disposition of substantially all of the Employer's assets, the Accounts of the Participants who are employed by such Employer at the time of such transaction shall continue to be held by the Plan, and such event shall not be construed to constitute an event entitling a Participant to a distribution hereunder except as otherwise provided in an amendment to this Plan or in the agreement which governs such disposition or other transaction.

                                   ARTICLE 14

                Participation in Plan by Subsidiary or Affiliate

14.1  Adoption by Subsidiary or Affiliate; Extension to Division or Unit

      Any subsidiary or affiliate of the Corporation may, with the consent of the Board, become a party to this Plan by adopting the Plan, on such terms and conditions as mutually agreed upon by the Board and such subsidiary or affiliate, which terms and conditions shall be set forth in an Appendix hereto, as its savings plan for its eligible Employees and by establishing a trust to fund the benefits of the Plan as so adopted by it. Any such trust may be established, as the Plan Administrator shall determine, either by the execution of a separate trust agreement or by the adoption of the Trust Agreement by such subsidiary or affiliate. Upon the filing with the Trustee of a certified copy of the resolutions or other documents evidencing adoption of the Plan, and the Trust Agreement if applicable, and a written instrument showing the consent of the Board to participation of such subsidiary or affiliate and, if applicable, upon the execution of a separate agreement of trust with the Trustee satisfactory in form to the Plan Administrator, such subsidiary or affiliate shall thereupon be included in the Plan as an Employer. Without limitation of the foregoing, any such adopting subsidiary or affiliate and the plan established by it as aforesaid shall be subject to the authorities herein reserved to the Corporation and the Plan Administrator with respect to the Plan.

14.2 Special Provisions for Employees of Subsidiaries, Affiliates, Acquired Companies

      In approving the adoption of the Plan or its extension to Employees of any organization all or part of whose business or assets, or both, are acquired by an Employer by merger, purchase or otherwise, the Board shall, subject to applicable law, designate the extent, if any, to which the Employees' employment with predecessor companies prior to the date of such adoption or extension shall be considered Service.

                                   ARTICLE 15

                              Loans to Participants

15.1  Eligibility for Borrowing

      A Participant who is an Eligible Employee may borrow from the Plan to the extent permitted and under the conditions set forth in this Article 15. A loan from the Plan shall not be made to a former Participant whose employment with the Employer has terminated unless required to comply with the applicable provisions of the Act and the Code.

15.2  Amount of Loans

      (a) The maximum amount available for a Loan to a Participant when added to the outstanding balance of all other Loans to such Participant as of the Loan Valuation Date shall be the lesser of:

            (i)   $50,000 reduced by the excess (if any) of:

                  (A) the highest outstanding balance of Loans to the Participant during the one-year period ending on the day before the Loan Valuation Date, over

                  (B) the outstanding balance of Loans to the Participant as of the Loan Valuation Date, or

            (ii) one-half (-1/2) of the Value of the Participant's Accounts under the Plan on the Loan Valuation Date;

            provided, however, that in no event shall the amount of any Loan exceed the Value of the Participant's Accounts as of the Valuation Date coinciding with or immediately preceding the date of disbursement of the Loan.

      (b) No more than two Loans including, without limitation, one Home Loan may be outstanding with respect to a Participant at any time, and no Loan shall be made to a Participant who is in default under a Loan.

      (c) The minimum amount of any Loan shall be $1,000, and Loans shall be made in $100 increments.

      (d) The Plan Administrator may, at its discretion, impose such fees for loans which it deems appropriate, including but not limited to, loan initiation fees and handling charges. Such fees shall be payable in any manner that the Plan Administrator deems appropriate, including but not limited to, by a charge to the Participant's Account or Accounts, by adding such fee to the outstanding balance of the loan, by deducting such fee from the loan proceeds, or by charging the fee directly to the Participant.

15.3  Interest Rate

      The interest rate payable on any Loan shall be established by the Plan Administrator in accordance with the requirements of law and shall be communicated to Participants. Any rate so established shall remain in effect until a new rate is established and communicated. The interest rate established under this Section 15.3 which is in effect on the Loan Valuation Date of any Loan shall be applicable to such Loan and shall remain in effect during the term of that Loan.

15.4  Term of Loan

      (a) A Home Loan shall be repaid prior to the expiration of the 15-year period commencing on the date of the first repayment. Any Loan under the Plan, other than a Home Loan, shall be repaid on or before the end of the 5-year period commencing on the date of the first repayment.

      (b)   The minimum term of any Loan shall be one year.

      (c) Except to the extent required to comply with the applicable provisions of the Act or the Code, the outstanding balance of principal and accrued interest under any Loan shall become immediately due and payable as of (i) the last day of the calendar month following the month in which the Participant's employment with the Employer is terminated for any reason, including death or transfer to an Affiliated Company which is not part of the Employer, or (ii) the effective date of a Qualified Domestic Relations Order that otherwise would require the transfer of all or any portion of a Loan to an Alternate Payee.

      (d) Notwithstanding the preceding provisions of this Section 15.4, the full amount of the outstanding principal balance of any Loan which has been outstanding for not less than a six-month period may be prepaid without penalty, effective as of such date as may be prescribed by the Plan Administrator.

15.5  Disbursement and Security

      (a) A Loan shall be evidenced, in such written, telephonic or electronic manner as the Plan Administrator may prescribe, by the agreement of the borrowing Participant, to the terms of the Loan, which terms shall include, without limitation, an assignment of -1/2 of the Value of the Participant's vested interest in his Accounts and the Participant's Outstanding Loan Balance or, in either case, any lesser portion thereof, as security for such Loan and the Participant's consent to a reduction of the Participant's Accounts in satisfaction of such security interest. Each Loan shall be secured by the Participant's pledge of his Accounts and his Outstanding Loan Balance to the extent assigned pursuant to the immediately preceding sentence.

      (b) In the event that a Participant has executed a promissory note, otherwise agreed to Loan terms, or requested a Loan and that prior to the date on which Loan proceeds are disbursed to him it is determined that the amount available for a Loan under Section 15.2 is less than the amount of such promissory note, Loan terms or Loan request, the Participant shall be required to accept a Loan in the maximum lesser amount permitted under Section 15.2 and evidence agreement with the revised Loan terms in such written, telephonic or electronic manner as the Plan Administrator shall require.

      (c) Except as otherwise determined by the Plan Administrator, Loans shall be disbursed as soon as practicable following the Loan Valuation Date.

      (d) Loans shall be made from a Participant's Accounts in the reverse order to the order in which withdrawals are permitted from such Accounts under Section 8.1. As of the Loan Valuation Date, an amount equal to the principal amount loaned from an Account shall be deducted on a pro rata basis from the Investment Funds in which such Account is otherwise invested. A Fund denominated the "Loan Fund" shall be established for each Participant with respect to whom a Loan is outstanding under the Plan. The Loan Fund shall be invested solely in the promissory note evidencing the Loan made to the Participant. The Loan Fund shall be credited with the principal amount of any Loan together with any interest accruing thereon.

      (e) Except as otherwise determined by the Plan Administrator, a Participant who has applied for a Loan shall be required to accept such Loan.

15.6  Repayment of Loans

      (a) Repayment of the principal and interest of any Loan under the Plan shall be made in substantially equal payments during the term of the Loan which shall be due upon each paydate of the borrowing Participant to occur during each calendar month commencing as soon as practicable following the date on which the proceeds of the Loan are disbursed. A Participant may prepay any loan in full (but not in part), provided that if the participant remains on the active or inactive payroll of an Employer, such prepayment shall not be permitted, at any time prior to six months after the Loan Valuation Date.

      (b) Payments of principal and interest, and lump sum prepayments of principal, shall reduce the balance in the Participant's Loan Fund. Such amounts shall be returned to the Participant's Accounts (e.g., After-Tax Account, Before-Tax Account, Employer Account, Qualified Contributions Account, Rollover Account, Safe Harbor Account and or any other Account established hereunder) from which the Loan was made pursuant to Section 15.5(d), in the same proportion as the original principal amount of the loan was borrowed from such Accounts.

      (c)   Amounts which are returned to a Participant's Accounts pursuant to
            Section 15.6(b) above, shall be invested in the Investment Funds in the proportion last elected by the Participant in accordance with
            Section 5.2.

      (d) Notwithstanding any provision of this Plan to the contrary, loan repayments by a Participant who is in Military Service will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

15.7  Defaults and Remedies

      (a)   Except as otherwise prescribed by the Plan Administrator pursuant to
            Section 15.8, in the event that a Participant fails to make any required payment under a Loan, such Participant shall be deemed to be in default on such Loan, and a Loan which is in default shall become due and payable as of the last day of the month in which such default occurs.

      (b) The Plan Administrator, in its sole discretion, may take such action as it may deem appropriate to enforce payment of any Loan, including the execution by the Plan upon its security interests in the Participant's Accounts and Loan Fund; provided, however, that the Plan shall not levy against an Account of the Participant until such time that a distribution from such Account would otherwise be available under the Plan, including, if applicable, withdrawal due to Hardship. Any such application of a Participant's Accounts to payment of the Loan may be treated as a distribution from the Participant's Accounts in the order in which withdrawals are permitted from such Accounts under Section 8.1 to the extent required to discharge the Loan. If the entire balance and accrued interest of the Loan in default cannot be discharged as set forth in the preceding provisions of this Section 15.7, the remaining amount may be collected by the Plan Administrator using appropriate legal remedies and, until collected in full, shall be deducted from any subsequent withdrawals and distributions from the Plan. Nothing in this Section 15.7 shall affect the right of the Plan Administrator to retain the security in any part of the Participant's Accounts that is not available for withdrawal at the time that any other remedies are available to the Plan Administrator. Expenses of collection of any loan in default, including legal fees, if any, shall be borne by the Participant or his Accounts, except as the Plan Administrator .may determine.

15.8  Loan Rules

      The Plan Administrator shall establish such rules consistent with the provisions of this Article 15, as it may deem necessary or advisable to provide for the administration of Loans, including, without limitation, rules governing (i) the date on which Loans shall commence to be made under the Plan; (ii) the manner and timing of repayments and prepayments;
      (iii) the treatment of Loans and repayments, including the determination of the events of default, in the event of an absence from employment by reason of leave of absence, lay-off or otherwise; (iv) the content of any Appropriate Form or Forms, promissory note/loan agreements, Loan applications and other documentation or written or electronic agreements or notices required or appropriate in connection with Loans; (v) the timing of applications and notifications in connection with Loans; and
      (vi) any matter as to which discretion is reserved to the Plan Administrator under this Article 15. Without limitation of the foregoing, the Plan Administrator may establish such rules and procedures, including the modification of the terms of any outstanding Loan, which he may deem to be necessary or desirable in order to comply with any regulations governing employee loans under the provisions of the Act, the Code or any other applicable law, and by requesting a Loan hereunder each borrowing Participant agrees to execute such modified or superseding documents as may be required by the Plan Administrator pursuant to such rules or procedures.

                                   ARTICLE 16

                             Rollovers and Transfers

16.1  Rollovers to the Plan

      Effective on or after January 1, 1998, Section 16.1 shall read, as follows:

      A Participant who is an Eligible Employee who has had distributed to him his interest in another plan which meets the requirements of Section 401(a) of the Code, hereinafter referred to as the `Other Plan,' may, in accordance with procedures approved by the Plan Administrator, roll over all or a portion of such distribution to the Trustee provided the following conditions are met:

      (a) The rollover (i) occurs on or before the 60th day following his receipt of the distribution from the Other Plan; (ii) the rollover is a "direct rollover" (within the meaning of Treasury Regulation
            Section 1.401(a)(31)-1T, Q&A-3) from the Other Plan; or (iii) if such distribution had previously been deposited in a conduit individual retirement account (as defined in Section 408 of the Code), the rollover occurs on or before the 60th day following his receipt of such distribution plus earnings thereon from the individual retirement account; and

      (b) The distribution or direct rollover from the Other Plan is an eligible rollover distribution within the meaning of Section 402(c) of the Code, or the amount distributed from the individual retirement account qualifies as a rollover contribution under
            Section 408(d)(3) of the Code; and

      (c) The amount rolled over does not include any amounts not includible in gross income in accordance with Section 402(c)(2) of the Code.

      The Plan Administrator shall develop such procedures, and may require such information from a Participant desiring to make such a rollover, as it deems necessary or desirable to determine that the proposed rollover shall meet the requirements of this Section 16.1. Rollovers made to this Plan shall only be allowed on a cash basis (wire transfer or checks). Any such rollover amount shall be invested as directed by such Eligible Employee's separate investment election consistent with Article 5.

16.2  Trust-to-Trust Transfers into or from the Plan

      At the discretion of the Corporation and pursuant to procedures issued by the Plan Administrator, the individuals who were participants in another plan which meets the requirements of Section 401(a) of the Code may have their entire interests in such plan, including Plan loans, transferred directly on a trust-to-trust basis into this Plan. Any such transferred amounts shall be allocated to Accounts of Participants as determined by the Plan Administrator. The Plan Administrator shall transfer such amounts to corresponding accounts under this Plan or in such other appropriate accounts as are necessary to protect any optional forms of benefit which may not be eliminated without violating Section

      411(d)(6) of the Code. Notwithstanding the foregoing, in no event shall a transfer be permitted under this paragraph to the extent that such transfer will subject the Plan or any portion of the Plan (including, but not limited to, the amount of the transfer) to the provisions of Sections 401(a)(11) and 417 of the Code.

      At the discretion of the Corporation and pursuant to procedures issued by the Plan Administrator, the individuals who were participants in another plan which meets the requirements of Section 401(a) of the Code may have their entire interests in this Plan, including Plan loans, transferred directly on a trust-to-trust basis into such other Plan.

      At the discretion of the Corporation and pursuant to procedures issued by the Plan Administrator, any transfers into or out of this Plan pursuant to this Section may be done on a elective basis by the individuals involved.

                                   ARTICLE 17

                         In Event Plan Becomes Top-Heavy

17.1 For purposes of this Article 17, the following terms shall have the following meanings:

      (a) "Determination Date" means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.

      (b) "Key Employee" means a Participant or former Participant who is a "key employee" as defined in Section 416(i) of the Code.

      (c) "Non-Key Employee" is any Employee who is not a Key Employee (including a Participant who is a former Key Employee).

      (d) "Permissive Aggregation Group" means, with respect to a given Plan Year, the Plan and all other plans of the Corporation and Corporate Group (other than those included in the Required Aggregation Group) which, when aggregated with the plans in the Required Aggregation Group, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

      (e) "Present Value of Accounts" means, as of a given Determination Date, the sum of the Value of the Participant's Accounts under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made to or on behalf of any Participant in the Plan Year ending on the Determination Date and the four preceding Plan Years, but shall not take into consideration the Value of the Accounts of any Participant who has not performed any services for an Employer during the five-year period ending on the Determination Date.

      (f) "Required Aggregation Group" means with respect to a given Plan Year, (A) the Plan, (B) each other plan of the Corporation and Corporate Group in which a Key Employee is a participant, and (C) each other plan of the Corporation and Corporate Group which enables a plan described in (A) and (B) to meet the requirements of Section 401(a)(4) or 410 of the Code. The Required Aggregation Group shall include any plan which would, but for the fact it terminated, be included in the terms of this definition.

      (g)   "Top-Heavy" means, with respect to the Plan for a Plan Year:

            (1) that the Present Value of Accounts of Key Employees exceeds 60% of the Present Value of Accounts of all Participants; or

            (2) the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group, unless the Plan or such Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

      (h) "Top-Heavy Group" means, with respect to a given Plan Year, a group of plans of the Corporation which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(B) of the Code.

17.2 Notwithstanding any other provision of the Plan to the contrary, the following provisions of this Section 17.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.

      (a) For any Plan Year in which the Plan is Top-Heavy, the minimum Employer Contribution (disregarding any Safe Harbor Contributions) during the Plan Year on behalf of a Non-Key Employee shall be equal to the lesser of (i) 3% of such Non-Key Employee's "Section 416 compensation;" or (ii) the percentage of "Section 416 compensation" at which Employer contributions are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the highest. For the purposes of this subsection (a) the term "Section 416 compensation" shall mean the Section 415 compensation (as defined in Section 4.2) for the Plan Year under consideration, subject to the applicable limitations of Section 401(a)(17) of the Code, and the Employer contributions referred to in paragraph (ii) shall be deemed to include both Basic Contributions and Before-Tax Contributions.

      (b) In the event of the termination of service of a Participant with all Affiliated Companies after the completion of two years of Service, the Value of the Participant's Employer Account shall be 100% vested.

      (c) Solely for purposes of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for the accrual purposes under all plans maintained by the Corporation or any other member of the Corporate Group, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

      (d) In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Article 17 are no longer necessary for the Plan to meet the requirements of Section 401 of the Code or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

      IN WITNESS WHEREOF, ALCAN ALUMINUM CORPORATION has caused this amendment and restatement of this Plan to be executed as of ______________ _______, _____.

                                              ALCAN ALUMINUM CORPORATION

                                              By ______________________________

Attest:

________________________

                                   APPENDIX A

                             Table of Applicability
                           (In effect January 1, 2000)

The following table shows the Employers to which the Alcancorp Employees' Savings Plan applies and the respective effective dates of adoption of the Plan and, if applicable, the respective date of cessation of participation in the Plan and the groups of Employees covered by such Employers.

                                                                                                                   % Alcan
                                                                                                                  Ownership
                                                                                                                  ---------
A.   Alcan Aluminum Corporation (May 1, 1981)                                                                       100%

B.   Luxfer USA Limited (January 1, 1986 until February 8, 1996)                                                    100%

C.   Superform USA Inc. (Salaried Employees) (January 1, 1986 until February 8, 1996)                               100%

D.   Toyal America, Inc. (known as Alcan-Toyo America, Inc. from July 1, 1987 to December 31, 1996) (July 1,          5%
     1987)

E.   Alanx Products, L.P. (January 1, 1988 until June 1, 1992)                                                       82%

F.   Inorganic Membrane Technology (October 1, 1988 until September 1, 1991)                                        100%

G.   Kroy Industries Corporation (January 1, 1989 until November 1, 1994)                                           100%

H.   ManLabs, Inc. (January 1, 1989 until April 1, 1990)                                                            100%

I.   Magnesium Elektron, Inc. (Except Employees first hired at Lakehurst, NJ) (April 1, 1989 until February         100%
     8, 1996)

J.   Sol-Gel Ceramic Products, Inc. (April 1, 1989 until April 11, 1991)                                            100%

K.   Technical Ceramics Laboratories (October 1, 1989 until February 14, 1995)                                      100%

L.   BioKen Separations, Inc. (November 1, 1989 until January 1, 1992)                                              100%

M.   Rapak, Inc. (January 1, 1990 until March 1, 1992)                                                              100%

N.   Alupower, Inc. (April 1, 1990 until October 11, 1994)                                                          100%

O.   Superform USA Inc. (Hourly Employees) (May 1, 1990 until February 8, 1996)                                     100%

P.   Alcan Management Services USA Inc. (January 1, 1992)                                                           100%

Q.   Alcan Automotive Casting Inc. (November 2, 1993)                                                               100%

R.   Logan Aluminum Inc. (December 31, 1994)                                                                         40%

S.   Alcan Connecticut, Inc. (March 12, 2001)                                                                       100%

                                   APPENDIX B

              Alcancorp Employees' Savings Plan; Special Provisions
             Applicable to Employees of Certain Acquired Enterprises

A.    Introduction

      Notwithstanding anything to the contrary in the Plan, the following provisions of this Appendix B shall govern the Plan participation and the ability to make or receive allocations of Plan contributions with respect to certain groups of Employees specified herein who were formerly employed by an employer the operations of which have been acquired by the Corporation. Except as otherwise specifically provided in this Appendix B, the provisions of the Plan shall apply to any Participant referred to herein.

B.    Atlantic Richfield Corporation

      (1) A Transferred Arco Employee may become a Participant on March 1, 1985 or on any subsequent Entry Date. "Transferred Arco Employee" means a former Atlantic Richfield Corporation Employee who became an Eligible Employee of an Employer on January 18, 1985, the closing date of the purchase of certain Arco operations.

      (2) In the case of a Transferred Arco Employee who becomes a Participant as of March 1, 1985, Employer Contributions for the first calendar month of such Participant's Plan participation shall be twice the amount of Employer Contributions otherwise applicable with respect to such Participant in accordance with Section 4.1.

C.    Kroy Industries, Inc.

      (1)   Effective June 1, 1988, the Kroy Industries Division of Alcan Pipe
            (USA) (the "Kroy Division") shall participate in the Plan to the extent and as provided in this Section C.

      (2) On or before December 31, 1988, the Employer shall contribute an amount equal to such percentage of the earnings for the period June 1, 1988 through November 30, 1988 of each Employee of the Kroy Division on November 30, 1988 who was hired by Kroy Industries, Inc. prior to December 1, 1987 as the Corporation shall determine, and such amount shall be allocated among the Accounts of each person who is an Eligible Employee at the Kroy Division on December 31, 1988, who has filed an Appropriate Form or Forms within such time period as the Plan Administrator shall prescribe ("Initially Eligible Kroy Employees") as a "Special Employer Contribution," and such contribution shall be allocated among the Employee Contribution Accounts of such Eligible Employees in such proportions. Such contribution shall be treated for purposes of the Plan (except with respect to the manner of allocation thereof) as if such contribution constituted an Employer Contribution under Section 4.1(b). Notwithstanding the foregoing provisions of this Section C of Appendix B, no Employee of the Kroy Division shall be eligible to make or to receive an allocation of any contribution under the Plan during the period from December 1, 1988 through December 31, 1988, except as specifically provided in the preceding sentence.

      (3) For the purposes of the allocation of Employer Contributions pursuant to Section 4.1(b) and the establishment of vesting in Employer Contributions pursuant to Article 7, the service of any Initially Eligible Kroy Employees shall include service with Kroy Industries, Inc., U.S. Industries, Inc. and Ulysses Irrigation Pipe Company, Inc. Each Initially Eligible Kroy Employee who has completed five or more years of service on December 31, 1988 shall be fully vested in all contributions made by the Employer on his behalf under the Plan.

      (4) Each Initially Eligible Kroy Employee who has received an allocation of the Special Employer Contribution provided under subsection (2) above shall be eligible to continue to participate in the Plan from and after January 1, 1989 in the same manner as all other Participants in the Plan, provided that he shall have elected such participation under an Appropriate Form. Without limitation of the foregoing, each other Eligible Employee of the Kroy Division may become a Participant in the Plan in the manner provided in Article 2.

D.    Jarl Extrusions, Inc.

      (1) Effective February 1, 1989, Jarl Extrusion Division ("Jarl Division") shall participate in the Plan to the extent and as provided in this Section D.

      (2) Effective March 31, 1989, each person who is an Eligible Employee at the Jarl Division on said date who has filed an Appropriate Form or Forms within such time period as the Plan Administrator shall prescribe shall become a Participant in the Plan as of said date. Each such Participant shall have the right, under conditions of uniform application established by the Plan Administrator, to make Before-Tax Contributions as provided in Section 3.2 of the Plan with respect to the period February 1, 1989 through March 31, 1989, and the Employer shall contribute, in respect of such contributions, the appropriate amount established under Section 4.1. Such contributions of the Participants of the Employer may, but need not, be made in a single sum and may be made prior to or following March 31, 1989. Notwithstanding the provisions of this subsection (2), no Employee of the Jarl Division shall be eligible to make or to receive an allocation of any contribution during the period from February 1, 1989 through December 31, 1989, except as specifically provided in the preceding sentence.

      (3) For the purposes of the allocation of Employer Contributions pursuant to Section 4.1(b) and the establishment of vesting in Employer Contributions pursuant to Article 7, the service of any Participant who was employed by Jarl Extrusions,

            Inc. immediately prior to his employment by the Employer shall include service with Jarl Extrusions, Inc.

      (4) Each Eligible Employee referred to in subsection (2) above shall be eligible to continue to participate in the Plan from or after April 1, 1989, regardless of whether he has made any contributions with respect to the period ending March 31, 1989, in the same manner as all other Participants in the Plan, provided that he shall have elected such participation under an Appropriate Form or Forms. Without limitation of the foregoing, each other Eligible Employee of the Jarl Division may become a Participant in the Plan in the manner provided in Article 2 of the Plan.

E.    Magnesium Elektron, Inc.

      (1) Effective April 1, 1989, Magnesium Elektron Inc. ("MEI") shall participate in the Plan to the extent and as provided in this Section E.

      (2) In the case of each Employee of MEI who becomes a Participant as of April 1, 1989, Employer Contributions for the first calendar month of such Participant's Plan participation shall be four times the amount of Employer Contributions otherwise applicable with respect to such Participant in accordance with Section 4.1.

F.    Alumax Aluminum Corporation

      (1) A transferred Alumax Employee may become a Participant on January 1, 1991 or on any subsequent Entry Date. "Transferred Alumax Employee" means a former Employee of the Building Specialties Division of Alumax Aluminum Corporation who became an Eligible Employee of an Employer on January 1, 1991.

      (2)   In addition to any contribution to the Plan permitted under Sections
            3.1 or 3.2, a Transferred Alumax Employee who has become a Participant on or before September 1, 1991 may contribute to the Plan, during the period commencing on September 30, 1991 and ending on October 11, 1991, for the Plan Year ending on December 31, 1991, by means of a single lump sum, cash payment, an amount not in excess of 6% of the Participant's compensation paid by an Employer for the period August 1, 1990 through December 31, 1990, subject to any other applicable limitation on the amount of such contribution under the Plan or the Code. Any such contribution shall be allocated to the Basic After-Tax Account of each such Participant and shall be treated for purposes of the Plan (except for the purposes of the allocation of Employer Contributions pursuant to Section 4.1(b)) as if such contribution constituted a Basic After-Tax Contribution.

      (3) In addition to any contribution to the Plan made pursuant to Section 4.1, the Employer shall contribute to the Plan, on or before December 31, 1991 for the Plan Year ending on December 31, 1991, on behalf of each Participant who made a contribution pursuant to subsection (2) immediately above, an amount equal to a percentage of such contribution, determined in accordance with the provisions of Section 4.1(b), and such amount shall be allocated to the Employer Account of each such Participant. Such contribution by the Employer shall be treated for purposes of the Plan (including, without limitation, the establishment of vesting in Employer Contributions pursuant to Article 7) as if such contribution constituted an Employer Contribution under Section 4.1. No Transferred Alumax Employee shall be eligible to make or receive an allocation of any contribution under the plan during or for any period prior to January 1, 1991.

G.    Logan Aluminum Inc.

      (1) Effective December 31, 1994, the Logan Aluminum Employees' Savings Plan (the "Logan Plan") shall be merged into, and the assets thereof transferred to, the Plan and Logan Aluminum Inc. shall participate in the Plan to the extent and as provided in this Section G.

      (2) The Board has designated Logan Aluminum Inc. as an Affiliated Company for all purposes under the Plan.

      (3) Any investment election effective under the Logan Plan immediately prior to December 31, 1994 shall remain in effect until changed pursuant to Section 5.4 of the Plan.

                                   APPENDIX C

                       Alcancorp Employees' Savings Plan;
                 Pre-May 1, 1992 Hardship Withdrawal Provisions

      Notwithstanding anything in the Plan to the contrary, distributions pursuant to Section 8.1(10) made on or after March 31, 1989 and before May 1, 1992 shall be made in accordance with the provisions set forth below.

      Hardship shall be deemed to exist if the Plan Administrator is satisfied that (i) the requested withdrawal is necessary in light of immediate and heavy financial needs of the Participant occasioned by payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse or dependents, the purchase (excluding mortgage payments) of a principal residence for the Participant, medical expenses described in Section 213(d) of the Code incurred by the Participant or his spouse or dependents as defined in Section 152 of the Code, the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or for such other purpose of an emergency nature or long range purpose as may be approved by the Plan Administrator, and (ii) the Participant cannot meet these needs by use of any other reasonably available resources including the withdrawal of all other available funds from the Plan. The amount of any Hardship withdrawal shall not exceed the amount required to meet the immediate financial need created by the Hardship. The Plan Administrator may require certification or other proof of the purposes for which the Hardship withdrawal is needed. Clause (ii), above, shall be deemed to have been satisfied if the Plan Administrator reasonably relies upon the Participant's certification that his immediate and heavy financial needs cannot be relieved through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of the Participant's assets (to the extent such liquidation would not itself cause an immediate and heavy financial need), by cessation of all contributions by or on behalf of the Participant under the Plan, or other distributions or nontaxable (at the time of the loan) loans from the plans maintained by the Corporation or any other employer, or by borrowing from commercial sources on reasonable commercial terms. For purposes of clause (ii), above, a Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant.

                                   APPENDIX D

                       Alcancorp Employees' Savings Plan;
           Temporary Restrictions With Respect to Certain Transactions

Notwithstanding anything in the Plan to the contrary, the following restrictions shall apply during the period of December 1, 1995 through February 28, 1996 (hereinafter referred to as the "Freeze"):

(1) changes in Investment Fund elections pursuant to Section 5.4 of the Plan, and Investment Fund reallocations pursuant to Section 5.5 of the Plan shall not be permitted during the Freeze;

(2) withdrawals pursuant to Article 8 of the Plan shall not be permitted during the Freeze;

(3) eligible rollover distributions pursuant to Section 8.7 of the Plan, and distributions pursuant to Article 9 of the Plan shall not occur during the Freeze, except as may be required by applicable law; and

(4) requests for loans will not be accepted or processed during the Freeze, although repayments on existing loans will be required to be made without interruption.

The Plan Administrator may make additional restrictions, and may change the length of the Freeze, in any uniform and nondiscriminatory manner that it determines essential to the operation of the Plan.

                                   APPENDIX E

                       Alcancorp Employees' Savings Plan;
        Temporary Provisions With Respect to Change in International Fund

Prior to August 1, 1997 (hereinafter referred to as the "Change Date"), the "EAFE International Index Fund" constituted the international investment fund option (the "International Fund") available under the Plan. Effective as of the Change Date, the "International Index Fund" became the International Fund.

Notwithstanding anything in the Plan to the contrary, the following provisions shall apply with respect to the change in the International Fund as of the Change Date:

      (1) Prior to the Change Date, the Administrator shall takes such steps as it deems appropriate to notify Participants of the change in the International Fund under the Plan.

      (2) Effective as of the Change Date, any amounts in any Account under the Plan which are invested in the EAFE International Fund shall transferred to the International Index Fund and all affected Participants and Beneficiaries shall be deemed to have authorized such transfers.

      (3) Effective as of the Change Date, any investment directions to invest future contributions or other amounts under this Plan in the EAFE International Fund shall be deemed to be investment directions to invest such contributions or amounts in the International Index Fund and all affected Participants and Beneficiaries shall be deemed to have consented to such change.

                                   APPENDIX F

                       Alcancorp Employees' Savings Plan;
           Temporary Restrictions With Respect to Certain Transactions

Notwithstanding anything in the Plan to the contrary, the following restrictions shall apply during the period of May 26, 2000 through June 8, 2000 (hereinafter referred to as the "2000 Freeze"):

(1) changes in Investment Fund elections pursuant to Section 5.4 of the Plan, and Investment Fund reallocations pursuant to Section 5.5 of the Plan shall not be permitted during the 2000 Freeze;

(2) withdrawals pursuant to Article 8 of the Plan shall not be permitted during the 2000 Freeze;

(3) eligible rollover distributions pursuant to Section 8.7 of the Plan, and distributions pursuant to Article 9 of the Plan shall not occur during the 2000 Freeze, except as may be required by applicable law; and

(4) requests for loans will not be accepted or processed during the 2000 Freeze, although repayments on existing loans will be required to be made without interruption.

      The Plan Administrator may make additional restrictions, and may change the length of the 2000 Freeze, in any generally uniform and nondiscriminatory manner that it determines appropriate for the operation of the Plan.

                                 AMENDMENT NO. 1
                                       TO
                                    ALCANCORP
                             EMPLOYEES' SAVINGS PLAN

            This Amendment No. 1 is executed as of the date set forth below, by ALCAN ALUMINUM CORPORATION, (hereinafter called the "Company");

                                  WITNESSETH:

            WHEREAS, the Company established and maintains the Alcancorp Employees' Savings Plan, effective May 1, 1981, (hereinafter referred to as the "Plan") for the benefit of eligible employees;

            WHEREAS, generally effective January 1, 1996, the Company amended and restated the Plan, and thereafter again amended and restated the Plan, generally effective January 1, 2000, in order to bring the Plan in compliance with new laws and to make other desirable changes; and

            WHEREAS, pursuant to Section 13.1 of the Plan, the Company reserved the right to make further amendments thereto; and

            WHEREAS, the Company desires to amend the Plan in order to increase the percentage of salary deferral permitted under the Plan, clarify and adjust the treatment of severance situations, expand withdrawal rights for certain terminated participants and make other desirable changes, effective as set forth herein;

            NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the Company hereby amends the Plan, as follows, effective as set forth below:

(1) Effective January 1, 2002, Sections 3.1 and 3.2 of the Plan are hereby amended by the deletion of said Sections 3.1 and 3.2 and the substitution in lieu thereof of the following:

"3.1  After-Tax Contributions

      Subject to the limitations of Sections 4.2 and 4.3, each Participant may elect to contribute to the Plan, on an after-tax basis, by means of payroll deduction from his Compensation, an integral percentage of up to 30% of such Compensation, such payroll deductions to commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. Participant contributions to the Plan pursuant to this Section 3.1 are After-Tax Contributions. If Before-Tax Contributions pursuant to Section 3.2 are made with respect to the Participant, then the rate of After-Tax Contributions under this Section
      3.1 shall not exceed 30% minus the rate of Before-Tax Contributions with respect to the Participant for the same payroll period.

      After-Tax Contributions pursuant to this Section 3.1 shall be transferred to the Trustee as soon as administratively practicable, but in all events within 15 days after the end of the month in which such contributions are withheld from the Participant's Compensation. Those After-Tax Contributions pursuant to this Section 3.1 which are eligible for an allocation of Employer Contributions pursuant to Section 4.1 are Basic After-Tax Contributions which shall be credited to the Participant's After-Tax Account and those After-Tax Contributions which are not so eligible for an allocation of Employer Contributions are Additional After-Tax Contributions which also shall be credited to the Participant's After-Tax Account.

3.2   Before-Tax Contribution

      Subject to the limits of Sections 3.6 and 4.2, a Participant may elect to have an integral percentage of up to 30% of the Compensation otherwise payable to him by the Employer after the effective date of his election constitute a Before-Tax Contribution hereunder and have the Employer reduce his Compensation by the amount of such Before-Tax Contribution and transfer such Before-Tax Contribution instead to the Trustee. Such payroll deferrals shall commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. The deposit of Before-Tax Contributions shall be made no later than the 15th day of the calendar month next following the month in which the cash Compensation with respect to which such reduction is effective would have been paid. Those contributions pursuant to this Section 3.2 which are eligible for an allocation of Employer Contributions pursuant to Section 4.1 are Basic Before-Tax Contributions which shall be credited to the Participant's Before-Tax Account and those contributions pursuant to this Section 3.2 which are not so eligible for an allocation of Employer Contributions are Additional Before-Tax Contributions which also shall be credited to the Participant's Before-Tax Account.

      The Before-Tax Contributions shall be such integral percentage of the Participant's Compensation as the Participant shall have designated but not to exceed the maximum percentage applicable for the Plan Year as determined by the Plan Administrator, separately for HCEs and all other Participants; provided, however, that in no event shall the amount of a Participant's Before-Tax Contributions exceed $10,500 for the Plan Year beginning on January 1, 2000, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of the Code."

(2) Effective January 1, 2002 (except with respect to any individuals who entered into severance agreements with an Employer prior to that date), Section
1.21 is hereby amended by the deletion of the second paragraph of such Section
1.21 and the substitution in lieu thereof of the following:

      "Compensation includes, but is not limited to, regular base pay, incentive program pay, overtime and other premium pay, lump sums which are paid after January 1, 1989 in lieu of salary or wage increases to each member of a defined group in a way which does not discriminate in favor of highly paid Employees, pay under any plan of variable compensation and pay under the Executive Performance Award Plan and Management Performance Award Plan and any similar program, but not in excess of any pay up to the guideline bonus percentage of such pay established under any such variable compensation or similar program, and amounts contributed by compensation reduction and deferral to the Plan and to any plan under Section 125 and 132(f)(4) of the Code. For years beginning on or after January 1, 2001, Compensation shall also include any supplemental payment related to vacation. Compensation excludes, but the exclusion is not limited to, pay on the inactive payroll, vacation pay in a lump sum because of termination, bonus payments over the guideline percentages or which are earned in the year of termination, but paid in the following year in variable compensation plans (e.g., Executive Performance Award Plan and Management Performance Award Plan), and Exceptional Achievement Award payments."

(3) Effective January 1, 2002 (except with respect to any individuals who entered into severance agreements with an Employer prior to that date), Section
9.1 is amended by the addition of a new paragraph at the end thereof, to read as follows:

            "For purposes of this Plan, including without limitation this Section and Sections 1.57, 7.2, and 8.1, `discharge' shall include any cessation of active service by an Employee which is expected to be permanent and in connection with which the individual receives severance payments, payments from the inactive payroll or any other similar payments, and such a discharge shall constitute a `termination of employment,' a `termination of service' (or `Service'), `ceasing to be employed' and any other similarly described event."

(4) Effective January 1, 2002 (except with respect to any individuals who entered into severance agreements with an Employer prior to that date), Section
15.6 (a) is hereby amended by the deletion of said Section 15.6 (a) and the substitution in lieu thereof of the following:

      "(a) Repayment of the principal and interest of any Loan under the Plan shall be made in substantially equal payments during the term of the Loan which shall be due upon each paydate of the borrowing Participant to occur during each calendar month commencing as soon as practicable following the date on which the proceeds of the Loan are disbursed. A Participant may prepay any loan in full (but not in part), provided that if the Participant remains on the active payroll of an Employer, such prepayment shall not be permitted, at any time prior to six months after the Loan Valuation Date."

(5) Effective January 1, 2002, Section 8.2 (b) of the Plan is hereby amended by the deletion of said Section 8.2 (b) and the substitution in lieu thereof of the following:

"(b) Two (2) withdrawal elections under this Article 8 may be made in any calendar year, except that a Participant who has terminated service and retains a balance in the Plan may make up to twelve (12) withdrawal elections under this
Article 8 in a calendar year."

(6) Effective January 1, 2000, Section 1.2 of the Plan is hereby amended by the deletion of said Section 1.2 and the substitution in lieu thereof of the following:

"1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific section of the Act, regulations or pronouncements, such reference shall be deemed to include any successor provisions having the same or similar purpose."

(7) (Effective as of January 1, 2000, Section 1.7 of the Plan is hereby amended by the deletion of said Section 1.7 and the substitution in lieu thereof of the following:

"1.7 `Affiliated Company' means (a) Alcan Inc. (or for periods prior to March 1, 2001, Alcan Aluminium Limited), (b) any corporation affiliated therewith through more than 50% ownership, (c) any corporation, trade or business designated by the Corporation to be an Affiliated Company of the Corporation, and (d) any Employer or any other member of the Corporate Group."

(8) Effective as of January 1, 2000, Section 1.20 of the Plan is hereby amended by the deletion of said Section 1.20 and the substitution in lieu thereof of the following:

"1.20 `Code' means the Internal Revenue Code of 1986, as amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific section of the Code, regulations or pronouncements, such reference shall be deemed to include any successor provisions having the same or similar purpose."

(9) Effective January 1, 2000, the Section 1.21 is hereby amended by the deletion of the first sentence of the second paragraph of such Section 1.21 and the substitution in lieu thereof of the following:

      "Compensation includes, but is not limited to, regular base pay, incentive program pay, overtime and other premium pay, lump sums which are paid after January 1, 1989 in lieu of salary or wage increases to each member of a defined group in a way which does not discriminate in favor of highly paid Employees, pay under any plan of variable compensation and pay under the Executive Performance Award Plan and Management Performance Award Plan and any similar program, but not in excess of any pay up to the guideline bonus percentage of such pay established under any such variable compensation or similar program, and amounts contributed by compensation reduction and deferral to the Plan and to any plan under Section 125 and 132(f)(4) of the Code."

(10) Effective as of January 1, 2000, Section 1.16 of the Plan is hereby amended by the deletion of said Section 1.16 and the substitution in lieu thereof of the following:

"1.16 `Corporate Group' means the Corporation, any other Employer, and any other company which is related to the Corporation or any other Employer as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, as a trade or business under common control in accordance with Section 414(c) of the Code, as an affiliated service group in accordance with Section 414(m) of the Code, or in any other manner in accordance with Section 414(o) of the Code. For the purposes under the Plan of determining a person's period of employment, each such other company shall be included in the Corporate Group only for such period or periods during which such other company is a member of such controlled group, under such common control, an affiliated service group or otherwise required to be aggregated, except as is designated pursuant to Section 14.2.

(11) Effective as of January 1, 2000, Sections 1.27, 1.28 and 1.29 of the Plan is hereby amended by the deletion of said Sections 1.27, 1.28 and 1.29 and the substitution in lieu thereof of the following:

"1.27 `Eligible Employee' means an Employee who is: (a) regularly employed on a full-time basis on the active payroll by an Employer at a unit or division designated for participation in the Plan by the board of directors of such Employer or (b) employed on a part-time or temporary basis on the active payroll by an Employer at a unit or division so designated for participation in the Plan but only as and when such Employee has completed a one-year period of Service, commencing with the date the individual first performed an hour of service within the meaning of 29 CFR Section 2530.200b-2(a)(1) (which is incorporated herein by this reference) for any Affiliated Company or Predecessor Company. In no event, however, shall a person be considered an Eligible Employee who: (i) is not paid from the active payroll of an Employer, (ii) is employed in accordance with an oral or written employment, consulting or other agreement or arrangement, the terms and conditions of which directly or indirectly preclude his participation in this Plan, or (iii) is treated as an Employee of the Employer or an Affiliated Company solely by reason of being a Leased Person, or otherwise performs services for an Employer or an Affiliated Company pursuant to an agreement between such entity and any other third party (including without limitation a leasing organization or temporary agency).

      Notwithstanding the foregoing, an Employee who is represented by a collective bargaining agent recognized by an Employer shall be deemed to be an "Eligible Employee" only when such status results as a term or condition of the collective bargaining agreement between such collective bargaining agent and the Employer. Any such Employee represented by a collective bargaining agent shall be entitled to participate in the Plan only to the extent and on the terms and conditions specified in such collective bargaining agreement.

1.28 `Employee' means any common law employee or Leased Person of an Employer. The word `Employee' does not include any person who is categorized by an Employer or any Affiliated Company solely as a director or independent contractor or otherwise self-employed individual. In the event that a person renders service to an Employer or any Affiliated Company as a common law employee and in another capacity as a director, an independent contractor or otherwise as a self-employed individual, he shall be considered to be an Employee hereunder only in his capacity as a common law employee.

1.29 `Employer' means the Corporation and any entity which is an Affiliated Company pursuant to Subsections (a), (b) or (c) of Section 1.7, which entity is designated an Employer by the Board and adopts the Plan as provided in Article 14 hereof."

(12) Effective as of January 1, 2000, Section 1.37 of the Plan is hereby amended by the deletion of said Section 1.37 and the substitution in lieu thereof of the following:

"1.37 `Leased Person' means any individual (other than a common law employee of an Employer or an Affiliated Company) who, pursuant to an arrangement between the Employer or Affiliated Company and any other person ("Leasing Organization") has performed services for the Employer, an Affiliated Company or a related person, as determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer or Affiliated Company. Contributions or benefits provided to a Leased Person by the Leasing Organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer."

(13) Effective as of January 1, 2000 the last paragraph of Section 1.57 of the Plan is hereby amended by the deletion of said last paragraph and the substitution in lieu thereof of the following:

      "For purposes of determining Service, if a Participant terminates employment and is re-employed by any Affiliated Company or Predecessor Company within the same calendar year, he shall be deemed not to have terminated employment during such year. If a person who is treated as a Leased Person for purposes of the Plan subsequently becomes an Eligible Employee, then such person's Service shall be determined as if such person had been employed by an Employer during the entire period for which such person had performed services for an Employer but had not been employed by an Employer. The service credit provisions of the Plan are intended to, and shall be construed to, include any Service necessary to satisfy
      Section 414(u) of the Code, which, as applicable to this Plan, generally provides for certain periods of qualified Military Service to constitute, upon a Participant's reemployment, Service hereunder."

(14) Effective as of January 1, 2000, paragraph (ii) of Section 3.6(c) of the Plan is hereby amended by the deletion of said paragraph (ii) and the substitution in lieu thereof of the following:

            "(ii) such Eligible Employee's "Section 414(s) compensation" for such Plan Year. For this purpose, the term "Section 414(s) compensation" shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f)(4) and 402(e)(3) of the

                  Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to elect to have Before-Tax Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Deferral Percentage test is the amount of Section 414(s) compensation received by the Eligible Employee during the entire Plan Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed $170,000 for the Plan year beginning on January 1, 2000, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of the Code."

(15) Effective as of January 1, 2000, the third paragraph of Section 4.2 of the Plan is hereby amended by the deletion of said third paragraph and the substitution in lieu thereof of the following:

      "For purposes of this Section 4.2, the term "Section 415 compensation" means the Participant's W-2 compensation as permitted and described in Treasury Regulation Section 1.415-2(d)(11)(i), and shall also include, for Plan Years beginning on and after January 1, 1998, all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f)(4) and 402(e)(3) of the Code."

(16) Effective as of January 1, 2000, paragraph (ii) of Section 4.3(c) of the Plan is hereby amended by the deletion of said paragraph (ii) and the substitution in lieu thereof of the following:

            "(ii) such Eligible Employee's "Section 414(s) compensation" for such Plan Year. For this purpose, the terms "Section 414(s) compensation" shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f)(4) and 402(e)(3) of the Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to make After-Tax Contributions or to have Employer Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Contribution Percentage test is the amount of
                  Section 414(s) compensation received by the Eligible Employee during the entire Plan Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed $150,000, as automatically adjusted as provided in Section

                  401(a)(17) of the Code, for any Plan Year commencing after December 31, 1993."

(17) Effective as of January 1, 2002, the last paragraph of Section 5.1 of the Plan is hereby amended by the deletion of the last paragraph and the substitution in lieu thereof of the following:

      "The Corporation currently intends that this Plan should comply with the provisions of Section 404(c) of ERISA and until the Corporation shall otherwise direct, this Plan shall be so construed and the Plan Administrator shall, insofar as is practical, arrange for appropriate steps to be taken in furtherance thereof. However, to the extent that
      Section 404(c) of ERISA is not applicable or the terms thereof are not satisfied, the Participants and Beneficiaries shall constitute named fiduciaries under ERISA with respect to their authority to direct investment of their Accounts."

(18) Effective as of January 1, 2002, the last paragraph of Section 11.11 of the Plan is hereby amended by the deletion of said last paragraph and the substitution in lieu thereof of the following:

      "Without limiting the foregoing, no Claimant may file any lawsuit or other legal action in any court of law with respect to a claim for benefits hereunder (whether against the Plan, the Corporation, any Employer, the Plan Administrator or any Claims Fiduciary) unless the Claimant has timely and properly taken all steps to submit his claim, and appeal any benefit denial, and otherwise followed and exhausted the claims application and review procedures of this Plan and no such lawsuit or other legal action may be filed more than 180 days after the Plan Administrator's final decision has been rendered with respect to the Claimant's claim."

(19) Effective as of January 1, 2000 Sections 12.2 and 12.3 of the Plan are hereby amended by the deletion of said Sections 12.2 and 12.3 and the substitution in lieu thereof of the following:

"12.2 Exclusive Benefit of Participants and Beneficiaries

      All funds under the Plan shall be held under a trust or trusts for the exclusive benefit of Participants and their Beneficiaries, and no part of the corpus or income shall revert to the Employers or be used for, or diverted to, purposes other than for the exclusive benefit of such persons under the Plan, including the payment or reimbursement of expenses of the

      Plan, except as otherwise expressly provided hereunder, including Section
      12.5. No such person, nor any other person, shall have any interest in or right to any of such funds, except to the extent expressly provided in the Plan.

12.3  Application and Disbursement of Trust Fund

      The funds held by the Trustee shall be applied to the payment of benefits as provided in the Plan to such persons as are entitled thereto in accordance with the Plan and for the payment or reimbursement of expenses of the Plan and Trust Fund as provided in Sections 12.2 and 12.5, except as otherwise expressly provided herein.

      The Plan Administrator shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan, including the form of voucher or warrant to be used in making disbursement and the qualification of persons authorized to approve and sign the same and any other matters incident to the disbursement of such funds.

            IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its officers thereto duly authorized this ____ day of ______________, 2002, effective as set forth above.

                                           ALCAN ALUMINUM CORPORATION
                                                    ("Company")

                                           By_________________________________

                                           And________________________________

                                 AMENDMENT NO. 2
                                       TO
                                    ALCANCORP
                             EMPLOYEES' SAVINGS PLAN

            This Amendment No. 2 is executed as of the date set forth below, by ALCAN ALUMINUM CORPORATION, (hereinafter called the "Company");

                                   WITNESSETH:

            WHEREAS, the Company established and maintains the Alcancorp Employees' Savings Plan, effective May 1, 1981, (hereinafter referred to as the "Plan") for the benefit of eligible employees;

            WHEREAS, generally effective January 1, 1996, the Company amended and restated the Plan, and thereafter again amended and restated the Plan, generally effective January 1, 2000, in order to conform the Plan with the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 and to make certain other desirable changes;

            WHEREAS, the Company has amended the restated Plan on one previous occasion;

            WHEREAS, pursuant to Section 13.1 of the Plan, the Company reserved the right to make further amendments thereto; and

                  WHEREAS, the Company desires to amend the Plan in order to permit catch-up contributions to be made to the Plan by Participants who have attained age 50, to bring the Plan into compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001, and make other desirable changes;

            NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the Company hereby amends the Plan, as follows, effective as set forth below:

(1) Effective July 1, 2002, Section 1.17 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
1.17 to read as follows:

"1.17 `Before-Tax Contributions' means Basic Before-Tax Contributions,
      Additional Before-Tax Contributions and Catch-Up Contributions."

(2) Effective July 1, 2002, Article 1 of the Plan is hereby amended by the addition of new Sections 1.19A and 1.19B to read as follows:

"1.19A `Catch-Up Contributions' means the contributions made by the Employer in accordance with the provisions of Section 3.10 pursuant to an election by a Participant to reduce cash compensation otherwise currently payable to the Participant by an equal amount.

1.19B `Catch-Up Eligible Participant' means, for any Plan Year, a Participant who is eligible to make Before-Tax Contributions under Section 3.2 and who has attained age 50 or is expected to attain age 50 before the close of such Plan Year."

(3) Effective January 1, 2002, Section 1.21 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
1.21 to read as follows:

"1.21 `Compensation' means direct compensation of a continuing nature paid to an Eligible Employee during any payroll period by an Employer or Employers which, on an aggregate basis, is not in excess of: (a) $170,000 for Plan Years beginning January 1, 2000; and (b) $200,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of the Code. For any period shorter than a full Plan Year, the applicable limitation set forth in the immediately preceding sentence shall be multiplied by a fraction, the numerator of which is the number of months in such period, and the denominator of which is twelve.

      Compensation includes, but is not limited to, regular base pay, incentive program pay, overtime and other premium pay, lump sums which are paid after January 1, 1989 in lieu of salary or wage increases to each member of a defined group in a way which does not discriminate in favor of highly paid Employees, pay under any plan of variable compensation and pay under the Executive Performance Award Plan and Management Performance Award Plan and any similar program, but not in excess of any pay up to the guideline bonus percentage of such pay established under any such variable compensation or similar program, and amounts contributed by compensation reduction and deferral to the Plan and to any plan under Section 125 and 132(f)(4) of the Code. For years beginning on or after January 1, 2001, Compensation shall also include any supplemental payment related to vacation. Compensation excludes, but the exclusion is not limited to, pay on the inactive payroll, vacation pay in a lump sum because of termination, pay over the guideline percentages in variable compensation plans (e.g., Executive Performance Award Plan and Management Performance Award Plan), and Exceptional Achievement Award payments."

(4) Effective July 1, 2002, Section 2.4 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
2.4 to read as follows:

"2.4  Requirements of Plan Enrollment

      The Eligible Employee, in complying with Section 2.3, shall (i) authorize the deduction by his Employer from his Compensation for After-Tax Contributions pursuant to Section 3.1 and/or the reduction in his Compensation for Before-Tax Contributions pursuant to Section 3.2 and, if applicable, Section 3.10 (any such authorization or authorizations shall be deemed to be continuing authorizations until changed by notice to the Plan Administrator on the Appropriate Form or in such manner as the Plan Administrator may prescribe), (ii) agree to the terms of the Plan, (iii) specify marital status and agree to keep the Plan Administrator informed of any change in marital status, (iv) make an investment election in accordance with Section 5.2 and (v) indicate, to the extent and in such manner as the Plan Administrator may from time to time direct, whether he participates or has participated in any plan or plans (other than the Plan) permitting employee tax-deferred contributions and state the total amount of any such contributions made by him for the calendar year in which he complies with Section 2.3. In addition to any other limitation imposed pursuant to Sections 402(g) or 414(v) of the Code, the Plan Administrator may limit the amount of the Before-Tax Contributions of any Participant who has made tax-deferred contributions to any plan (other than the Plan) in any calendar year for which the Participant elects to make Before-Tax Contributions to the Plan."

(5) Effective July 1, 2002, Sections 3.1 and 3.2 of the Plan are hereby amended by the deletion of such Sections in their entirety and the substitution of new Sections 3.1 and 3.2 to read as follows:

"3.1  After-Tax Contributions

      Subject to the limitations of Sections 4.2 and 4.3, each Participant may elect to contribute to the Plan, on an after-tax basis, by means of payroll deduction from his Compensation, an integral percentage of up to, effective July 1, 2002, 50% (previously, 30%) of such Compensation, such payroll deductions to commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. Participant contributions to the Plan pursuant to this Section 3.1 are After-Tax Contributions. If Before-Tax Contributions pursuant to Section
      3.2 are made with respect to the Participant, then the rate of After-Tax Contributions under this Section 3.1 shall not exceed, effective July 1, 2002, 50% minus the rate of Before-Tax Contributions with respect to the Participant for the same payroll period.

      After-Tax Contributions pursuant to this Section 3.1 shall be transferred to the Trustee as soon as administratively practicable, but in all events within 15 days after the end of the month in which such contributions are withheld from the Participant's Compensation. Those After-Tax Contributions pursuant to this Section 3.1 which are eligible for an allocation of Employer Contributions pursuant to Section 4.1 are Basic After-Tax Contributions which shall be credited to the Participant's After-Tax Account and those After-Tax Contributions which are not so eligible for an allocation of Employer Contributions are Additional After-Tax Contributions which also shall be credited to the Participant's After-Tax Account.

3.2   Before-Tax Contribution

      Subject to the limits of Sections 3.6 and 4.2, a Participant may elect to have an integral percentage of up to, effective July 1, 2002, 50% (previously, 30%) of the Compensation otherwise payable to him by the Employer after the effective date of his election constitute a Before-Tax Contribution hereunder and have the Employer reduce his Compensation by the amount of such Before-Tax Contribution and transfer such Before-Tax Contribution instead to the Trustee. Such payroll deferrals shall commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. The deposit of Before-Tax Contributions shall be made no later than the 15th business day of the calendar month next following the month in which the cash Compensation with respect to which such reduction is effective would have been paid. Those contributions pursuant to this Section 3.2 which are eligible for an allocation of Employer Contributions pursuant to Section 4.1 are Basic Before-Tax Contributions which shall be credited to the Participant's Before-Tax Account and those contributions pursuant to this Section 3.2 which are not so eligible for an allocation of Employer Contributions are Additional Before-Tax Contributions which also shall be credited to the Participant's Before-Tax Account.

      The Before-Tax Contributions shall be such integral percentage of the Participant's Compensation as the Participant shall have designed but not to exceed the maximum percentage applicable for the Plan Year as determined by the Plan Administrator, separately for HCEs and all other Participants; provided, however, that in no event shall the amount of a Participant's Before-Tax Contributions exceed: (a) $10,500 for Plan Years beginning on January 1, 2000; and (b) $11,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of the Code, including Section 402(g) of the Code and, effective July 1, 2002, Section 414(v) of the Code. Effective July 1, 2002, in addition to any Before-Tax Contributions permitted under this section, certain Participants shall also be permitted to make Catch-Up Contributions under
      Section 3.10. The rules, limitations and procedures applicable to such Catch-Up Contributions under Section 3.10 shall supercede any contrary provisions of this Section 3.2 or the other sections of this Article 3 or
      Article 4."

(6) Effective January 1, 2002, Section 3.4 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
3.4 to read as follows:

"3.4  Change in Contribution Rate

      A Participant may increase or decrease the amount of his After-Tax Contributions pursuant to Section 3.1 or the amount of Before-Tax Contributions pursuant to Section 3.2. To the extent practicable, any such change shall be effective as of the first paydate which next follows any Entry Date by the Participant giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe prior to such Entry Date. Notwithstanding the foregoing provisions of this Section 3.4, in the event that the Before-Tax Contributions of a Participant equal: (a) $10,500 for Plan Years beginning on January 1, 2000; and (b) $11,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of the Code, including Section 402(g) of the Code and, effective July 1, 2002, Section 414(v) of the Code, such Participant shall be deemed to have elected to commence to make After-Tax Contributions pursuant to Section 3.1 at the percentage rate then in effect with respect to the Participant's Before-Tax Contributions immediately prior to such deemed election, except as otherwise provided by procedures established by the Plan Administrator. When any modification in the manner of contribution becomes effective under a deemed election under the preceding sentence any affected elections previously in effect with respect to the Participant shall also be deemed to have been appropriately adjusted to conform to the deemed election contemplated under the preceding sentence. Any such deemed election (whether in the manner of contribution or otherwise) shall remain in effect with respect to the Participant until the January 1 immediately following the effective date of the deemed election. Effective on such January 1, the Participant will have to make another election to reinstate the manner of contribution in effect immediately prior to any such deemed election or the Plan Administrator may reinstate the election in force before the dollar limit was reached, under such procedures as the Plan Administrator shall deem appropriate."

(7) Effective January 1, 2002, except as otherwise indicated, Section 3.6 of the Plan is hereby amended by the deletion of subsection(c) in its entirety and the substitution of a new Section 3.6(c) to read as follows:

      "(c) For purposes of this Section 3.6, the term `Deferral Percentage' shall mean, for any Eligible Employee for any Plan Year, the ratio of:

            (i) the aggregate of the Before-Tax Contributions which, in accordance with the rules set forth in Treasury Regulation
                  Section 1.401(k)-1(b)(4), are taken into account with respect to such Plan Year (and excluding, effective July 1, 2002, any Catch-Up Contributions made pursuant to Section 3.10 hereof), to

            (ii) such Eligible Employee's `Section 414(s) compensation' for such Plan Year. For this purpose, the term "Section 414(s) compensation" shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f)(4) and 402(e)(3) of the Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to elect to have Before-Tax Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Deferral Percentage test is the amount of Section 414(s) compensation received by the Eligible Employee during the entire Plan Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed: (A) $170,000 for Plan Years beginning on January 1, 2000; and (B) $200,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of the Code."

(8) Effective July 1, 2002, Section 3.9 of the Plan is hereby amended by the deletion of Section 3.9 in its entirety and the substitution of a new Section
3.9 to read as follows:

"3.9  Make-Up Contributions after Return from Military Service

      In the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service and had failed to make after-tax contributions and/or before-tax contributions while on such leave of absence, the Participant may elect to make make-up contributions relating to such period of Military Service, to the extent required by Section 414(u) of the Code. The period during which such Participant may make such make-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five years following such date of rehire or three times the Participant's period of Military Service. Such deferrals shall not be required to be taken into account for purposes of Section 3.6 in the year that they are made or the year to which they relate."

(9) Effective July 1, 2002, Article 3 of the Plan is hereby amended by the addition of a new Section 3.10 to read as follows:

"3.10 Catch-Up Contributions After Attainment of Age 50.

      Effective July 1, 2002, a Catch-Up Eligible Participant may, in accordance with and subject to the limitations of this Section 3.10, Section 414(v) of the Code and the procedures adopted by the Plan Administrator, be eligible to make Catch-Up

      Contributions. Such Catch-Up Contributions shall constitute Before-Tax Contributions and shall be made as follows:

            (a) A Catch-Up Eligible Participant shall be subject to an "Adjusted Dollar Limit" for Before-Tax Contributions, in lieu of the dollar limit otherwise applicable pursuant to the last paragraph of Section 3.2 and Section 402(g) of the Code (the "Regular 402(g) Limit"). The "Adjusted Dollar Limit" for any year shall be the sum of the Regular 402(g) Limit for such year plus the "Applicable Dollar Amount" for such year under
                  Section 414(v)(2)(B)(i) of the Code. The "Applicable Dollar Amount" for the Plan Year beginning on January 1, 2002, is $1,000 and such amount is scheduled to be increased in $1,000 increments through the 2006 Plan Year and may be increased for future Plan Years in accordance with the applicable provisions of the Code. Any amount contributed by a Participant as a Before-Tax Contribution for a Plan Year which is in excess of the Regular 402(g) Limit for such Plan Year, shall, to the extent of the Applicable Dollar Amount, automatically constitute a Catch-Up Contribution hereunder. Employer Contributions shall be made with respect to Catch-Up Contributions under this subsection 3.10(a) to the same extent as Employer Contributions would otherwise be made pursuant to
                  Section 4.1 with respect to other Before-Tax Contributions under Section 3.2.

            (b) Any Catch-Up Eligible Participant whose Before-Tax Contributions for a Plan Year do not exceed the Regular 402(g) Limit, but whose After-Tax Contributions and Before-Tax Contributions reach the percentage limit of such Participant's Compensation set forth in Sections 3.1 and 3.2 (the "Percentage Limit") or whose Annual Additions reach the limit described in Section 4.2 (the "415 Limit"), may elect, in such manner as the Plan Administrator shall prescribe, to make further Before-Tax Contributions in excess of such Percentage Limit and 415 Limit. Such further Before-Tax Contributions shall constitute Catch-Up Contributions hereunder. No Employer Contributions shall be made with respect to Catch-Up Contributions made pursuant to this subsection 3.10(b).

            (c) A Participant's Catch-Up Contributions for a Plan Year shall not exceed the Participant's Compensation for such Plan Year, reduced by any other elective deferrals of the Participant for the Plan Year. In addition, a Participant's Catch-Up Contributions for a Plan Year shall not exceed the Applicable Dollar Amount for such Plan Year.

            (d) Catch-Up Contributions made in accordance this Section 3.10 shall constitute Before-Tax Contributions and, except as provided hereunder or by applicable law, shall be subject to the provisions of this Plan generally applicable with respect to Before-Tax Contributions. Without limiting the foregoing, the deposit of any Catch-Up Contributions shall be made no later than the 15th business day of the calendar month next following the month in which the cash Compensation with respect to which such reduction is effective would have been paid, Catch-Up Contributions shall be credited to the Participant's Before-Tax Account and Catch-Up Contributions shall be subject to the same provisions related to vesting, investment and distribution as other Before-Tax Contributions credited to the Participant's Before-Tax Account.

            (e) Notwithstanding anything in this Plan to the contrary, Catch-Up Contributions made in accordance with this Section
                  3.10 shall not be taken into account for purposes of the provisions of this Plan, implementing the required limitations of Sections 402(g) and 415 of the Code and this Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as
                  applicable, by reason of the making of such Catch-Up Contributions."

(10) Effective January 1, 2002, Section 4.2 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
4.2 to read as follows:

"4.2  Limitations

      Notwithstanding any provision of the Plan to the contrary, in no event in any calendar year shall the `Annual Addition' (as hereinafter defined) on behalf of any Participant exceed:

            (a) for calendar years beginning before January 1, 2002, the lesser of:

                  (i) 25% of the Participant's `Section 415 compensation' (as hereinafter defined) for the calendar year; or

                  (ii) $35,000 or such other (generally lesser) amount as constituted the limit under Section 415(c)(1)(A) of the Code, as adjusted under Section 415(d) of the Code; and

            (b) for calendar years beginning on or after January 1, 2002, the lesser of:

                  (i) 100% of the Participant's `Section 415 compensation' (as hereinafter defined) for the calendar year; or

                  (ii) $40,000 or such greater amount as constitutes the limit under Section 415(c)(1)(A) of the Code, as adjusted under Section 415(d) of the Code

      The term `Annual Addition' means the sum for any calendar year of (a) any Employer contributions (including Before-Tax Contributions other than Catch-Up Contributions) to the Plan and to all other defined contribution plans (combining, for this purpose, all defined contribution plans of the Corporate Group, as modified by Section 415(h) of the Code), (b) forfeitures that are allocated under all such plans, (c) all after-tax contributions (including After-Tax Contributions) under such plans, and
      (d) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code for the year.

      For purposes of this Section 4.2, the term `Section 415 compensation' means the Participant's W-2 compensation as permitted and described in Treasury Regulation Section 1.415-2(d)(11)(i), and shall also include, for Plan Years beginning on and after January 1, 1998, all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f) and 402(e)(3) of the Code.

      If a Participant is also participating in another tax-qualified defined contribution plan maintained by any member of the Corporate Group (as modified by Section 415(h) of the Code), the otherwise applicable limitation on Annual Additions under this Plan shall be reduced by the amount of annual additions (within the meaning of Section 415(c)(2) of the Code) under any such other defined contribution plan.

      If the limitations applicable to any Participant in accordance with this
      Section 4.2 would be exceeded, the contributions made by or on behalf of a Participant under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (i) Additional After-Tax Contributions, (ii) Additional Before-Tax Contributions (other than Catch-Up Contributions), (iii) Basic After-Tax Contributions, (iv) Basic Before-Tax Contributions (other than Catch-Up Contributions), (v) Employer Contributions, and (vi) Qualified Contributions made pursuant to
      Section 4.5.

      In the event that, notwithstanding the foregoing provisions of this
      Section 4.2, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of an error in estimating Compensation, the allocation of forfeitures, if any, or a reasonable error in determining the amount of Before-Tax Contributions:

            (i) the After-Tax Contribution and Before-Tax Contribution portions of such excess shall be returned to the Participant, along with any income attributable thereto; and

            (ii) the Employer Contribution portion shall be held in a suspense account and, if such Participant remains a Participant, shall be used to reduce Employer Contributions for such Participant for the succeeding Plan Years; provided, however, that if such Participant ceases to be an active Participant in the Plan, the suspense account shall be used to reduce Employer Contributions for all Participants in the Plan Year in which he ceases to be a Participant, and all succeeding years, as necessary."

(11) Effective January 1, 2002, Section 4.7 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
4.7 to read as follows:

"4.7  Employer Contributions upon Return from Military Service

      In the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service, any Employer Contribution, or any other employer matching or profit sharing contribution, which would have been made on behalf of such Participant, had he not been on such leave of absence, shall be made on his behalf and allocated to his Employer Account, Safe Harbor Account, or other account, as applicable, to the extent required by Section 414(u) of the Code. Any such allocation shall be calculated based on any make-up contributions made under Section 3.9 using estimated Compensation during such period of Military Service, based on his rate of Compensation at the time such leave of absence commenced and based on the matching or other contribution formula in effect for the Plan Year to which such make-up contribution relates, as applicable. Such Employer Contribution, or any other employer matching or profit sharing contribution, shall not be required to be taken into account under Sections 4.2, 4.3 and 4.4 in the Plan Year in which they are made or to the year which they relate."

(12) Effective January 1, 2002, Section 8.1 of the Plan is hereby amended by the deletion of clause 9 of such Section in its entirety and the substitution of a new Section 8.1, clause 9 to read as follows:

      "Under Age 59 1/2 Withdrawal from Before-Tax Account Due to Hardship

      9. A Participant, who has not attained age 59 1/2 as of the Valuation Date as of which a withdrawal is to be made, may withdraw, all or any part of his Before-Tax Account which is not in excess of the Value of such Account as established as of December 31, 1988, plus the amount of Before-Tax Contributions made thereto on or after January 1, 1989, provided that such withdrawal is made on account of Hardship.

            Upon making a withdrawal pursuant to this clause 9, a Participant's After-Tax Contributions pursuant to Section 3.1 and the Before-Tax Contributions on his behalf pursuant to Section 3.2 and, if applicable, Section 3.10, shall automatically be suspended effective as of the first paydate which coincides with or next follows any Entry Date. A Participant may resume his After-Tax Contributions or cause the Before-Tax Contributions on his behalf to be resumed as of the first paydate which coincides with or next follows any Entry Date at least (i) for Hardship withdrawals made before January 1, 2001, twelve months after such suspension became effective; (ii) for Hardship withdrawals made on or after January 1, 2001 and before January 1, 2002, the later of six months after such suspension became effective or January 1, 2002; and (iii) for Hardship withdrawals made on or after January 1, 2002, six months after such suspension became effective, by giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe prior to such Entry Date.

            Distributions pursuant to this clause 9 shall be made in accordance with the provisions set forth below. A distribution shall be deemed to be made on account of Hardship if:

            (i) the requested withdrawal is necessary on account of an immediate and heavy financial need of the Participant occasioned by:

                  (A) payment of tuition, room and board, and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse or dependents as defined in Section 152 of the Code,

                  (B) the purchase of a principal residence for the Participant (excluding mortgage payments and the construction of a principal residence),

                  (C)   expenses for unreimbursed medical care described in
                        Section 213(d) of the Code previously incurred by the Participant or his spouse or dependents or amounts necessary for such persons to obtain such medical care,

                  (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or

                  (E) any other need described by the Commissioner of Internal Revenue in rulings, notices or other documents of general applicability; and

            (ii) the amount of the withdrawal is necessary to satisfy the financial need. The Plan Administrator will require certification or other proof of the purposes for which the Hardship withdrawal is needed. The amount of withdrawal shall be deemed necessary to satisfy a Participant's immediate and heavy financial need if:

                  (A) such amount is not in excess of the amount of the Participant's immediate and heavy financial need and, at the Participant's request, any amounts necessary (as determined by the Plan Administrator) to pay any federal income taxes or penalties reasonably anticipated to result from such withdrawal,

                  (B) the Participant has obtained all other distributions or nontaxable (at the time of the loan) loans from plans maintained by the

                        Corporation or any other Employer,

                  (C) for taxable years beginning prior to January 1, 2002, with respect to the Participant's taxable year next following the taxable year of such withdrawal, the amount of the Participant's elective deferrals under all plans maintained by the Corporation or any other Employer shall be limited to the applicable limit under
                        Section 402(g) of the Code minus the amount of such deferrals for the taxable year of such withdrawal, and

                  (D) the Participant may not make any After-Tax Contributions or Before-Tax Contributions to the Plan or any elective contribution under any other plan maintained by the Corporation or any other Employer for at least the period described in the second paragraph of this clause 9.

            Notwithstanding the preceding provisions of this Section 8.1, a Participant who has not attained age 59 1/2 as of the Valuation Date as of which a withdrawal is to be made and who has terminated service and retains a balance in the Plan pursuant to Section 9.3, may withdraw all, but not part, or, on and after June 1, 2001, all or part, of his Before-Tax Account, whether or not he can demonstrate that the distribution would be on account of a Hardship."

(13) Effective January 1, 2002, Section 8.3 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
8.3 to read as follows:

"8.3  Certain Eligible Rollover Distributions

      Notwithstanding anything in the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.3, a `distributee' (as hereinafter defined) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an `eligible rollover distribution' (as hereinafter defined) paid directly to an `eligible retirement plan' specified by the distributee in a `direct rollover.'

      For purposes of this Section 8.3, the following terms shall have the following meanings:

      (a) `distributee' means an Eligible Employee or former Eligible Employee. In addition, the surviving spouse of an Eligible Employee or former Eligible Employee or a spouse or former spouse of an Eligible Employee or former Eligible Employee who is the alternate payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or the former spouse;

      (b) `eligible rollover distribution' means any distribution of all or any portion of the balance to the credit of the distributee under the Plan, except that an eligible rollover distribution shall not include:

            (i) any distribution from the Plan that is one of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more;

            (ii) any distribution from the Plan to the extent such distribution is required under Section 401(a)(9) of the Code;

            (iii) the portion of any distribution from the Plan that is not includible in gross income for federal income tax purposes (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except that for distributions made on or after January 1, 2002, After-Tax Contributions are included in a distributee's eligible rollover distribution; or

            (iv)  any distribution from the Plan made on account of Hardship.

      (c)   `eligible retirement plan' means:

            (i) an individual retirement account described in Section 408(a) of the Code;

            (ii) an individual retirement annuity described in Section 408(b) of the Code;

            (iii) an annuity plan described in Section 403(a) of the Code;

            (iv)  a qualified trust described in Section 401(a) of the Code;

            (v) for distributions made on or after January 1, 2002, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code;

            (vi) for distributions made on or after January 1, 2002, an annuity contract described in Section 403(b) of the Code; and

            (vii) any such other plan, contract or other arrangement as may be specified by statute or regulations in accordance with Section 401(a)(31) of the Code;

            in any case, that accepts the distributee's eligible rollover distribution.

            Notwithstanding the foregoing, for Plan Years beginning prior to January 1, 2002, with respect to an eligible rollover distribution to a surviving spouse of an Eligible Employee or former Eligible Employee, an eligible retirement plan means only an individual retirement account or an individual retirement annuity; and

      (d) `direct rollover' means a payment by the Plan to the eligible retirement plan specified by the distributee."

(14) Effective January 1, 2002, Section 9.1 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
9.1 to read as follows:

"9.1  Distributions on Termination of Employment

      When a Participant's employment with all Affiliated Companies is terminated, the Value of his vested interest in his Accounts shall be distributed to him or, if distribution is being made by reason of death, to his Beneficiary. For purposes of this Section 9.1, and subject to the provisions of Section 13.6, a termination of employment occurs upon a quit, discharge, termination due to a permanent shutdown or sale of a plant (except for situations involving a spinoff to another qualified plan), or an absence that continues after the period of a leave of absence granted by an Employer expires, whichever occurs first. Any amount distributed to a Participant or a Participant's Beneficiary pursuant to the preceding sentence shall be reduced to the extent the Participant's Accounts are subject to a pledge under Section 15.5. Any portion of a Participant's Accounts in which he does not have a vested interest in accordance with Article 7 at the time of termination of employment shall be forfeited, and shall be applied to reduce contributions of Employers (or to reinstate Accounts pursuant to Section 7.3). All amounts distributable pursuant to this Article 9 shall be paid as soon as practicable on or after the Valuation Date as of which payment is to be made (and except as otherwise expressly provided herein within 60 days after the end of the later of the Plan Year in which the Participant attains age 65 or terminates employment with all Affiliated Companies). The Participant's Accounts shall be retained and administered under the Plan until the date of distribution.

      Notwithstanding the preceding paragraph, no part of a distribution in excess of $5,000 may commence before the April 1st following the Plan Year in which the Participant attains age 70 1/2 without the advance written consent of such Participant (except with respect to benefits made payable by reason of the death of a Participant or former Participant).

      If a Participant's employment with all Affiliated Companies terminated prior to December 31,1999, and the Value of his vested interest as of December 31, 1999, or any subsequent December 31, does not exceed Five Thousand Dollars ($5,000.00), then his benefit hereunder shall be distributed as soon as practicable on or after such December 31. Effective January 1, 2002, the Value of a Participant's vested interest shall not include any amounts in his Rollover Account.

      For purposes of this Plan, including without limitation this Section and Sections 1.57, 7.2, and 8.1, `discharge' shall include any cessation of active service by an Employee which is expected to be permanent and in connection with which the individual receives severance payments, payments from the inactive payroll or any other similar payments, and such a discharge shall constitute a `termination of employment,' a `termination of service' (or `Service'), `ceasing to be employed' and any other similarly described event."

(15) Effective July 1, 2002, Section 16.1 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
16.1 to read as follows:

"16.1 Rollovers to the Plan

      A Participant who is an Eligible Employee who has had distributed to him his interest in an eligible retirement plan (which, effective July 1, 2002, is defined for purposes of this Section 16.1 as it is defined in
      Section 8.3(c) effective January 1, 2002) may, in accordance with procedures approved by the Plan Administrator, roll over all or a portion of such distribution to the Trustee provided the following conditions are met:

      (a) the rollover (i) occurs on or before the 60th day following his receipt of the distribution from the eligible retirement plan; or
            (ii) the rollover is a "direct rollover" (within the meaning of Treasury Regulation Section 1.401(a)(31)-1T, Q&A-3) from the eligible retirement plan;

      (b) the distribution or direct rollover from the eligible retirement plan is an eligible rollover distribution within the meaning of
            Section 402(c) of the Code, or qualifies as a rollover contribution under Section 408(d)(3) of the Code;

      (c) the amount rolled over does not include any amounts not otherwise includible in gross income in accordance with Section 402(c)(2) of the Code, except that, effective July 1, 2002, an amount transferred in a direct rollover from a qualified trust described in Section 401(a) of the Code may, to the extent permitted by the Code, include amounts not otherwise includible in gross income, which amounts shall, in such manner as is determined by the Plan Administrator, be separately accounted for hereunder (including without limitation, crediting such amounts to an After-Tax Account rather than a Rollover Account, if the Plan Administrator so determines).

      The Plan Administrator shall develop such procedures, and may require such information from a Participant desiring to make such a rollover, as it deems necessary or desirable to determine that the proposed rollover shall meet the requirements of this Section 16.1. Rollovers made to this Plan shall only be allowed on a cash basis (wire transfer or checks). Any such rollover amount shall be invested as directed by such Eligible Employee's separate investment election consistent with Article 5."

(16) Effective January 1, 2002, subsection (e) of Section 17.1 of the Plan is hereby amended by the deletion of such subsection in its entirety and the substitution of a new Section 17.1(e) to read as follows:

      "(e) `Present Value of Accounts' means, as of a given Determination Date, the sum of the Value of the Participant's Accounts under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made to or on behalf of any Participant in the Plan Year ending on the Determination Date and, for distributions made for reasons other than separation from service, disability or death, the four preceding Plan Years, but shall not take into consideration the Value of the Accounts of any Participant who has not performed any services for an Employer during the five-year period ending on the Determination Date."

(17) Effective January 1, 2002, subsection (a) of Section 17.2 of the Plan is hereby amended by the deletion of such subsection in its entirety and the substitution of a new Section 17.2(a) to read as follows:

      "(a) For any Plan Year in which the Plan is Top-Heavy, the minimum Employer contribution during the Plan Year on behalf of a Non-Key Employee shall be equal to the lesser of (i) 3% of such Non-Key Employee's `Section 416 compensation;' or (ii) the percentage of `Section 416 compensation' at which Employer contributions are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the highest. For the purposes of this subsection (a) the term `Section 416 compensation' shall mean the Section 415 compensation (as defined in Section 4.2) for the Plan Year under consideration, subject to the applicable limitations of Section 401(a)(17) of the Code, and the Employer contributions referred to in paragraph (ii) shall be deemed to include both Employer Contributions and Before-Tax Contributions. For Plan Years commencing on or after January 1, 2002, matching contributions made by the Employer, including Employer Contributions made in accordance with Section 4.1(b)(ii), shall be taken into account for purposes of determining whether Employer contributions for a Non-Key Employee reach the percentage level required under the first sentence of this subsection 17.2(a)."

            IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its officers thereto duly authorized this _____ day of May, 2002.

                                             ALCAN ALUMINUM CORPORATION
                                                    ("Company")

                                             By_________________________________

                                             And________________________________

                                 AMENDMENT NO. 3

                                       TO

                        ALCANCORP EMPLOYEES' SAVINGS PLAN

            This Amendment No. 3 is executed as of the date set forth below, by ALCAN ALUMINUM CORPORATION, (hereinafter called the "Company");

                                   WITNESSETH:

            WHEREAS, the Company established and maintains the Alcancorp Employees' Savings Plan, effective May 1, 1981, (hereinafter referred to as the "Plan") for the benefit of eligible employees;

            WHEREAS, generally effective January 1, 1996, the Company amended and restated the Plan, and thereafter again amended and restated the Plan, generally effective January 1, 2000, in order to conform the Plan with the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 and to make certain other desirable changes;

            WHEREAS, the Company has amended the restated Plan on two previous occasions;

            WHEREAS, pursuant to Section 13.1 of the Plan, the Company reserved the right to make further amendments thereto; and

            WHEREAS, the Company desires to amend the Plan in order to bring the Plan into good faith compliance with Code Sections 414(u) and 415(e) (repealed) in order to secure a favorable determination letter from the Internal Revenue Service, and make other desirable changes;

            NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the Company hereby amends the Plan, as follows:

                     USERRA PROVISIONS (CODE SECTION 414(U))

(1) Effective December 12, 1994, the last paragraph of Section 1.57 of the Plan is hereby amended by the deletion of said last paragraph and the substitution in lieu thereof of the following:

      "For purposes of determining Service, if a Participant terminates employment and is re-employed by any Affiliated Company or Predecessor Company within the same calendar year, he shall be deemed not to have terminated employment during such year. If a person who is treated as a Leased Person for purposes of the Plan subsequently becomes an Eligible Employee, then such person's Service shall be determined as if such person had been employed by an Employer during the entire period for which such person had performed services for an Employer but had not been employed by an Employer. Effective December 12, 1994, the service credit provisions of the Plan are intended to, and shall be construed to, include any Service necessary to satisfy Section 414(u) of the Code, which, as applicable to this Plan, generally provides for certain periods of qualified Military Service to constitute, upon a Participant's reemployment, Service hereunder."

(2) Effective December 12, 1994, Article 3 of the Plan is hereby amended by the addition of a new Section 3.9 to read as follows:

"3.9  Make-Up Contributions after Return from Military Service

      Effective December 12, 1994, in the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service and had failed to make after-tax contributions and/or before-tax contributions while on such leave of absence, the Participant may elect to make make-up contributions relating to such period of Military Service, to the extent required by Section 414(u) of the Code. The period during which such Participant may make such make-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five years following such date of rehire or three times the Participant's period of Military Service. Such deferrals shall not be required to be taken into account for purposes of
      Section 3.6 in the year that they are made or the year to which they relate."

(3) Effective December 12, 1994, Article 4 of the Plan is hereby amended by the addition of a new Section 4.7 to read as follows:

"4.7  Employer Contributions upon Return from Military Service

      Effective December 12, 1994, in the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service, any Employer Contribution, or any other employer matching or profit sharing contribution, which would have been made on behalf of such Participant, had he not been on such leave of absence, shall be made on his behalf and allocated to his Employer Account, Safe Harbor Account, or other account, as applicable, to the extent required by
      Section 414(u) of the Code. Any such allocation shall be calculated based on any make-up contributions made under Section 3.9 using estimated Compensation during such period of Military Service, based on his rate of Compensation at the time such leave of absence commenced and based on the matching or other contribution formula in effect for the Plan Year to which such make-up contribution relates, as applicable. Such Employer Contribution, or any other employer matching or profit sharing contribution, shall not be required to be taken into account under Sections 4.2, 4.3 and 4.4 in the Plan Year in which they are made or to the year which they relate."

(4) Effective December 12, 1994, subsection (d) of Section 15.6 of the Plan is hereby amended by the addition of a new subsection (d) to read as follows:

      "(d) Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, loan repayments by a Participant who is in Military Service will be suspended under this Plan as permitted under Section 414(u)(4) of the Code."

           ANNUAL ADDITIONS LIMITATIONS (REPEALED CODE SECTION 415(e))

(5) Effective January 1, 2000 through December 31, 2001, Section 4.2 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section 4.2 to read as follows:

"4.2  Limitations

      Notwithstanding any provision of the Plan to the contrary, in no event in any calendar year shall the "Annual Addition" (as hereinafter defined) on behalf of any Participant exceed the lesser of:

            (i) 25% of the Participant's "Section 415 compensation" (as hereinafter defined) for the calendar year; or

            (ii) $30,000 or such greater amount as is permissible under Section 415(c)(1)(A) of the Code, subject to any adjustment under
                  Section 415(d) of the Code.

      The term "Annual Addition" means the sum for any calendar year of (a) any Employer contributions (including Before-Tax Contributions) to the Plan and to all other defined contribution plans (combining, for this purpose, all defined contribution plans of the Corporate Group, as modified by
      Section 415(h) of the Code), (b) forfeitures that are allocated under all such plans, (c) all after-tax contributions (including After-Tax Contributions) under such plans, and (d) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code for the year.

      For purposes of this Section 4.2, the term "Section 415 compensation" means the Participant's W-2 compensation as permitted and described in Treasury Regulation Section 1.415-2(d)(11)(i), and shall also include, for Plan Years beginning on and after January 1, 1998, all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125 and 402(e)(3) of the Code.

      If a Participant is also participating in another tax-qualified defined contribution plan maintained by any member of the Corporate Group (as modified by Section 415(h) of the Code), the otherwise applicable limitation on Annual Additions under this Plan shall be reduced by the amount of annual additions (within the meaning of Section 415(c)(2) of the Code) under any such other defined contribution plan.

      Anything in this Section 4.2 to the contrary notwithstanding, with respect to Plan Years beginning prior to January 1, 2000, if a Participant is also a participant in one or more defined benefit plans maintained by the Corporate Group, the combined limitation under Section 415(e) of the Code shall be applied, for purposes of the Plan, as set forth in the defined benefit plan or plans in which the Participant is accruing a benefit with respect to any such Plan Year for which such limitation is applicable taking into account any priority established therein for the manner in which benefits under such plans and the Plan shall be reduced. With respect to Plan Years beginning on or after January 1, 2000, no combined limit under Section 415(e) of the Code shall apply with respect to the Plan.

      If the limitations applicable to any Participant in accordance with this
      Section 4.2 would be exceeded, the contributions made by or on behalf of a Participant under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (i) Additional After-Tax Contributions, (ii) Additional Before-Tax Contributions, (iii) Basic After-Tax Contributions, (iv) Basic Before-Tax Contributions, (v) Employer Contributions, and (vi) Qualified Contributions made pursuant to
      Section 4.5.

      In the event that, notwithstanding the foregoing provisions of this
      Section 4.2, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of an error in estimating Compensation, the allocation of forfeitures, if any, or a reasonable error in determining the amount of Before-Tax Contributions:

            (i) the After-Tax Contribution and Before-Tax Contribution portions of such excess shall be returned to the Participant, along with any income attributable thereto; and

            (ii) the Employer Contribution portion shall be held in a suspense account and, if such Participant remains a Participant, shall be used to reduce Employer Contributions for such Participant for the succeeding Plan Years; provided, however, that if such Participant ceases to be an active Participant in the Plan, the suspense account shall be used to reduce Employer Contributions for all Participants in the Plan Year in which he ceases to be a Participant, and all succeeding years, as necessary."

(6) Effective January 1, 2000, Section 17.2 of the Plan is hereby amended by the addition of a new subsection (e) to read as follows:

      "(e) Prior to January 1, 2000, in order to comply with the requirements of Section 416(h) of the Code, in the case of a Participant who is a participant or has also participated in a defined benefit plan of the Corporation (or any member of the Corporate Group that is required to be aggregated with the Corporation in accordance with
            Section 415(h) of the Code) in any Plan Year commencing prior to January 1, 2000, in which the Plan is Top-Heavy, there shall be imposed under such defined benefit plan the following limitation in addition to any limitation which may be imposed as described in
            Section 4.2. In any such year, for purposes of satisfying the aggregate limit on contributions and benefits imposed by Section 415(e) of the Code, benefits payable from the defined benefit plan shall, except as hereinafter described, be reduced so as to comply with a limit determined in accordance with Section 415(e) of the Code, but with the number "1.0" substituted for the number "1.25" in the "defined benefit plan fraction" (as defined in Section 415(e)(2) of the Code) and in the "defined contribution plan fraction" (as defined in Section 415(e)(3) of the Code). Notwithstanding the foregoing, if the application of the additional limitation set forth in this paragraph (e) would result in the reduction of accrued benefits of any Participant under the defined benefit plan, such additional limitation shall not become operative, so long as (1) no additional Employer contributions, forfeitures or voluntary nondeductible contributions are allocated to such Participant's accounts under any defined contribution plan maintained by the Employer including the Plan, and (2) no additional benefits accrue to such Participant under any defined benefit plan maintained by the Corporation. Accordingly, in any Plan Year that the Plan is Top-Heavy, no additional benefits shall accrue under the defined benefit plan on behalf of any Participant whose overall benefits under the defined benefit plan otherwise would be reduced in accordance with the limitation described in this paragraph (e)."

            IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed by its officers thereto duly authorized this ________ day of _________________, 2003.

                                            ALCAN ALUMINUM CORPORATION

                                            By: ________________________________

                                            Title: _____________________________

                                 AMENDMENT NO. 4

                                       TO

                        ALCANCORP EMPLOYEES' SAVINGS PLAN

            This Amendment No. 4 is executed as of the date set forth below, by Alcan Aluminum Corporation, (hereinafter called the "Company").

                                   WITNESSETH:

            WHEREAS, the Company established and maintains the Alcancorp Employees' Savings Plan, effective May 1, 1981, (hereinafter referred to as the "Plan") to provide retirement benefits to certain eligible employees;

            WHEREAS, the Company amended and restated the Plan, generally effective January 1, 2000, in order to conform the Plan with the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997, and to make certain other desirable changes;

            WHEREAS, the Company reserved the right, pursuant to Section 13.1 of the Plan, to make amendments thereto; and

            WHEREAS, the Company has amended the restated Plan on three previous occasions;

            WHEREAS, the Company desires to amend the Plan in order to modify the minimum required distribution provisions in accordance with final regulations published by the Internal Revenue Service ("IRS"); to bring the Plan into compliance on a good faith basis with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 and related regulations, to update the Plan's claims procedures for compliance with Department of Labor regulations and other pronouncements, to incorporate the provisions of IRS Revenue

Ruling 2002-27 relating to compensation under Section 125 of the Code, and to make other desirable changes;

            NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the Company hereby amends the Plan, as follows:

             MINIMUM REQUIRED DISTRIBUTIONS (CODE SECTION 401(a)(9))

(1) Effective April 17, 2002, Section 9.5 of the Plan is hereby amended by the deletion of said Section and the substitution in lieu thereof of a new Section
9.5 to read as follows:

"9.5  Mandatory Commencement of Benefits

      Subject to Section 401(a)(9) of the Code, Treasury Regulation Sections 1.401(a)(9)-1 through -9, and any amendments to such regulations or section:

      (a) a Participant who is a 5% owner (as defined in Section 416(i) of the Code) at any time after the attainment of age 66 1/2, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2;

      (b) a Participant who is not a 5% owner at any time after the attainment of age 66 1/2, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) his termination of employment with the Employer and any Affiliated Company; and

      (c) a Participant who becomes a 5% owner after the attainment of age 70 1/2, but prior to termination of employment, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the calendar year in which such Participant becomes a 5% owner.

      Any payments under this Plan shall be adjusted to meet the requirements of
      Section 401(a)(9) of the Code and the regulations thereunder. Thus, to the extent the distributions otherwise provided for under this Plan would not satisfy Section 401(a)(9) of the Code, the entire interest of each Participant (a) shall be distributed to him not later than the required beginning date as defined in Section 401(a)(9)(C) of the Code, or (b) shall be distributed, beginning not later than the required beginning date, in accordance with regulations or proposed regulations, over the life of the Participant or over the life of the Participant and Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life of the Participant and Beneficiary). Except to the extent that

      Section 9.3, or other provisions of this Section or this Plan, would cause such distribution to be in the form of a single lump sum payment, the amount to be distributed each year must be at least an amount (i) equal to the quotient obtained by dividing the Participant's entire interest, determined as of the last Valuation Date for the Plan Year immediately preceding the year for which such distribution is being made, by the life expectancy of the Participant or joint and survivor life expectancy of the Participant and designated Beneficiary or, (ii) calculated under such other method as may be prescribed by the Department of Treasury.

      Notwithstanding any provision of the Plan to the contrary, distributions made under this Section 9.5 shall be deemed to satisfy any distribution options provided for in the Plan that are inconsistent with Section 401(a)(9) of the Code. In addition, any distribution required under the incidental death benefit rule of Section 401(a)(9)(G) of the Code shall be treated as a distribution required under this Section.

      With respect to distributions under the Plan made on or after April 17, 2002, relating to calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final and temporary regulations under Section 401(a)(9) of the Code that were published on April 17, 2002, notwithstanding any provision of the Plan to the contrary."

                      EGTRRA AND OTHER LEGISLATIVE CHANGES

(2) Effective January 1, 2002, Section 3.6 of the Plan is hereby amended by the deletion of subsection (c)(ii) of said Section and the substitution in lieu thereof of a new subsection (c)(ii) to read as follows:

            "(ii) such Eligible Employee's `Section 414(s) compensation' for such Plan Year. For this purpose, the term "Section 414(s) compensation" shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125 (including any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage), 132(f)(4) and 402(e)(3) of the Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to elect to have Before-Tax Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Deferral Percentage test is the amount of Section 414(s) compensation received by the Eligible Employee during the entire Plan Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed: (A) $170,000 for Plan Years beginning on January 1, 2000; and (B) $200,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of the Code."

(3) Effective January 1, 2002, Section 3.6 of the Plan is hereby amended by the deletion of subsection (m) of said Section and the substitution in lieu thereof of a new subsection (m) to read as follows:

      "(m)  [Repealed]."

(4) Effective January 1, 2002, Section 4.2 of the Plan is hereby amended by the deletion of the third paragraph of said Section and the substitution in lieu thereof of a new third paragraph to read as follows:

      "For purposes of this Section 4.2, the term `Section 415 compensation' means the Participant's W-2 compensation as permitted and described in Treasury Regulation Section 1.415-2(d)(11)(i), and shall also include, for Plan Years beginning on and after January 1, 1998, all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125 (including any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage), 132(f) and 402(e)(3) of the Code."

(5) Effective January 1, 2002, Section 4.3 of the Plan is hereby amended by the deletion of subsection (c)(ii) of said Section and the substitution in lieu thereof of a new subsection (c)(ii) to read as follows:

            "(ii) such Eligible Employee's "Section 414(s) compensation" for such Plan Year. For this purpose, the terms "Section 414(s) compensation" shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125 (including any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage), 132(f)(4) and 402(e)(3) of the Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to make After-Tax Contributions or to have Employer Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Contribution Percentage test is the amount of
                  Section 414(s) compensation received by the Eligible Employee during the entire Plan

                  Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed $150,000, as automatically adjusted as provided in Section 401(a)(17) of the Code, for any Plan Year commencing after December 31, 1993."

(6) Effective January 1, 2002, Section 4.3 of the Plan is hereby amended by the deletion of subsection (k) of said Section and the substitution in lieu thereof of a new subsection (k) to read as follows:

      "(k) In determining whether the requirements of this Section 4.3 are satisfied, the Plan Administrator may in its discretion, in accordance with regulations, take into account Participants' Before-Tax Contributions made to the Plan pursuant to Section 3.1; provided, however, that such contributions are not taken into account in order to satisfy the requirements of Section 3.6."

(7) Effective January 1, 2002, Section 4.4 of the Plan is hereby amended by the deletion of said Section and the substitution in lieu thereof of a Section 4.4 to read as follows:

"4.4  [Repealed]."

(8) Effective January 1, 2002, Section 4.5 of the Plan is hereby amended by the deletion of said Section and the substitution in lieu thereof of a Section 4.5 to read as follows:

"4.5  Qualified Contributions

      An Employer may, in its sole discretion, make a Qualified Contribution in order to satisfy the requirements of Section 3.6 or 4.3. A Qualified Contribution is a contribution that (i) is made by the Employer that may be aggregated with other contributions in accordance with Sections 3.6 and 4.3; (ii) is nonforfeitable at all times; (iii) may not be distributed to a Participant or any Beneficiary until the earliest date provided for in
      Section 401(k)(2)(B) of the Code (determined without regard to subsection
      (i)(IV) of such Section) and (iv) complies with the requirements of Treasury Regulation Section 1.401(k)-1(b)(5).

      A Qualified Contribution may take the form of a qualified matching contribution (as defined in Treasury Regulation Section
      1.401(k)-1(g)(13)(i)), or a qualified nonelective contribution (as defined in Treasury Regulation Section 1.401(k)-1(g)(13)(ii)). The Employer shall specify the form of the Qualified Contribution, and the Participants to whom such contribution is to be allocated."

(9) Effective January 1, 2002, Section 4.7 of the Plan is hereby amended by the deletion of said Section and the substitution in lieu thereof of a Section 4.7 to read as follows:

"4.7  Employer Contributions upon Return from Military Service

      Effective December 12, 1994, in the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service, any Employer Contribution, or any other employer matching or profit sharing contribution, which would have been made on behalf of such Participant, had he not been on such leave of absence, shall be made on his behalf and allocated to his Employer Account, Safe Harbor Account, or other account, as applicable, to the extent required by
      Section 414(u) of the Code. Any such allocation shall be calculated based on any make-up contributions made under Section 3.9 using estimated Compensation during such period of Military Service, based on his rate of Compensation at the time such leave of absence commenced and based on the matching or other contribution formula in effect for the Plan Year to which such make-up contribution relates, as applicable. Such Employer Contribution, or any other employer matching or profit sharing contribution, shall not be required to be taken into account under Sections 4.2 and 4.3 in the Plan Year in which they are made or to the year which they relate."

                 CLAIMS PROCEDURES (LABOR REGULATION 2560.503-1)

(10) Effective January 1, 2002, Section 11.11 of the Plan is hereby amended by the addition thereto of the following:

      "Notwithstanding the foregoing, in the case of a determination relating to a disability benefit, the following claims and appeal procedures shall apply:

      (1) The time for the initial determination of benefit shall be 45 days (instead of 90 days), and may be extended for two additional periods of 30 days each (instead of one additional period of 90 days). A notice to the Claimant of any such extension shall be provided prior to the start of the extension and shall indicate that the local representative of the Corporation has determined that the extension is necessary due to matters beyond the control of the local representative of the Corporation, the circumstances requiring the extension, the date by which a decision is expected, the standards upon which entitlement to disability benefits is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve the claim. The Claimant shall be afforded at least 45 days in which to provide the specified information (during which time, the period for the local representative of the Corporation to make a determination shall be tolled).

      (2) To the extent any internal rule, guideline, protocol or similar criterion is relied upon in making an initial adverse claims determination, then a copy of such rule, guideline, protocol or criterion shall be available to the Claimant upon request, free of charge.

      (3) The time for requesting a review of an initial adverse claims determination shall be 180 days (instead of 120 days).

      (4) The review shall be made by the Plan Administrator and shall be made by a person or entity which is neither the individual nor a subordinate of the individual who made the initial determination of benefit. If the initial determination of benefit was based in whole or in part on a medical judgment, the Plan Administrator shall consult with an appropriate health care professional who was not consulted in the initial determination of benefit and who is not the subordinate of the individual consulted in the initial claims determination. In addition, the identity of the health care professionals consulted in connection with the initial determination and the determination on appeal shall be available to the Claimant upon request.

      (5) The time for a decision to be rendered by the Plan Administrator on a request for review shall be 45 days (instead of 60 days), and may be extended for an additional 45 days (instead of 60 days)."

                                  MISCELLANEOUS

(11) Effective January 1, 2000, Section 4.3 of the Plan is hereby amended by the deletion of subsection (f)(iii) of said Section and the substitution in lieu thereof of a new subsection (f)(iii) to read as follows:

            "(iii) In reducing the Combined Contributions of an HCE the following order shall be used: (A) Additional After-Tax Contributions, (B) Basic After-Tax Contributions and the vested portion of Employer Contributions attributable to such Basic After-Tax Contributions, (C) the vested portion of Employer Contributions attributable to Basic Before-Tax Contributions and (D) the portion of such Employer Contributions which are not vested. Such excess After-Tax Contributions and Employer Contributions (along with income attributable to such excess contributions, as determined pursuant to Section 3.6(g)) shall be returned to the affected Participants who are HCEs as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. The amount of excess Employer Contributions that are not vested shall be forfeited and shall be held in a suspense account and used to reduce the Employer's future Employer Contributions."

            IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed by its officers thereto duly authorized this ______day of _____________, 200 .

                                          ALCAN ALUMINUM CORPORATION

                                          By: __________________________________

                                          Title: _______________________________

                                 AMENDMENT NO. 5

                                       TO

                        ALCANCORP EMPLOYEES' SAVINGS PLAN

            This Amendment No. 5 is executed as of the date set forth below, by Alcan Aluminum Corporation (which, effective July 31, 2003, is merging with and into Alcan Corporation) (the "Corporation").

                                   WITNESSETH:

            WHEREAS, Alcan Aluminum Corporation established and maintains the Alcancorp Employees' Savings Plan, effective May 1, 1981 (the "Plan") to provide retirement benefits to certain eligible employees; and

            WHEREAS, Alcan Aluminum Corporation most recently restated the Plan, generally effective January 1, 2000; and

            WHEREAS, effective July 31, 2003, Alcan Aluminum Corporation, which is an Ohio corporation, is reorganizing into a parent company and three operating companies (the "Reorganization"), all of which shall be Texas corporations, by (1) merging into a newly established subsidiary of Alcan Inc., which subsidiary is to be called Alcan Corporation, and (2) engaging in a divisive merger to form three subsidiaries known as Alcan Products Corporation, Alcan Primary Products Corporation and Alcan Aluminum Corporation, each of which shall hold certain operating assets; and

            WHEREAS, Alcan Aluminum Corporation reserved the right, pursuant to
Section 13.1 of the Plan, to make amendments thereto; and

            WHEREAS, as a result of the Reorganization, Alcan Aluminum Corporation desires to again amend the Plan in order to reflect the plan sponsor and the participating companies, effective July 31, 2003;

            NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the Corporation hereby amends the Plan, effective as of July 31, 2003, as follows:

      1. The Plan is hereby amended by the addition of a new last paragraph to the FOREWORD, to read as follows:

"Effective July 31, 2003, the Alcan Aluminum Corporation, which is an Ohio corporation, is reorganizing into a parent company and three operating companies, all of which shall be Texas corporations, by (1) merging into a newly established subsidiary of Alcan Inc., which subsidiary is to be called Alcan Corporation, and (2) engaging in a divisive merger to form three subsidiaries known as Alcan Products Corporation, Alcan Primary Products Corporation and Alcan Aluminum Corporation, each of which shall hold certain operating assets."

      2. The Plan is hereby amended by the deletion of Section 1.23 in its entirety and the substitution in lieu thereof of a new Section 1.23 to read as follows:

"1.23 "Corporation" means, with respect to periods prior to July 31, 2003, Alcan
      Aluminum Corporation, an Ohio corporation, and with respect to periods on and after July 31, 2003, Alcan Corporation, a Texas corporation (the successor by merger to the Ohio corporation known as Alcan Aluminum Corporation) and any successor to such corporation by merger, purchase, reorganization or otherwise, or any other corporation or business entity which agrees to assume the position of the Corporation hereunder. In connection with such reorganization and to the extent appropriate to Plan context, references herein to Alcan Aluminum Corporation, the Ohio corporation, which predate July 31, 2003, including references to Alcan Aluminum Corporation as the Plan's sponsor and references in the Foreword and the signature block, shall be deemed to refer to Alcan Corporation, the Texas corporation, on and after July 31, 2003, whether or not such a reference is otherwise specifically mentioned."

      3. The Plan is hereby amended by the deletion of Appendix A in its entirety and the substitution in lieu thereof a new Appendix A to read as follows:

                                   "APPENDIX A

                             Table of Applicability
                            (In effect July 31, 2003)

The following table shows the Employers to which the Alcancorp Employees' Savings Plan applies and the respective effective dates of adoption of the Plan and, if applicable, the respective date of cessation of participation in the Plan and the groups of Employees covered by such Employers.

                                                                                                                   % Alcan
                                                                                                                  Ownership
                                                                                                                  ---------
Current Employers

A.   Alcan Corporation (f.k.a. Alcan Aluminum Corporation) (May 1, 1981)                                            100%

B.   Toyal America, Inc. (f.k.a. Alcan-Toyo America, Inc.) (July 1, 1987)                                             0%

C.   Alcan Management Services USA Inc. (January 1, 1992)                                                           100%

D.   Logan Aluminum Inc. (December 31, 1994)                                                                         40%

E.   Alcan Connecticut, Inc. (March 12, 2001)                                                                       100%

F.   Alcan Aluminum Corporation (July 31, 2003) (Texas Corporation)                                                 100%

G.   Alcan Primary Products Corporation (July 31, 2003) (Texas Corporation)                                         100%

H.   Alcan Products Corporation (July 31, 2003) (Texas Corporation)                                                 100%

Former Employers

A.   Luxfer USA Limited (January 1, 1986 until February 8, 1996)                                                    100%

B.   Superform USA Inc. (Salaried Employees) (January 1, 1986 until February 8, 1996)                               100%

C.   Alanx Products, L.P. (January 1, 1988 until June 1, 1992)                                                       82%

D.   Inorganic Membrane Technology (October 1, 1988 until September 1, 1991)                                        100%

E.   Kroy Industries Corporation (January 1, 1989 until November 1, 1994)                                           100%

F.   ManLabs, Inc. (January 1, 1989 until April 1, 1990)                                                            100%

G.   Magnesium Elektron, Inc. (Except Employees first hired at Lakehurst, NJ) (April 1, 1989 until February         100%
     8, 1996)

H.   Sol-Gel Ceramic Products, Inc. (April 1, 1989 until April 11, 1991)                                            100%

I.   Technical Ceramics Laboratories (October 1, 1989 until February 14, 1995)                                      100%

J.   BioKen Separations, Inc. (November 1, 1989 until January 1, 1992)                                              100%

K.   Rapak, Inc. (January 1, 1990 until March 1, 1992)                                                              100%

L.   Alupower, Inc. (April 1, 1990 until October 11, 1994)                                                          100%

M.   Superform USA Inc. (Hourly Employees) (May 1, 1990 until February 8, 1996)                                     100%

N. Alcan Automotive Castings Inc. (November 2, 1993 until March 1. 2000)                                            100%

            IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 5 to be executed by its duly authorized officer this _________ day of July, 2003.

                                                   ALCAN ALUMINUM CORPORATION

                                                   By:__________________________

                                                   Title:_______________________